Exhibit 99.1

Investors Real Estate Trust Retirement Plan

DEFINITIONS
ACP Test Safe Harbor Matching Contributions		1
Actual Contribution Percentage (ACP)		1
Actual Deferral Percentage (ADP)		1
Adopting Employer		1
Adoption Agreement		1
ADP Test Safe Harbor Contributions		1
Alternate Payee		1
Annual Additions		1
Annuity Starting Date		1
Basic Matching Contributions		2
Basic Plan Document		2
Beneficiary		2
Break in Eligibility Service		2
Break in Vesting Service		2
Catch-Up Contributions		2
Code		2
Compensation		2
Contributing Participant		4
Contribution Percentage		4
Contribution Percentage Amounts		4
Custodian		4
Deductible Employee Contributions		4
Deemed IRA		4
Deemed IRA Contributions		4
Deemed IRA Participant		4
Defined Contribution Dollar Limitation		4
Designated Beneficiary		4
Determination Date		5
Determination Period		5
Direct Rollover		5
Directed Trustee		5
Disability		5
Discretionary Trustee		5
Distribution Calendar Year		5
Domestic Relations Order		5
Earliest Retirement Age		5
Early Retirement Age		5
Earned Income		5
Effective Date		5
Elapsed Time		6
Election Period		6
Elective Deferrals		6
Eligibility Computation Period		6
Eligible Employee		7
Eligible Employer for SIMPLE 40 l(k) Plan		7
Eligible Participant		7
Eligible Retirement Plan		7
Eligible Rollover Distribution		7
Employee		7
Employer		8
Employer Contribution		8
Employer Money Purchase Pension Contribution		8
Employer Target Benefit Pension Contribution		8
Employer Profit Sharing Contribution		8
Employment Commencement Date		8
Enhanced Matching Contributions		8
Entry Dates		8
ERISA		8
Excess Aggregate Contributions		8
Excess Annual Additions		8
Excess Contributions		8
Excess Elective Deferrals		8
Fiduciary		9
Forfeiture		9
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Fund		9
Highest Average Compensation		9
Highly Compensated Employee		9
Hours of Service		9
Indirect Rollover		10
Individual Account		10
Investment Fiduciary		10
Investment Fund		10
IRA Holder		10
IRA Trustee (or Custodian)		10
Key Employee		10
Leased Employee		10
Life Expectancy		10
Limitation Year		11
Master or Prototype Plan		11
Matching Contribution		11
Maximum Permissible Amount		11
Month of Eligibility Service		11
Nondeductible Employee Contributions		11
Normal Retirement Age		11
Owner-Employee		11
Participant		11
Participant's Benefit		11
Permissive Aggregation Group		12
Plan		12
Plan Administrator		12
Plan Sequence Number		12
Plan Year		12
Pre-Age 35 Waiver		12
Pre-Tax Elective Deferrals		12
Present Value		12
Prior Plan		12
Projected Annual Benefit		12
Prototype Sponsor		12
Qualified Domestic Relations Order		13
Qualified Election		13
Qualified Joint and Survivor Annuity		13
Qualified Matching Contributions		14
Qualified Nonelective Contributions		14
Qualified Preretirement Survivor Annuity		14
Qualifying Contributing Participant		14
Qualifying Employer Real Property		14
Qualifying Employer Security(ies)		14
Qualifying Participant		14
Recipient		14
Required Aggregation Group		14
Required Beginning Date		14
Roth Elective Deferrals		15
Roth IRA		15
Safe Harbor CODA		15
Safe Harbor Nonelective Contributions		15
Self-Employed Individual		15
Separate Fund		15
Severance from Employment		15
SIMPLE 40 l(k) Year		15
SIMPLE IRA		15
Spouse		15
Straight Life Annuity		15
Taxable Wage Base		15
Termination of Employment		15
Top-Heavy Plan		15
Traditional IRA		16
Trustee		16
Valuation Date		16
Vested		16
Vested Account Balance		16
Year of Eligibility Service		16
Year of Vesting Service		16
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SECTION ONE: EFFECTIVE DATES		16
SECTION TWO: ELIGIBILITY REQUIREMENTS		16
2.01	Eligibility to Participate	16
2.02	Plan Entry	17
2.03	Transfer To or From Ineligible Class	17
2.04	Return as a Participant After Break in Eligibility Service	17
2.05	Determinations Under This Section	17
5.05	Terms of Employment	17
SECTION THREE: CONTRIBUTIONS		18
3.01	Elective Deferrals	18
3.02	Matching Contributions	20
3.03	Safe Harbor CODA	20
3.04	Employer Contributions	21
3.05	Qualified Nonelective Contributions	28
3.06	Qualified Matching Contributions	29
3.07	Rollover Contributions	29
3.08	Transfer Contributions	29
3.09	Deductible Employee Contributions	30
3.10	Nondeductible Employee Contributions	30
3.11	Other Limitations on SIMPLE 401(k) Contributions	30
3.12	Limitation on Allocations	30
3.13	Actual Deferral Percentage Test (ADP)	32
3.14	Actual Contribution Percentage Test (ACP)	33
3.15	Deemed IRAs	35
SECTION FOUR: VESTING AND FORFEITURES		39
4.01	Determining the Vested Portion of Participant Individual Accounts	39
4.02	100 Percent Vesting of Certain Contributions	41
4.03	Forfeitures and Vesting of Matching Contributions	42
SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS		42
5.01	Distributions	42
5.02	Form of Distribution to a Participant	46
5.03	Distributions Upon the Death of a Participant	46
5.04	Form of Distribution to Beneficiaries	47
5.05	Required Minimum Distribution Requirements	47
5.06	Annuity Contracts	50
5.07	Distributions in-Kind	50
5.08	Procedure for Missing Participants or Beneficiaries	50
5.09	Claims Procedures	50
5.10	Joint and Survivor Annuity Requirements	51
5.11	Liability for Withholding on Distributions	52
5.12	Distribution of Excess Elective Deferrals	52
5.13	Distribution of Excess Contributions	53
5.14	Distribution of Excess Aggregate Contributions	53
5.15	Recharacterization	54
5.16	Loans To Participants	54
SECTION SIX: DEFINITIONS		55
SECTION SEVEN: MISCELLANEOUS		55
7.01	The Fund	55
7.02	Individual Accounts	56
7.03	Powers and Duties of the Plan Administrator	56
7.04	Expenses and Compensation	57
7.05	Information from Employer	57
7.06	Plan Amendments	58
7.07	Plan Merger or Consolidation	59
7.08	Permanency	59
7.09	Method and Procedure for Termination	59
7.10	Continuance of Plan by Successor Employer	59
7.11	Failure of Plan Qualification	59
7.12	Governing Laws and Provisions	60
7.13	State Community Property Laws	60
7.14	Headings	60
7.15	Gender and Number	60
7.16	Standard of Fiduciary Conduct	60

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7.17	General Undertaking of all Parties	60
7.18	Agreement Binds Heirs, Etc	60
7.19	Determination of Top-Heavy Status	60
7.20	Inalienability of Benefits	61
7.21	Bonding	61
7.22	Investment Authority	62
7.23	Procedures and Other Matters Regarding Domestic Relations Orders	64
7.24	Indemnification of Prototype Sponsor	64
7.25	Military Service	64
SECTION EIGHT: TRUSTEE AND CUSTODIAN		65
8.01	Financial Organization as Custodian	65
8.02	Trustee	67
8.03	Compensation and Expenses	69
8.04	No Obligation to Question Data	69
8.05	Resignation	69
8.06	Degree of Care-Limitations of Liability	70
8.07	Indemnification of Trustee and Custodian	71
8.08	Miscellaneous	71
SECTION NINE: ADOPTING EMPLOYER SIGNATURE		71

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QUALIFIED RETIREMENT PLAN AND TRUST
Defined Contribution Basic Plan Document 01

DEFINITIONS
When used in the Plan with initial capital letters, the following words and phrases have the meanings set forth below unless the context indicates that other meanings are intended.

ACP TEST SAFE HARBOR MATCHING CONTRIBUTIONS
Means Matching Contributions described in Plan Section 3.03(B).

ACTUAL CONTRIBUTION PERCENTAGE (ACP)
Means the average of the Contribution Percentages of the Eligible Participants in a group of either Highly Compensated Employees or non-Highly Compensated Employees.

ACTUAL DEFERRAL PERCENTAGE (ADP)
Means, for a specified group of Participants (either Highly Compensated Employees or non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Contributions actually paid to the Fund on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year. For purposes of calculating the ADP, Employer Contributions on behalf of any Participant shall include: (1) any Elective Deferrals (other than Catch-up Contributions) made pursuant to the Participant's salary deferral election or pursuant to automatic Elective Deferral enrollment, if applicable (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Participants who are non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Actual Contribution Percentage test (provided the ADP test is satisfied both before and after exclusion of these Elective Deferrals); and (2) if elected by the Employer, Qualified Nonelective Contributions and/or Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

ADOPTING EMPLOYER
Means any corporation, sole proprietor, or other entity named in the Adoption Agreement and any successor who by merger, consolidation, purchase, or otherwise assumes the obligations of the Plan. The Adopting Employer shall be a named fiduciary for purposes of ER1SA Section 402(a).

ADOPTION AGREEMENT
Means the document executed by the Adopting Employer through which it adopts the Plan and trust and thereby agrees to be bound by all terms and conditions of the Plan and trust.

ADP TEST SAFE HARBOR CONTRIBUTIONS
Means any Basic Matching Contributions, Enhanced Matching Contributions, and Safe Harbor Nonelective Contributions.

ALTERNATE PAYEE
Means any Spouse, former Spouse, child, or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

ANNUAL ADDITIONS
Means the sum of the following amounts credited to a Participant for the Limitation Year:

a.      Employer Contributions.

b.      Nondeductible Employee Contributions,

c.      Forfeitures,

d.    amounts allocated to an individual medical account, as defined in Code Section 415(1)(2), which is part of a pension or annuity plan maintained by the Employer. Also amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)), under a welfare benefit fund (as defined in Code Section 419(e)), maintained by the Employer,

e.      amounts allocated under a simplified employee pension plan,

f.      Excess Contributions (including amounts recharacterized), and

g.      Excess Aggregate Contributions.

For this purpose, any Excess Annual Additions applied in Plan Section 3.12(A)(4) or 3.12(B)(6) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

ANNUITY STARTING DATE
Means the first day of the first period for which an amount is paid as an annuity or any other form.

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BASIC MATCHING CONTRIBUTIONS
Means Matching Contributions made pursuant to the Safe Harbor CODA formula described in Section Three of the Adoption Agreement, if applicable.

BASIC PLAN DOCUMENT
Means this prototype Plan and trust document.

BENEFICIARY
Means the individual(s) or entity(ies) designated pursuant to Plan Section Five.

BREAK IN ELIGIBILITY SERVICE
Means a 12-consecutive month period which coincides with an Eligibility Computation Period during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose) or such periods specified in the Elapsed Time definition, if applicable.

BREAK IN VESTING SERVICE
Means a Plan Year (or other vesting computation period described in the definition of Year of Vesting Service) during which an Employee fails to complete more than 500 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose) or such period specified in the Elapsed Time definition, if applicable.

CATCH-UP CONTRIBUTIONS
Means Elective Deferrals made pursuant to Plan Section Three, that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or older by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Elective Deferrals under Code Section 402(g) (not counting Catch-up Contributions), the limit imposed by the Actual Deferral Percentage (ADP) test under Code Section 401(k)(3), or any other allowable limit imposed by the Employer. Catch-up Contributions for a Participant for a taxable year may not exceed (1) the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year or (2) when added to other Elective Deferrals, an amount that would enable the Employer to satisfy other statutory or regulatory requirements (e.g., income tax withholding. PICA and FUTA withholding, etc.). The dollar limit on Catch-up Contributions in Code Section 414(v)(2)(B)(i) is $1,000 for taxable years beginning in 2002, increasing by $1,000 for each year thereafter up to $5,000 for taxable years beginning in 2006 and later years. After 2006. the $5,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 414(c)(2)(C). Any such adjustments will be in multiples of $500. Different limits apply to Catch-up Contributions under SIMPLE 401(k) Plans.

CODE
Means the Internal Revenue Code of 1986 as amended from time to time.

COMPENSATION

A.	General Definition
The following definition of Compensation shall apply.

As elected by the Adopting Employer in the Adoption Agreement (and if no election is made, W-2 wages will apply). Compensation shall mean one of the following:

1.
W-2 wages - Compensation is defined as information required to be reported under Code Sections 6041, 6051, and 6052 (wages, tips, and other compensation as reported on Form W-2). Compensation is further defined as wages within the meaning of Code Section 3401 (a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules in Code Section 3401 (a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

2.
Section 3401 (a) wages - Compensation is defined as wages within the meaning of Code Section 3401 (a), for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 340I(a)(2)).

3.
415 safe-harbor compensation - Compensation is defined as wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation 1.62-2(c)), and excluding the following:

a.
Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

b.
Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

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c.      Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

d.
Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

B.       Determination Period And Other Rules
Unless otherwise indicated in the Adoption Agreement or required by law or regulation, where an Employee becomes an Eligible Participant on any date subsequent to the first day of the applicable Determination Period, Compensation shall include only that Compensation paid to the Employee during the portion of the Determination Period they were an Eligible Participant, unless otherwise required by either the Code or ERISA (e.g., full year compensation used in the calculation of the minimum allocation in a Top-Heavy Plan). Except as otherwise provided in this Plan (e.g., continued coverage of disabled Participants). Compensation received by an Employee during a Determination Period in which the Employee does not perform services for the Employer will be disregarded.

Unless otherwise indicated in the Adoption Agreement, Compensation shall include (a) any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(l)(B), 403(b); (b) compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b) (deferred compensation plans of state and local governments and tax-exempt organizations); and (c) employee contributions (under government plans) described in Code Section 414(h)(2) but shall not include deemed Code Section 125 compensation.

For purposes of applying the limitations of Plan Section 3.12, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Compensation for a defined contribution plan Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f), or 457.

If elected by the Employer in the Adoption Agreement, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage (deemed Code Section 125 compensation). An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding the Participants' other health coverage as part of the enrollment process for the health plan.

For Limitation Years beginning after 2004, except as otherwise elected in the Adoption Agreement, payments made within 2'/2 months after Severance from Employment will be Compensation within the meaning of Code Section 415(c)(3) if they are payments that, absent a Severance from Employment, would have been paid to the Employee if the Employee continued in employment with the Employer and are regular compensation for services during the Employee's regular working hours, compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation. For Limitation Years beginning after 2004, except as otherwise elected in the Adoption Agreement, payments made within 2Vi months after Severance from Employment will not be Compensation within the meaning of Code Section 415(c)(3) if they are payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered Compensation if paid after Severance from Employment, even if they are paid within 2'/2 months following Severance from Employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(l)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

C.        Compensation for ADP, ACP and Code Section 401(a)(4) Testing
Compensation for purposes of ADP, ACP and Code Section 401(a)(4) testing will be W-2 wages unless another definition of Compensation is elected on the Adoption Agreement for allocation and other general purposes or another definition is required by law or regulation. Notwithstanding the foregoing, a Plan Administrator has the option from year to year to use a different definition of Compensation for testing purposes provided the definition of Compensation satisfies Code Section 414(s) and the regulations thereunder.

D.        Limits On Compensation
The annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (Determination Period). The cost-of-living adjustment in effect for the calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year.

If a Determination Period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Determination Period, and the denominator of which is 12.

If Compensation for any prior Determination Period is taken into account in determining an Employee's allocations or benefits for the current Determination Period, the Compensation for such prior Determination Period is subject to the applicable annual Compensation limit in effect for that prior period.

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E.    SIMPLE 401(k) Rules
Notwithstanding anything in this Plan to the contrary, if an Eligible Employer has established a SIMPLE 401(k) plan, Compensation means, for purposes of the definition of Eligible Employer and for purposes of Plan Sections 3.01(H) and 3.02. the sum of the wages, tips, and other compensation from the Employer subject to federal income tax withholding (as described in Code Section 6051 (a)(3)) and the Employee's Elective Deferral contributions made under this or any other 401(k) plan, and, if applicable, elective deferrals under a Section 408(p) SIMPLE IRA plan, a SARSEP plan, or a Section 403(b) annuity contract and compensation deferred under a Code Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Code Section 6051(a)(8)). Compensation also includes amounts paid for domestic service (as described in Code Section 3401(a)(3)). For Self-Employed Individuals, Compensation means net earnings from self-employment determined under Code Section 1402(a) before subtracting any contributions made under this Plan on behalf of the individual. The provisions of the Plan implementing the limit on Compensation under Code Section 401(a)(17) apply to the Compensation in Plan Sections 3.01(H) and 3.02.

F.     Safe Harbor CODA Rules
Notwithstanding anything in this Plan to the contrary, if an Adopting Employer has elected in the Adoption Agreement to apply the Safe Harbor CODA provisions to this Plan, Compensation means Compensation as defined in this Definitions Section of the Plan and, if applicable, the definition of Compensation for allocation and other general purposes selected in the Adoption Agreement, except, for purposes of Section 3.03, no dollar limit, other than the limit imposed by Code Section 401(a)(I7), applies to the Compensation of anon-Highly Compensated Employee. However, solely for purposes of determining the Compensation subject to a Participant's salary reduction agreement, the Employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Treasury Regulation 1.414(s)-l(d)(2) and permits each Participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Compensation described in the preceding sentence) available to the Participant under the Plan.

CONTRIBUTING PARTICIPANT
Means a Participant who has enrolled as a Contributing Participant pursuant to either Plan Sections 3.01 or 3.10 and on whose behalf the Employer is contributing Elective Deferrals to the Plan (or is making Nondeductible Employee Contributions).

CONTRIBUTION PERCENTAGE
Means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.

CONTRIBUTION PERCENTAGE AMOUNTS
Means the sum of the Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions. Excess Aggregate Contributions, or Excess Annual Additions which are distributed pursuant to Plan Section 3.12(A)(4)(c).

The Employer may elect, in a uniform and nondiscriminatory manner, to use either Qualified Nonelective Contributions or Elective Deferrals, or both, in the Contribution Percentage Amounts. Elective Deferrals may only be included in the Contribution Percentage Amounts if the Plan passes the ADP test both before and after the exclusion of such Elective Deferrals.

CUSTODIAN
Means an entity appointed in the Adoption Agreement (or, if applicable, in a separate custodial agreement) by the Adopting Employer to hold the assets of the trust as Custodian or any duly appointed successor as provided in Plan Section 8.05.

DEDUCTIBLE EMPLOYEE CONTRIBUTIONS
Means any qualified voluntary employee contributions (as defined in Code Section 219(e)(2) made after December 31, 1981, in a taxable year beginning after such date and made for a taxable year beginning before January 1, 1987, and allowable as a deduction under Code Section 2I9(a) for such taxable year.

DEEMED IRA
Means a Traditional IRA or Roth IRA established under the Plan.

DEEMED IRA CONTRIBUTIONS
Means any contribution (other than a mandatory contribution within the meaning of Code Section 41 l(c)(2)(C)) that is made to the Plan by a Deemed IRA Participant and with respect to which the Deemed IRA Participant has designated the contribution as a contribution to which Code Section 408(q) applies.

DEEMED IRA PARTICIPANT
Means a Participant, or if indicated in the Adoption Agreement, any Employee or group of Employees eligible to make contributions under the Plan and on whose behalf the Employer is contributing Deemed IRA Contributions.

DEFINED CONTRIBUTION DOLLAR LIMITATION
Means $40,000, as adjusted under Code Section 415(d).

DESIGNATED BENEFICIARY
Means the individual who is designated by the Participant (or the Participant's surviving Spouse) as the Beneficiary of the Participant's interest under the Plan and who is the designated Beneficiary under Code Section 401(a)(9) and Treasury Regulation 1.401(a)(9)-4.

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DETERMINATION DATE
Means for any Plan Year after the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

DETERMINATION PERIOD
Means, except as provided elsewhere in this Plan, the Plan Year unless the Adopting Employer has selected another period in the Adoption Agreement.

DIRECT ROLLOVER
Means a payment by the Plan to the Eligible Retirement Plan specified by the Recipient (or, if necessary pursuant to Plan Section 5.01(B)(1), an individual retirement account (IRA) under Code Sections 408(a), 408(b), or 408A (for Roth Elective Deferrals), as selected by the Adopting Employer in the Adoption Agreement).

DIRECTED TRUSTEE
Means the Trustee that is designated as the Directed Trustee in the Adoption Agreement. The Directed Trustee shall be responsible for investing the Fund and performing the responsibilities of the Trustee set forth in the Plan in accordance with specific instructions provided by the Adopting Employer or the Plan Administrator (or Participant or Beneficiary) in accordance with instructions (either in writing or in any other form permitted by rules promulgated by the IRS or DOL) from one of the foregoing.

DISABILITY
Unless the Adopting Employer has elected a different definition in the Adoption Agreement or as otherwise provided in the Plan. Disability means the inability to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence satisfactory to the Plan Administrator.

DISCRETIONARY TRUSTEE
Means a Trustee that is designated as a Discretionary Trustee in the Adoption Agreement and enters into an agreement with the Adopting Employer whereby the Trustee and not the Adopting Employer will select the appropriate investments for the Fund in accordance with the Plan's funding policy statement or will perform such other tasks identified in such agreement between the Trustee and Adopting Employer.

DISTRIBUTION CALENDAR YEAR
Means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Plan Section 5.05(D). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

DOMESTIC RELATIONS ORDER
Means any judgment, decree, or order (including approval of a property settlement agreement) that:

a.	relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and

b.      is made pursuant to state domestic relations law (including applicable community property laws).

EARLIEST RETIREMENT AGE
Means, for purposes of the Qualified Joint and Survivor Annuity provisions of the Plan, the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

EARLY RETIREMENT AGE
Means the age specified in the Adoption Agreement. The Plan will not have an Early Retirement Age if none is specified in the Adoption Agreement.

EARNED INCOME
Means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code Section 404.

Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f).

EFFECTIVE DATE
Means the date the Plan or amendment or restatement of the Plan becomes effective as indicated in the Adoption Agreement. Notwithstanding the foregoing, unless otherwise provided in this Basic Plan Document, the Effective Date of mandatory Plan changes resulting from the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) and the Job Creation and Worker Assistance Act of 2002 (JCWAA) shall be the later of the original Effective Date of the Plan or the first day of the Plan Year in which the legislative or regulatory change became effective. For optional changes made available by EGTRRA), the Effective Date shall be the date the plan began to operate in accordance with such optional change, as indicated by a Plan amendment if a written amendment was required for such change.

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ELAPSED TIME - Means

A.	Special Rules Where Elapsed Time Method is Being Used
If elected by the Adopting Employer in the Adoption Agreement, the following definition of Elapsed Time shall apply for purposes of determining service. When this definition applies, the definitions of break in service and hour of service in the Elapsed Time definition will replace the definitions of Break in Eligibility Service, Break in Vesting Service, and Hours of Service found in the Definitions Section of the Plan.

For purposes of determining an Employee's initial or continued eligibility to participate in the Plan or the Vested interest in the Participant's Individual Account balance derived from Employer Contributions, an Employee will receive credit for the aggregate of all time periods commencing with the Employee's first day of employment or reemployment and ending on the date a break in service begins. The first day of employment or reemployment is the first day the Employee performs an hour of service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of months or days.

For purposes of this definition, hour of service will mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. Break in service is a period of severance of at least 12 consecutive months. Period of severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits, or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. For purposes of this Elapsed Time definition, an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual, 2) by reason of the birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Each Employee will share in Employer Contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

If the Employer is a member of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), a group of trades or businesses under common control (under Code Section 414(c)), or any other entity required to be aggregated with the Employer pursuant to Code Section 414(o), service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Code Section 414(n) or Code Section 414(o) to be considered an Employee of any Employer aggregated under Code Section 414(b), (c), or (m).

B.    Changes In Methods of Crediting Service
The Plan may be amended to change the method of crediting service between the general rules discussed in this Elapsed Time definition and the Hours of Service method discussed in the Hours of Service definition provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Treasury Regulation 1.410(a)-7(g) and other applicable rules promulgated by the IRS.

ELECTION PERIOD
Means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service before the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

ELECTIVE DEFERRALS
Means any Employer Contributions made either as a Pre-Tax Elective Deferral or, effective on or after January 1, 2006, as a Roth Elective Deferral to the Plan at the election of the Participant or pursuant to automatic Elective Deferral enrollment, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement. With respect to any taxable year, a Participant's Elective Deferrals are the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension plan cash or deferred arrangement as described in Code Section 408(k)(6), any SIMPLE IRA Plan described in Code Section 408(p), any plan as described under Code Section 501(c)(18), any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as Excess Annual Additions.

No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year of the Participant, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year. In the case of a Participant age 50 or over by the end of the taxable year, the dollar limitation described in the preceding sentence is increased by the amount of Elective Deferrals that can be Catch-up Contributions. The dollar limitation contained in Code Section 402(g) is $10,500 for taxable years beginning in 2000 and 2001 increasing to $11,000 for taxable years beginning in 2002 and increasing by $1000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006, the $15.000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 402(g)(4). Any adjustments will be in multiples of $500.

ELIGIBILITY COMPUTATION PERIOD
Means, with respect to an Employee's initial Eligibility Computation Period, the 12-consecutive month period commencing on the Employee's Employment Commencement Date. Unless otherwise specified in the Adoption Agreement, the Employee's subsequent Eligibility Computation Periods shall be the Plan Year commencing with the Plan Year beginning during the Employee's initial Eligibility Computation Period. An Employee shall not be credited with a Year of Eligibility Service before the end of the 12-consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

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ELIGIBLE EMPLOYEE
Means, if the Employer has adopted a SIMPLE 401(k) Plan, any Employee who is entitled to make Elective Deferrals under the terms of the Plan. Notwithstanding the foregoing, if the Employer has elected to apply the Safe Harbor CODA provisions of Plan Section 3.03, Eligible Employee means an Employee eligible to make Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in Plan Section 5.01(C)(2) or to statutory limitations, such as Code Sections 402(g) and 415.

ELIGIBLE EMPLOYER FOR SIMPLE 401(k) PLAN
Means, with respect to any SIMPLE 401(k) Year, an Employer that had no more than 100 Employees who received at least $5,000 of Compensation, or such lesser amount indicated in the Adoption Agreement, from the Employer for the preceding SIMPLE 401(k) Year and is therefore eligible to establish a SIMPLE 401(k) Plan. In applying the preceding sentence, all Employees of controlled groups of corporations under Code Section 414(b), all Employees of trades or businesses (whether incorporated or not) under common control under Code Section 414(c), all Employees of affiliated service groups under Code Section 414(m), and Leased Employees required to be treated as the Employer's Employees under Code Section 414(n), are taken into account.

An Eligible Employer that adopts a SIMPLE 401(k) and that fails to be an Eligible Employer for any subsequent SIMPLE 401(k) Year, is treated as an Eligible Employer for the two SIMPLE 401(k) Years following the last SIMPLE 401(k) Year the Employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Code Section 410(b)(6)(C)(i) are satisfied.

ELIGIBLE PARTICIPANT
Means any Employee who is eligible to make a Nondeductible Employee Contribution or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentages), or to receive a Matching Contribution (including Forfeitures) or a Qualified Matching Contribution.

If a Nondeductible Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Nondeductible Employee Contributions are made.

ELIGIBLE RETIREMENT PLAN
Means, for purposes of the Direct Rollover provisions of the Plan, an individual retirement account described in Code Sections 408(a) or 408A, an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state (and which agrees to separately account for amounts transferred into such plan from this Plan), or a qualified trust described in Code Section 401(a) that accepts the Recipient's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

ELIGIBLE ROLLOVER DISTRIBUTION
Means any distribution of all or any portion of the balance to the credit of the Recipient, except that an Eligible Rollover Distribution does not include

a.
any distribution that is one of a series of substantially equal periodic payments (paid at least annually) made for the life (or Life Expectancy) of the Recipient or the joint lives (or joint life expectancies) of the Recipient and the Recipient's Designated Beneficiary, or for a specified period often years or more;

b.	any distribution to the extent such distribution is required under Code Section 401(a)(9);

c.	the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

d.	any hardship distribution described in Plan Section 5.01(C)(2): and

e.	any other distribution(s) that is reasonably expected to total less than $200 during a year.

For distributions made after December 31, 2001, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401 (a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

EMPLOYEE
Means any person employed by an Employer maintaining the Plan or by any other employer required to be aggregated with such Employer under Code Sections 414(b), (c), (m) or (o).

The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Code Sections 414(n) or (o).

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EMPLOYER
Means the Adopting Employer, related employers listed on a Related Employer Participation Form, and in cases where no Related Employer Participation Form is available (e.g. a standardized plan), all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 414(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the Adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Treasury regulations under Code Section 414(o). A partnership is considered to be the Employer of each of the partners and a sole proprietorship is considered to be the Employer of a sole proprietor.

EMPLOYER CONTRIBUTION
Means the amount contributed by the Employer each year as determined under this Plan. The term Employer Contribution shall include Elective Deferrals made to the Plan unless such contributions are intended to be excluded for purposes of either the Plan or any act under the Code, ERISA, or any additional rules, regulations, or other pronouncements promulgated by either the IRS or DOL.

EMPLOYER MONEY PURCHASE PENSION CONTRIBUTION
Means an Employer Contribution made pursuant to the section of the Money Purchase Pension Plan Adoption Agreement titled "Employer Money Purchase Pension Contributions." The Employer must make Employer Money Purchase Pension Contributions without regard to current or accumulated earnings or profits.

EMPLOYER TARGET BENEFIT PENSION CONTRIBUTION
Means an Employer Contribution made pursuant to the section of the Target Benefit Pension Plan Adoption Agreement titled "Employer Target Benefit Pension Contributions." The Employer must make Employer Target Benefit Pension Contributions without regard to current or accumulated earnings or profits.

EMPLOYER PROFIT SHARING CONTRIBUTION
Means an Employer Contribution made pursuant to the section of the Adoption Agreement titled "Employer Profit Sharing Contributions." The Employer may make Employer Profit Sharing Contributions without regard to current or accumulated earnings or profits, unless otherwise indicated in the Adoption Agreement.

EMPLOYMENT COMMENCEMENT DATE
Means, with respect to an Employee, the date such Employee first performs an Hour of Service for the Employer.

ENHANCED MATCHING CONTRIBUTIONS
Means Matching Contributions described in Code Section 401(k)(12)(B)(iii) and made pursuant to the Safe Harbor CODA formula elected by the Employer in the Adoption Agreement.

ENTRY DATES
Means the first day of the Plan Year and the first day of the seventh month of the Plan Year, unless the Adopting Employer has specified different dates in the Adoption Agreement.

ERISA
Means the Employee Retirement Income Security Act of 1974 as amended from time to time.

EXCESS AGGREGATE CONTRIBUTIONS
Means, with respect to any Plan Year, the excess of

a.
the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

b.
the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to the definition provided herein and then determining Excess Contributions pursuant to the definition provided herein.

EXCESS ANNUAL ADDITIONS
Means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

EXCESS CONTRIBUTIONS
Means, with respect to any Plan Year, the excess of

a.	the aggregate amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

b.
the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

EXCESS ELECTIVE DEFERRALS
Means those Elective Deferrals that either (1) are made during the Participant's taxable year and exceed the dollar limitation under Code Section 402(g) (increased, if applicable, by the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (increased, if applicable, by the dollar limitation on Catch-up Contributions defined in Code Section 414(v)) for the Participant's taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

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FIDUCIARY
Means a person who exercises any discretionary authority or control with respect to management of the Plan, renders investment advice as defined in ERISA Section 3(21) or has any discretionary authority or responsibility regarding the administration of the Plan. The Employer and such other individuals either appointed by the Employer or deemed to be fiduciaries as a result of their actions shall serve as Fiduciaries under this Plan and fulfill the fiduciary responsibilities described in Part 4, Title I of ERISA.

FORFEITURE
Means that portion of a Participant's Individual Account derived from Employer Contributions that the Participant is not entitled to receive (i.e., the nonvested portion).

FUND
Means the Plan assets held by the Trustee (or Custodian, if applicable) for the Participants' exclusive benefit.

HIGHEST AVERAGE COMPENSATION
Means the average compensation for the three consecutive years of service with the Employer that produces the highest average.

HIGHLY COMPENSATED EMPLOYEE
Means any Employee who 1) was a five-percent owner at any time during the year or the preceding year, or 2) for the preceding year had Compensation from the Employer in excess of $80,000 and, if elected by the Adopting Employer in the Adoption Agreement, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year unless the Adopting Employer has made a calendar year data election in the Adoption Agreement. If a calendar year data election is made, the look-back year shall be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than as a five-percent owner).

A highly compensated former employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Treasury Regulation 1.414(q)-lT, A-4, Notice 97-45 and any subsequent guidance issued by the IRS.

The determination of who is a Highly Compensated Employee, including, but not limited to, the determinations of the number and identity of Employees in the top-paid group and the Compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

HOURS OF SERVICE - Means

A.	General Rules for Crediting Hours of Service

1.
Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

2.
Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Labor Regulation Section 2530.200b-2 which is incorporated herein by this reference.

3.
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

4.
Solely for purposes of determining whether a Break in Eligibility Service or a Break in Vesting Service has occurred in a computation period (the computation period for purposes of determining whether a Break in Vesting Service has occurred is the Plan Year or other vesting computation period described in the definition of a Year of Vesting Service), an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence 1) by reason of the pregnancy of the individual. 2) by reason of a birth of a child of the individual, 3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or 4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited 1) in the Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a Year of Service in which the absence begins if the crediting is necessary to prevent a Break in Eligibility Service or a Break in Vesting Service in the applicable period, or 2) in all other cases, in the following Eligibility Computation Period or Plan Year or other vesting computation period described in the definition of a Year of Service.

5.
Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Sections 414(n) or 414(o) and the regulations thereunder.

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6.
Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as service for the Employer. If the Employer does not maintain the plan of a predecessor employer, service for such predecessor employer will not be treated as service for the Employer unless specifically elected in the Adoption Agreement.

7. The above method for determining Hours of Service may be altered as specified in the Adoption Agreement.

8.	Hours of Service shall apply unless the Adopting Employer has indicated in the Adoption Agreement that a method other than Hours of Service will be used for determining service.

B.	Changes In Methods of Crediting Service
The Plan may be amended to change the method of crediting service between the general rules discussed in paragraph (A) and the Elapsed Time method discussed in the Elapsed Time definition provided each Employee with respect to whom the method of crediting service is changed is afforded the protection described in Treasury Regulation 1.410(a)-7(g) and other applicable rules promulgated by the IRS.

INDIRECT ROLLOVER
Means a rollover contribution received by this Plan from an Employee that previously received a distribution from another plan rather than having such amount directly rolled over to this Plan from the distributing plan.

INDIVIDUAL ACCOUNT
Means the account established and maintained under this Plan for each Participant in accordance with Plan Section 7.02(A).

INVESTMENT FIDUCIARY
Means the Employer, a Trustee with full trust powers, any Individual Trustee(s), or any investment manager, as applicable, that under the terms of the Plan is vested with the responsibility and authority to select investment options for the Plan and to direct the investment of the assets of the Fund. In no event shall a Custodian or a Directed Trustee be an Investment Fiduciary for any purpose whatsoever.

INVESTMENT FUND
Means a subdivision of the Fund established pursuant to Plan Section 7.01(B).

IRA HOLDER
Means an Employee who has established a Deemed IRA.

IRA TRUSTEE (OR CUSTODIAN)
Means the bank or savings and loan association, as defined in Code Section 408(n), or any person who has the approval of the IRS to act as Trustee, or their successor.

KEY EMPLOYEE
Means, for Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date is an officer of the Employer and whose annual compensation is greater than $130,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2002), a five percent owner of the Employer, or a one-percent owner of the Employer who has annual compensation of more than $150,000. For Plan Years beginning on or after January 1, 2001, except as otherwise provided in the Adoption Agreement, Compensation shall also include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

In determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002, Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the five-year period ending on the Determination Date, is an officer of the Employer having annual compensation that exceeds 50 percent of the dollar limitation under Code Section 415(b)(l)(A). an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such Participant's compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(l)(A), a five-percent owner of the Employer, or a one-percent owner of the Employer who has annual compensation of more than $150,000. Annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income in Code Sections 125, 402(e)(3), 402(h)(l)(B) 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(l) and the Treasury Regulations thereunder.

LEASED EMPLOYEE
Means, any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person ("leasing organization"), has performed services for the recipient Employer (or for the recipient Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if: (1) such Leased Employee is covered by a money purchase pension plan providing a) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement, which are excludable from the Leased Employee's gross income under Code Sections 125, 402(e)(3), 402(h)(l)(B) or 403(b), b) immediate participation, and c) full and immediate vesting; and (2) Leased Employees do not constitute more than 20 percent of the recipient's non-Highly compensated work force.

LIFE EXPECTANCY
Means life expectancy as computed by using the Single Life Table in Treasury Regulation 1.401(a)(9)-9, Q&A-l.

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LIMITATION YEAR
Means the Plan Year, unless the Adopting Employer has selected another 12-consecutive month period in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

MASTER OR PROTOTYPE PLAN
Means a plan, the form of which is the subject of a favorable opinion letter from the IRS.

MATCHING CONTRIBUTION
Means an Employer Contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Elective Deferral or a Nondeductible Employee Contribution made by such Participant under a plan maintained by the Employer.

MAXIMUM PERMISSIBLE AMOUNT
Means the maximum Annual Addition that may be contributed or allocated to a Participant's Individual Account under the Plan for any Limitation Year.

For Limitation Years beginning before January 1, 2002, the Maximum Permissible Amount shall not exceed the lesser of

a.      the Defined Contribution Dollar Limitation, or

b.      25 percent of the Participant's Compensation for the Limitation Year.

For Limitation Years beginning on or after January 1, 2002, except for Catch-up Contributions, the Maximum Permissible Amount shall not exceed the lesser of

a.      $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

b.      100 percent of the Participant's Compensation (within the meaning of Code Section 415(c)(3)) for the Limitation Year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Section 419A(f)(2)) which is otherwise treated as an Annual Addition.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year
12

MONTH OF ELIGIBILITY SERVICE
Means the calendar month during which the Employee completes the number of Hours of Service designated in the Adoption Agreement. If the Adoption Agreement indicates a specific number of Months of Eligibility Service and no Hours of Service requirement is selected, the Employee will be deemed to be required to complete 83'/s Hours of Service if actual hours are used to determine eligibility. If an Hours of Service requirement is designated per month, that number when multiplied by the number of Months of Eligibility Service indicated in the Adoption Agreement cannot exceed 1000. Employees not meeting the hours requirement within the initial number of months indicated in the Adoption Agreement will satisfy the Month of Eligibility Service requirement when they complete 1,000 Hours of Service within the Eligibility Computation Period.

NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS
Means any contribution, other than Roth Elective Deferrals, made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

NORMAL RETIREMENT AGE
Means the age specified in the Adoption Agreement. If the Employer enforces a mandatory retirement age. the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement. If no age is specified in the Adoption Agreement, the Normal Retirement Age shall be age 59'A

OWNER-EMPLOYEE
Means an individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or the profits interest of the partnership.

PARTICIPANT
Means any Employee or former Employee of the Employer who has met the Plan's age and service requirements, has entered the Plan, and who is or may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

PARTICIPANT'S BENEFIT
Means the Participant's Individual Account as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Participant's Individual Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Participant's Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

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PERMISSIVE AGGREGATION GROUP
Means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

PLAN
Means the prototype defined contribution plan adopted by the Employer that is intended to satisfy the requirements of Code Section 401 and ERISA Section 501. The Plan consists of this Basic Plan Document plus the corresponding Adoption Agreement as completed and signed by the Adopting Employer.

PLAN ADMINISTRATOR
The Adopting Employer shall be the Plan Administrator unless the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as the Plan Administrator and so notifies the Trustee (or Custodian, if applicable). The Adopting Employer shall also be the Plan Administrator if the person or persons so designated ceases to be the Plan Administrator. The Adopting Employer may establish an administrative committee that will carry out the Plan Administrator's duties. Members of the administrative committee may allocate the Plan Administrator's duties among themselves. If the managing body of the Adopting Employer designates a person or persons other than the Adopting Employer as Plan Administrator, such person or persons shall serve at the pleasure of the Adopting Employer and shall serve pursuant to such procedures as such managing body may provide. Each such person shall be bonded as may be required by law. The term Plan Administrator shall include any person authorized to perform the duties of the Plan Administrator and properly identified to the Trustee or Custodian as such. The Prototype Sponsor shall in no case be designated as the Plan Administrator. The Plan Administrator shall be a named Fiduciary of the Plan for purposes of ERISA Section 402(a).

PLAN SEQUENCE NUMBER
Means the three digit number the Adopting Employer assigned to the Plan in the Adoption Agreement. The Plan Sequence Number identifies the number of qualified retirement plans the Employer maintains or has maintained. The Plan Sequence Number is 001 for the Employers first qualified retirement plan, 002 for the second, etc.

PLAN YEAR
Means the 12-consecutive month period which coincides with the Adopting Employer's tax year or such other 12-consecutive month period as is designated in the Adoption Agreement. Notwithstanding the foregoing, a Plan Year may be a period less than 12 months, as defined in the Adoption Agreement.

PRE-AGE 35 WAIVER
A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives an explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required in Plan Section 5.10(D)(1). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of Plan Section 5.10.

PRE-TAX ELECTIVE DEFERRALS
Means Elective Deferrals that are not included in a Participant's gross income at the time deferred. Elective Deferrals will be characterized as Pre-Tax Elective Deferrals unless the Roth Elective Deferral option is selected in the Adoption Agreement and, if the Plan permits Roth Elective Deferrals in addition to Pre-Tax Elective Deferrals, the Qualifying Participant also designates the deferral as a Roth Elective Deferral.

PRESENT VALUE
Unless otherwise indicated in the Adoption Agreement, for purposes of establishing the Present Value of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified for this purpose in the defined benefit plan.

PRIOR PLAN
Means a plan that was replaced by adoption of this Plan document as indicated in the Adoption Agreement.

PROJECTED ANNUAL BENEFIT
Means the annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight Life Annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan, assuming that

a.      the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

b.	the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

PROTOTYPE SPONSOR
Means the entity specified in the Adoption Agreement that makes this prototype Plan available to employers for adoption.

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QUALIFIED DOMESTIC RELATIONS ORDER

A.      In General
Means a Domestic Relations Order

1.
that creates or recognizes the existence of an Alternate Payee's rights to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and

2. with respect to which the requirements described in the remainder of this section are met.

B.      Specification of Facts
   A Domestic Relations Order shall be a Qualified Domestic Relations Order only if the order clearly specifies

1.	the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

2.	the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

3. the number of payments or period to which such order applies, and

4. each plan to which such order applies.

C.      Additional Requirements
In addition to paragraph (B) above, a Domestic Relations Order shall be considered a Qualified Domestic Relations Order only if such order

1. does not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

2. does not require the Plan to provide increased benefits, and

3.	does not require benefit to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

D.      Exception for Certain Payments
A Domestic Relations Order shall not be treated as failing to meet the requirements above solely because such order requires that payment of benefits be made to an Alternate Payee

1.	on or after the date on which the Participant attains (or would have attained) the earliest retirement age as defined in Code Section 414(p)(4)(B),

2. as if the Participant had retired on the date on which such payment is to begin under such order, and

3.	in any form in which such benefits may be paid under the Plan to the Participant (other than in a Qualified Joint and Survivor Annuity) with respect to the Alternate Payee and their subsequent spouse.

QUALIFIED ELECTION
Means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless a) the Participant's Spouse consents to the election (either in writing or in any other form permitted under rules promulgated by the IRS and DOL), b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent), c) the Spouse's consent acknowledges the effect of the election, and d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver by the Participant will be deemed a Qualified Election. In addition, if the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Plan Section 5.10(D).

QUALIFIED JOINT AND SURVIVOR ANNUITY
Means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's vested account balance. The percentage of the survivor annuity under the Plan shall be 50 percent, unless a different percentage is elected by the Adopting Employer in the Adoption Agreement.

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QUALIFIED MATCHING CONTRIBUTIONS
Means Matching Contributions that are nonforfeitable when made to the Plan and that are distributable only in accordance with the distribution provisions (other than for hardships) applicable to Elective Deferrals.

QUALIFIED NONELECTIVE CONTRIBUTIONS
Means Employer Contributions (other than Matching Contributions, Qualified Matching Contributions, or Employer Profit Sharing Contributions) allocated to Participants' Individual Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made to the Plan; and that are distributable only in accordance with the distribution provisions (other than hardships) that are applicable to Elective Deferrals.

QUALIFIED PRERETIREMENT SURVIVOR ANNUITY
Means a survivor annuity for the life of the surviving Spouse of the Participant if the payments are not less than the amounts which would be payable as a survivor annuity under the Qualified Joint and Survivor Annuity under the Plan in accordance with Code Section 417(c).

QUALIFYING CONTRIBUTING PARTICIPANT
Means a Contributing Participant who satisfies the requirements described in Plan Section 3.02 to be entitled to receive a Matching Contribution (and Forfeitures, if applicable) for a Plan Year.

QUALIFYING EMPLOYER REAL PROPERTY
Means parcels of Employer real property that are subject to the requirements of EPJSA Section 407.

QUALIFYING EMPLOYER SECURITY(IES)
Means stock that is issued by the Employer and transferred to this Plan and that is subject to the requirements of ERISA Section 407 and meets the requirements of ERISA Section 407(d)(5).

QUALIFYING PARTICIPANT
A Participant is a Qualifying Participant and is entitled to share in the Employer Contribution for any Plan Year if the Participant was a Participant on at least one day during the Plan Year and satisfies any additional conditions specified in the Adoption Agreement. If this Plan is a standardized plan, unless the Employer specifies more favorable conditions in the Adoption Agreement, a Participant will be a Qualifying Participant for a Plan Year if the Participant either completes more than 500 Hours of Service (three consecutive calendar months if the Elapsed Time method of determining service applies) during the Plan Year or is employed on the last day of the Plan Year. The determination of whether a Participant is entitled to share in the Employer Contribution shall be made as of the last day of each Plan Year. If the Elapsed Time method of determining service applies, each Employee will share in Employer Contributions for the period beginning on the date the Employee commences participation under the Plan and ending on the date on which such Employee severs employment with the Employer or is no longer a member of an eligible class of Employees.

RECIPIENT
A Recipient includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are Recipients with regard to the interest of the Spouse or former Spouse.

REQUIRED AGGREGATION GROUP
Means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code Section 401(a)(4) or 410.

REQUIRED BEGINNING DATE
Means April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires, whichever is later, except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½. Notwithstanding the foregoing, the Required Beginning Date is one of the following as selected by the Adopting Employer in the Adoption Agreement:

(a)	the Required Beginning Date of a Participant is April 1 of the calendar year following the calendar year in which the Participant attains age 70½;

(b)
the Required Beginning Date of a Participant is April 1 of the calendar year following the calendar year in which the Participant attains age 70½ , except that benefit distributions to a Participant (other than a five-percent owner) with respect to benefits accrued after the later of the adoption or effective date of an amendment to the Plan that implements the changes to the Required Minimum Distribution rules of this Definition must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires; or

(c)
the Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70!/2 or the calendar year in which the Participant retires except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70!/2;

(1)
any Participant (other than a five-percent owner) attaining age 70½ after 1995 may elect by the April 1 of the calendar year following the year in which the Participant attained age 70½, (or by December 31, 1997, in the case of a Participant attaining age 70½ in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made the Participant will begin receiving distributions by April 1 of the calendar year following the year in which the Participant attained age 70½ (or by December 31, 1997, in the case of a Participant attaining age 70½ in 1996);

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(2)
any Participant (other than a five-percent owner) attaining age 70½ before 1997 may elect to stop distributions and recommence by April 1 of the calendar year following the year in which the Participant retires. To satisfy the Joint and Survivor Annuity Requirements described in Section 5.10, the requirements in Notice 97-75, Q&A-8. must be satisfied for any Participant who elects to stop distributions. There is either (as elected by the Employer in the Adoption Agreement)

a) a new annuity starting date upon recommencement, or

b) no new annuity starting date upon recommencement.

A Participant is treated as a five-percent owner for purposes of this section if such Participant is a five-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½.

Once distributions have begun to a five-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

Notwithstanding the foregoing, if the Employer elected in the Adoption Agreement to offer Deemed IRAs, the definition of required beginning date and the distribution provisions of Plan Section 3.15 will apply to such Deemed IRAs.

ROTH ELECTIVE DEFERRALS
Means Elective Deferrals that are includible in a Participant's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in their deferral election.

ROTH IRA
Means an individual retirement account as defined in Code Section 408A.

SAFE HARBOR CODA
Means a Plan that has elected to make contributions in accordance with Plan Section 3.03.

SAFE HARBOR NONELECTIVE CONTRIBUTIONS
Means Employer Contributions made in an amount equal to at least three percent of each Participant's Compensation on behalf of each Eligible Employee, unless otherwise specified in the Adoption Agreement. Such contributions shall be made without regard to whether a Participant makes an Elective Deferral or a Nondeductible Employee Contribution.

SELF-EMPLOYED INDIVIDUAL
Means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

SEPARATE FUND
Means a subdivision of the Fund held in the name of a particular Participant or Beneficiary representing certain assets held for that Participant or Beneficiary. The assets that comprise a Participant's Separate Fund are those assets earmarked for the Participant and those assets subject to the Participant's individual direction pursuant to Plan Section 7.22(B).

SEVERANCE FROM EMPLOYMENT
Means an Employee ceases to be an Employee of the Employer maintaining the Plan. An Employee does not have a Severance from Employment if, in connection with a change of employment, the employee's new employer maintains such plan with respect to the employee.

SIMPLE 401(k) YEAR
Means the calendar year and is applicable only if the Employer has adopted a SIMPLE 401(k) Plan.

SIMPLE IRA
Means an individual retirement account that satisfies the requirements of Code Sections 408(p) and 408(a).

SPOUSE
Means the Spouse or surviving Spouse of the Participant, provided that a former Spouse will be treated as the Spouse or surviving Spouse and a current Spouse will not be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

STRAIGHT LIFE ANNUITY
Means an annuity payable in equal installments for the life of the Participant, that terminates upon the Participant's death.

TAXABLE WAGE BASE
Means, with respect to any taxable year, the contribution and benefit base in effect in Section 230 of the Social Security Act at the beginning of the Plan Year.

TERMINATION OF EMPLOYMENT
Means that the employment status of an Employee ceases for any reason other than death. An Employee who does not return to work for the Employer on or before the expiration of an authorized leave of absence from such Employer shall be deemed to have incurred a Termination of Employment when such leave ends.

TOP-HEAVY PLAN
Means a Plan determined to be a Top-Heavy Plan for any Plan Year pursuant to Plan Section 7.19.

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TRADITIONAL IRA
Means an individual retirement account as defined in Code section 408(a).

TRUSTEE
Means, if applicable, an individual, individuals, or corporation specified in the Adoption Agreement as Trustee or any duly appointed successor as provided in Plan Section 8.05. A corporate Trustee must be a bank, trust company, broker, dealer or clearing agency as defined in Labor Regulation 2550.403(a)-l(b).

VALUATION DATE
Means the valuation date or dates as specified in the Adoption Agreement. If no date is specified in the Adoption Agreement, the Valuation Date shall be the last day of the Plan Year and each additional date designated by the Plan Administrator which is selected in a uniform and nondiscriminatory manner when the assets of the Fund are valued at their then fair market value. Notwithstanding the foregoing, for purposes of calculating the top heavy ratio, the Valuation Date shall be the last day of the initial Plan Year and the last day of the preceding Plan Year for each subsequent Plan Year.

VESTED
Means nonforfeitable, that is, an unconditional and legally enforceable claim against the Plan that is obtained by a Participant or the Participant's Beneficiary to that part of an immediate or deferred benefit under the Plan that arises from a Participant's Years of Vesting Service.

VESTED ACCOUNT BALANCE
Means the aggregate value of the Participant's Vested account balances derived from Employer and Nondeductible Employee Contributions (including rollovers), whether Vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. This definition shall apply to a Participant who is vested in amounts attributable to Employer Contributions, Nondeductible Employee Contributions, or both at the time of death or distribution.

YEAR OF ELIGIBILITY SERVICE
Means a 12-consecutive month period which coincides with an Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement). An Employee does not complete a Year of Eligibility Service before the end of the 12-consecutive month period regardless of when during such period the Employee completes the required number of Hours of Service.

YEAR OF VESTING SERVICE
Means a Plan Year during which an Employee completes at least 1,000 Hours of Service (or such lesser number of Hours of Service specified in the Adoption Agreement for this purpose). Notwithstanding the preceding sentence, if the Adopting Employer so indicates in the Adoption Agreement, vesting shall be computed by reference to the 12-consecutive month period beginning with the Employee's Employment Commencement Date and each successive 12-month period commencing on the anniversaries thereof, or some other 12-consecutive month period.

Years of Vesting Service shall not include any period of time excluded from Years of Vesting Service in the Adoption Agreement. However, if an Employee becomes ineligible to participate in the Plan because they are no longer a member of an eligible class of Employees, but has not incurred a Break in Vesting Service, such Employee shall continue to accumulate Years of Vesting Service.

In the event the Plan Year is changed to a new 12-month period, Employees shall receive credit for Years of Vesting Service, in accordance with the preceding provisions of this definition, for each of the Plan Years (the old and new Plan Years) that overlap as a result of such change.

SECTION ONE: EFFECTIVE DATES

Pursuant to the Definitions section of the Plan, the Effective Date means the date the Plan becomes effective as indicated in the Adoption Agreement. However, certain provisions of the Plan may have effective dates different from the Plan Effective Date, if, for example, the Plan is amended subsequent to the Effective Date.

SECTION TWO: ELIGIBILITY REQUIREMENTS

2.01        ELIGIBILITY TO PARTICIPATE
Each Employee, except an Employee who belongs to a class of Employees excluded from participation as indicated in the Adoption Agreement, shall be eligible to participate in this Plan upon satisfying the age and Years of Eligibility Service requirements specified in the Adoption Agreement. If no age is specified in the Adoption Agreement, there will not be an age requirement. If no option for Years of Eligibility Service is selected, no Years of Eligibility Service will be required.

Notwithstanding the preceding paragraph, if the Adoption Agreement does not permit Employers to restrict participation of certain classes of Employees, the following Employees will be excluded from participation in the Plan.

A.
Union Employees - Employees included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the Employees who are covered pursuant to that agreement are professionals as defined in Treasury Regulation I.410(b)-9. For this purpose, the term "Employee representatives" does not include any organization in which more than half of the members are Employees who are owners, officers, or executives of the Employer.

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B.
Non-resident Aliens - Employees who are non-resident aliens (within the meaning of Code Section 7701(b)(l)(B)) who received no earned income (within the meaning of Code Section 91 l(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

C.
Acquired Employees - Employees who became Employees as the result of certain acquisitions or dispositions as described under Code Section 410(b)(6)(C). Such Employees will be excluded from participation during the transition period beginning on the date of the change in the members of the group and ending on the last day of the first Plan Year beginning after the date of the change. A transaction under Code Section 410(b)(6)(C) is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a trade or business.

2.02        PLAN ENTRY

A.
Plan Restatement - If this Plan is an amendment or restatement of a Prior Plan, each Employee who was a Participant in the Prior Plan before the Effective Date shall continue to be a Participant in this Plan.

B.
Effective Date - An Employee will become a Participant in the Plan as of the Effective Date if the Employee has met the eligibility requirements of Plan Section 2.01 as of such date. After the Effective Date, each Employee will become a Participant on the first Entry Date coinciding with or following the date the Employee satisfies the eligibility requirements of Plan Section 2.01, unless the Adopting Employer selects retroactive Entry Dates in the Adoption Agreement.

C.
Notification - The Plan Administrator shall notify each Employee who becomes eligible to be a Participant under this Plan and shall furnish the Employee with the enrollment forms or other documents which are required of Participants. Such notification shall be in writing (or in any other form permitted under rules promulgated by the IRS or DOL). The eligible Employee shall execute such forms or documents and make available such information as may be required in the administration of the Plan.

2.03        TRANSFER TO OR FROM INELIGIBLE CLASS
If an Employee who had been a Participant becomes ineligible to participate because they are no longer a member of an eligible class of Employees, but has not incurred a Break in Eligibility Service, such Employee shall participate immediately following the date of reemployment upon their return to an eligible class of Employees. If such Employee incurs a Break in Eligibility Service, their eligibility to participate shall be determined by Plan Section 2.04.

An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class, provided such Employee has satisfied the age and Years of Eligibility Service requirements. If such Employee has not satisfied the age and Years of Eligibility Service requirements as of the date they become a member of the eligible class, such Employee shall become a Participant on the first Entry Date coinciding with or following the date they satisfy those requirements, unless otherwise indicated in the Adoption Agreement.

2.04        RETURN AS A PARTICIPANT AFTER BREAK IN ELIGIBILITY SERVICE

A.
Employee Not A Participant Before Break - If an Employee incurs a Break in Eligibility Service before satisfying the Plan's eligibility requirements, such Employee's Years of Eligibility Service before such Break in Eligibility Service will not be taken into account.

B.
Employee A Participant Before Break-If a Participant incurs a Break in Eligibility Service, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately following the date of reemployment, except as set forth in Plan Section 2.04(C).

C.
Rehire Hold-Out Rule - If elected in the Adoption Agreement, Years or Months of Eligibility Service that occur before a Break in Eligibility Service shall not be taken into account until the Participant (without regard to whether the Participant is Vested) has satisfied the Plan's Years or Months of Service Requirement after returning to employment. The Years or Months of Eligibility Service for purposes of the rehire hold-out rule will be measured in the same manner as the original Eligibility Computation Period except that it shall commence on the Participant's reemployment commencement date. The reemployment commencement date is the first day on which the Participant is credited with an Hour of Service for the performance of duties after reemployment. If a Participant completes the Years or Months of Eligibility Service requirements following reemployment in accordance with this paragraph, their active participation will be reinstated as of the reemployment commencement date. Notwithstanding the foregoing, Plan Section 2.04(B) will apply to Elective Deferrals.

2.05        DETERMINATIONS UNDER THIS SECTION
The Plan Administrator shall determine the eligibility of each Employee to be a Participant. This determination shall be conclusive and binding upon all persons except as otherwise provided herein or by law.

2.06        TERMS OF EMPLOYMENT
Nothing with respect to the establishment of the Plan and trust or any action taken with respect to the Plan, nor the fact that a common law Employee has become a Participant shall give to that Employee any right to employment or continued employment or to grant any other rights except as specifically set forth in this Plan document, ERISA, or other applicable law; nor shall the Plan or trust limit the right of the Employer to discharge an Employee or to otherwise deal with an Employee without regard to the effect such treatment may have upon the Employee's rights under the Plan.

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SECTION THREE: CONTRIBUTIONS
3.01    ELECTIVE DEFERRALS
Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for making either Pre-Tax Elective Deferrals or Roth Elective Deferrals, if applicable, may begin making such Elective Deferrals to the Plan by enrolling as a Contributing Participant.

A.
Requirements To Enroll As A Contributing Participant - Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for either Pre-Tax Elective Deferrals or Roth Elective Deferrals, if applicable, may enroll as a Contributing Participant with respect to the type of Elective Deferral for which they have satisfied the eligibility requirements, on the first Entry Date coinciding with or following the date the Employee satisfies the eligibility requirements, or if applicable, the first Entry Date following the date on which the Employee returns to the eligible class of Employees pursuant to Plan Section 2.03. A Participant who wishes to enroll as a Contributing Participant must deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to the Plan Administrator except as set forth in Plan Section 3.01(E) below. Except for occasional, bona fide administrative considerations as set forth in the Treasury Regulations, contributions made pursuant to such election cannot precede the earlier of 1) the date on which services relating to the contribution are performed, and 2) the date on which the Compensation that is subject to the election would be payable to the Employee in the absence of an election to defer. Any limits on Elective Deferrals designated by the Employer in Adoption Agreement Section Three may be determined either periodically throughout the Plan Year (e.g., each payroll period) or at the end of the Plan Year so long as the determination is made in a uniform and nondiscriminatory manner.

Notwithstanding the dates set forth in Plan Section 3.01(A) as of which a Participant may enroll as a Contributing Participant, the Plan Administrator shall have the authority to designate, in a nondiscriminatory manner, additional enrollment dates during the 12-month period beginning on the Effective Date (or the date that Elective Deferrals may commence, if later) in order that an orderly first enrollment might be completed. In addition, if the Adopting Employer has indicated in the Adoption Agreement that Participants may make separate deferral elections with respect to bonuses, Participants shall be afforded a reasonable period of time before the issuance of such bonuses to elect to defer all or part of them into the Plan. Such an election to defer all or part of a bonus shall be independent of any other salary reduction agreement and shall not constitute a modification to any pre-existing salary reduction agreement. If a Plan permits both Pre-Tax and Roth Elective Deferrals and the Participant fails to designate whether their Elective Deferrals are Pre-Tax or Roth Elective Deferrals, the Participant will be deemed to have designated the Elective Deferral as Pre-Tax.

Notwithstanding anything in this Plan to the contrary, if this Plan is subject to ERISA, the Employer shall deliver Elective Deferrals to the Trustee (or Custodian, if applicable) as soon as such contributions can reasonably be segregated from the general assets of the Employer. In no event, however, shall Elective Deferrals be deposited with the Trustee (or Custodian, if applicable) later than the 15' business day of the month following the month in which the Elective Deferrals would otherwise have been payable to a Participant in cash or by such other deadline determined under rules promulgated by the DOL. If this Plan is not subject to ERISA, the Employer shall deposit Elective Deferrals with the Trustee (or Custodian, if applicable) as of such time as is required by the IRS and DOL.

B.
Ceasing Elective Deferrals - Except as otherwise provided in the Adoption Agreement, a Participant may cease Elective Deferrals (or Nondeductible Employee Contributions) and thus withdraw as a Contributing Participant as of any such times established by the Plan Administrator in a uniform and nondiscriminatory manner by revoking the authorization to the Employer to make Elective Deferrals (or Nondeductible Employee Contributions) on their behalf. A Participant who desires to withdraw as a Contributing Participant shall give notice of withdrawal to the Plan Administrator at least 30 days (or such shorter period as the Plan Administrator shall permit in a uniform and nondiscriminatory manner) before the effective date of withdrawal. A Participant shall cease to be a Contributing Participant upon their Termination of Employment, or on account of termination of the Plan. Notwithstanding anything in this Plan to the contrary, each Employee who has entered into a salary reduction agreement under a SIMPLE 401(k) Plan may terminate such agreement at any time during the year.

C.
Return As A Contributing Participant After Ceasing Elective Deferrals - Except as otherwise provided in the Adoption Agreement, a Participant who has withdrawn as a Contributing Participant in Plan Section 3.01(B) (or because the Participant has taken a hardship distribution pursuant to Plan Section 5.01(C)(2)(b)) may not again become a Contributing Participant until the first day of the Plan Year and the first day of the seventh month of the Plan Year following such withdrawal, unless the Plan Administrator, in a uniform and nondiscriminatory manner, permits withdrawing Participants to resume their status as Contributing Participants sooner (provided that Participants who take withdrawals pursuant to Plan Section 5.01(C)(2)(b) shall be subject to the conditions of that Section).

D.
Changing Elective Deferral Amounts - A Contributing Participant or a Participant who has met the eligibility requirements in the Adoption Agreement but who is not currently making Elective Deferrals (or Nondeductible Employee Contributions), may modify their salary reduction agreement (or agreement to make Nondeductible Employee Contributions) to increase or decrease (within the limits placed on Elective Deferrals or Nondeductible Employee Contributions in the Adoption Agreement) the amount of their Compensation deferred into the Plan or change the type of their future Elective Deferrals (Roth or Pre-Tax), if applicable. Except as otherwise provided in the Adoption Agreement, such modification may be made as of such times established by the Plan Administrator in a uniform and nondiscriminatory manner. A Contributing Participant who desires to make such a modification shall complete and deliver (either in writing or in any other form permitted by the IRS and the DOL) a new salary reduction agreement (or agreement to make Nondeductible Employee Contributions to the Plan Administrator). The Plan Administrator may prescribe such uniform and nondiscriminatory rules it deems appropriate to cam' out the terms of this Plan Section 3.01(D).

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E.	Automatic Elective Deferrals and Automatic Elective Deferral Increases

1.
Automatic Elective Deferrals - Each Employee who satisfies the eligibility requirements specified in the Adoption Agreement for Elective Deferrals will be given a reasonable opportunity to enroll as a Contributing Participant. Notwithstanding the foregoing, if the Adopting Employer so elected in the Adoption Agreement, eligible Employees who fail to provide the Employer a salary reduction agreement indicating either 1) their desire not to make Elective Deferrals, or 2) the amount or percentage of Compensation to be deferred, will automatically have the amount or percentage of Compensation listed in the Adoption Agreement withheld from their Compensation and contributed as an Elective Deferral. Elective Deferrals for such Contributing Participants shall continue at the rate specified in the Adoption Agreement until 1) the Contributing Participant provides the Employer a salary reduction agreement (either in writing or in any other form permitted under rules promulgated by the IRS and the DOL) to the contrary, or unless 2) the Employer reduces or ceases Elective Deferrals for such Participant pursuant to Plan Section 3.13(B)(8), or 3) Elective Deferrals are increased in accordance with Plan Section 3.01(E)(2). Contributions made pursuant to this Plan Section 3.01(E) will be characterized as Pre-Tax Elective Deferrals unless designated as Roth Elective Deferrals in the Adoption Agreement and will not be characterized as Nondeductible Employee Contributions.

An Employer who adopts automatic Elective Deferrals as described in this Plan Section 3.01(E)(1) shall establish uniform and nondiscriminatory procedures designed to ensure that each eligible Employee is provided an effective opportunity to make a salary deferral election. Such procedures shall include, but are not limited to. the means by which notice will be provided to each eligible Employee of their right to complete a salary reduction agreement specifying a different amount or percentage of Compensation (including no Compensation) to be contributed to the Plan and a reasonable period of time for completing such a salary reduction agreement.

2.
Automatic Elective Deferral Increases - If the Adopting Employer so elects in the Adoption Agreement, the Elective Deferral percentage or amount for Contributing Participants will be adjusted automatically by the Employer in the increments and time periods stated in the Adoption Agreement. Automatic Elective Deferral increases will be initiated by the Adopting Employer only for those Contributing Participants who fail to provide the Employer a salary reduction agreement on or before the date indicated in the Adoption Agreement and who are automatically enrolled pursuant to this Plan Section 3.01(E)(1) unless otherwise elected on the Adoption Agreement. In addition to the foregoing, the Plan Administrator, in a uniform and nondiscriminatory manner, may establish operational procedures to enable all Contributing Participants, including those who were not automatically enrolled as Contributing Participants pursuant to Plan Section 3.01(E)(1), to elect to have their Elective Deferrals automatically increased.

An Employer who adopts the automatic Elective Deferral increase feature described in this Plan Section 3.01(E)(2) shall establish uniform and nondiscriminatory procedures designed to ensure that each Contributing Participant is provided an effective opportunity to make and modify their salary deferral election such that automatic Elective Deferral increases will not apply to such Participant. Such procedures shall include, but are not limited to, the means by which notice will be provided to each Contributing Participant of their right to complete a salary reduction agreement discontinuing automatic Elective Deferral increases and a reasonable period of time for completing such a salary reduction agreement.

F.
Pre-Tax vs. Roth Elective Deferrals - If the Adopting Employer so elects in the Adoption Agreement, each Employee who enrolls as a Contributing Participant may specify whether their Elective Deferrals are to be characterized as Pre-Tax Elective Deferrals, Roth Elective Deferrals, or a specified combination. A Contributing Participant's election will remain in effect until superseded by another election. Elective Deferrals contributed to the Plan as one type, either Roth or Pre-Tax, may not later be reclassified as the other type. A Contributing Participant's Roth Elective Deferrals will be deposited in the Contributing Participant's Roth Elective Deferral subaccount in the Plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Contributing Participant's Roth Elective Deferral account, and gains, losses, and other credits or charges will be allocated on a reasonable and consistent basis to such subaccount.

G.
Catch-up Contributions - Unless elected otherwise in the Adoption Agreement, all Employees who are eligible to make Elective Deferrals under this Plan and who are age 50 or older by the end of their taxable year will be eligible to make Catch-up Contributions. Catch-up Contributions are not subject to the limits on Annual Additions under Code Section 415. are not counted in the ADP test, and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is top-heavy). Provisions in the Plan relating to Catch-up Contributions apply to Elective Deferrals made after 2001.

H.
Elective Deferrals to a SIMPLE 401(k) Plan - Notwithstanding anything in this Plan to the contrary, if the Employer is an Eligible Employer for SIMPLE 401(k) Plans and has established a SIMPLE 401(k) Plan, each Eligible Employee may deliver (either in writing or in any other form permitted by the IRS and the DOL) a salary reduction election and have their Compensation reduced for the SIMPLE 401(k) Year in any amount selected by the Employee subject to the limitation described below. The Employer will make Elective Deferral contributions to this Plan in the amount by which the Employee's Compensation has been reduced.

The total Elective Deferrals to a SIMPLE 401(k) for any Eligible Employee cannot exceed the limitation on Elective Deferrals in effect for the SIMPLE 401(k)Year. The limitation on Elective Deferrals to a SIMPLE 401(k) Plan is $6,000 for 2000, $6,500 for 2001, $7,000 for 2002 and increased by $1,000 for each SIMPLE 401(k) Year thereafter up to $10,000 for 2005 and later years. After 2005, the $10,000 limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 408(p)(2)(E). Any such adjustments will be in multiples of $500. Beginning in 2002, the amount of an Eligible Employee's Elective Deferrals permitted for a SIMPLE 401(k) Year is increased for Employees age 50 or older by the end of the SIMPLE 401(k) Year by the amount of allowable Catch-up Contributions. The amount of allowable Catch-up Contributions is $500 for 2002, increasing by $500 for each year thereafter up to $2.500 for 2006. After 2006, the $2,500 limit will be adjusted by the Secretary of the Treasury for the cost-of-living increases under Code Section 414(v)(2)(C). Catch-up Contributions are otherwise treated the same as other Elective Deferrals.

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In addition to any other election periods provided under the Plan, each Eligible Employee in a SIMPLE 401(k) Plan may make or modify a salary reduction agreement during the 60-day period immediately preceding each January 1.

For the SIMPLE 401(k) Year an Employee becomes eligible to make Elective Deferral contributions under a SIMPLE 401(k) Plan, the 60-day election period requirement described above is deemed satisfied if the Employee may make or modify a salary reduction agreement during a 60-day period that includes either the date the Employee becomes eligible or the day before.

I.
SIMPLE 401(k) Notice Requirements - The Employer will notify each Eligible Employee before the 60-day election period described in Plan Section 3.01(H) that they can complete a salary reduction agreement or modify a prior salary reduction agreement during that period. The notification must indicate whether the Employer will provide the three-percent Matching Contribution or a two-percent nonelective contribution described in Plan Section 3.02.

3.02	MATCHING CONTRIBUTIONS
The Employer may elect to make Matching Contributions under the Plan on behalf of Qualifying Contributing Participants as provided in the Adoption Agreement. To be a Qualifying Contributing Participant for a Plan Year, the Participant must make Elective Deferrals (or Nondeductible Employee Contributions, if the Employer has agreed to match such contributions) for the Plan Year, satisfy any age and Years of Eligibility Service and other requirements that are specified for Matching Contributions in the Adoption Agreement, and also satisfy any additional conditions set forth in the Adoption Agreement for this purpose. The Employer may make Matching Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper Matching Contribution amount may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as Matching Contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year so long as the amount of Matching Contributions is determined in a uniform and nondiscriminatory manner.

For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury Regulation Section 1.401 (k) and 1.401(m) became effective), Matching Contributions with respect to a non-Highly Compensated Employee taken into account under the Actual Contribution Percentage (ACP) test cannot exceed the greatest of 1) 5 percent of Compensation, 2) the amount of the Qualifying Contributing Participant's Elective Deferrals, and 3) the product of two times the plan's representative matching rate and the Qualifying Contributing Participant's Elective Deferrals for a year. The "representative matching rate," for this purpose, is the lowest matching rate for any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of one half of all non-Highly Compensated Employees for the Plan Year who make Elective Deferrals for the Plan Year (or if greater, the lowest matching rate for all eligible non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year). The "matching rate" is generally the Matching Contribution made for a Qualifying Contributing Participant, divided by their Elective Deferrals for the year. If the matching rate is not the same for all levels of Elective Deferrals, the matching rate is determined assuming that a Qualifying Contributing Participant's Elective Deferrals are equal to six percent of Compensation.

Notwithstanding the foregoing, if an Eligible Employer has established a SIMPLE 401 (k) Plan, the Employer will contribute a Matching Contribution to the Plan on behalf of each Employee who makes an Elective Deferral contribution as set forth in Plan Section 3.01(H). The amount of the Matching Contribution will be equal to the Employee's Elective Deferral contribution up to a limit of three percent of the Employee's Compensation for the entire SIMPLE 401(k) Year. For any year, instead of a Matching Contribution to a SIMPLE 401(k) Plan, however, the Employer may elect to contribute a nonelective contribution of two percent of Compensation for the full SIMPLE 401(k) Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the Employer in the Adoption Agreement) for the SIMPLE 401(k) Year.

3.03           SAFE HARBOR CODA
If the Adopting Employer has elected the Safe Harbor CODA option in the Adoption Agreement, and if the provisions of this Plan Section 3.03 are followed for the Plan Year, then any provisions relating to the ADP Test described in Code Section 401(k)(3) or the ACP Test described in Code Section 401(m)(2) shall not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this Plan Section 3.03, the provisions of this Section shall apply.

A.
ADP Test Safe Harbor Contributions - The Employer will make the ADP Test Safe Harbor Contributions, if any, indicated in the Adoption Agreement on behalf of each Eligible Employee unless such contributions are otherwise limited in the Adoption Agreement. If the Adopting Employer so provides in the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement and not to this Plan. However, even though another plan is listed in the Adoption Agreement, such contributions will be made to this Plan unless 1) each Eligible Employee under this Plan is also eligible under the other plan, and 2) the other plan has the same Plan Year as this Plan. The Employer may make ADP Test Safe Harbor Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper ADP Test Safe Harbor Contribution amount may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as ADP Test Safe Harbor Contributions are delivered to the Trustee (or Custodian, if applicable)) or at the end of the Plan Year so long as the amount of ADP Test Safe Harbor Contributions is determined in a uniform and nondiscriminatory manner.

In addition, such contributions cannot be made with regard to permitted disparity rules under Code Section 401(1).

B.
ACP Test Safe Harbor Matching Contributions - In addition to the ADP Test Safe Harbor Contributions described in the Definition Section of the Plan, the Employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement on behalf of each Eligible Employee for the Plan Year. The Employer may make ACP Test Safe Harbor Contributions at the same time as it contributes Elective Deferrals or at any other time as permitted by law and regulation. The proper ACP Test Safe Harbor Contribution amount may be determined by the Employer at any time during a Plan Year, including, but not limited to, such time as ACP Test Safe Harbor Contributions are delivered to the Trustee (or Custodian, if applicable) or at the end of the Plan Year so long as the amount of ACP Test Safe Harbor Contributions is determined in a uniform and nondiscriminatory manner.

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C.
Notice Requirement - At least 30 days, but not more than 90 days, or any other reasonable period before the beginning of the Plan Year (or such other times if permitted by the IRS), the Employer will provide each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible. Notwithstanding the foregoing, the Employer may change this notice requirement pursuant to rules promulgated by the IRS.

Notwithstanding the foregoing, the Employer will also satisfy the notice requirements of this Plan Section 3.03(C) if the Employer provides a contingent notice that would otherwise satisfy the requirements in the preceding paragraph except that in lieu of specifying the amount of the ADP Test Safe Harbor Contribution, the notice states that the Employer will determine during the Plan Year whether to make a Safe Harbor Nonelective Contribution. If a contingent notice is provided and the Employer decides to make a Safe Harbor Nonelective Contribution, the Employer must deliver a follow-up notice to each Eligible Employee no later than 30 days or any other reasonable period before the last day of the Plan Year notifying them of the Safe Harbor Nonelective Contribution and must execute all necessary Plan amendments. If an Employer fails to provide a follow-up notice, no Safe Harbor Nonelective Contribution will be required and the Plan will not qualify as a Safe Harbor CODA for that year. The Plan may qualify as a Safe Harbor CODA for subsequent years following proper notice and contributions.

D.
Election Periods - In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Plan Section 3.03(C) above. Notwithstanding the foregoing, the Employer may change the election periods described above pursuant to rules promulgated by the IRS.

3.04           EMPLOYER CONTRIBUTIONS

A.
Obligation to Contribute - Except as otherwise indicated in the Adoption Agreement, the Employer may contribute an amount to be determined from year to year. If this Plan is a profit sharing plan, the Employer may, in its sole discretion, make contributions without regard to current or accumulated earnings or profits unless otherwise indicated in the Adoption Agreement.

B.	Allocation Formula and the Right to Share in the Employer Contribution

1.
General - Except as otherwise indicated in the Adoption Agreement, Employer Profit Sharing Contributions shall be allocated to all Qualifying Participants using a pro rata allocation formula. Under the pro rata allocation formula, Employer Profit Sharing Contributions shall be allocated to the Individual Accounts of Qualifying Participants in the ratio that each Qualifying Participant's Compensation for the Plan Year bears to the total Compensation of all Qualifying Participants for the Plan Year. The Employer Contribution for any Plan Year will be deemed allocated to each Participant's Individual Account as of the last day of that Plan Year. Notwithstanding the foregoing, Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions, and Employer Target Benefit Pension Contributions shall be allocated to the Plan on behalf of each Participant who has incurred a Disability and who is a non-Highly Compensated Employee if so specified in the Adoption Agreement.

Any Employer Contribution for a Plan Year must satisfy Code Section 401(a)(4) and the Treasury Regulations thereunder for such Plan Year.

2.	Special Rules for Integrated Plans -

a.
Excess Integrated Allocation Formula - If the Adopting Employer has selected the excess integrated allocation formula in the Adoption Agreement, subject to the overall permitted disparity limits, Employer Profit Sharing Contributions shall be allocated as follows (the Employer may start with Step 3 if this Plan is not top-heavy).

Step 1.
Employer Profit Sharing Contributions shall first be allocated pro rata to Qualifying Participants in the manner described in Plan Section 3.04(B)(1). The percent so allocated under Step 1 shall not exceed three percent of each Qualifying Participant's Compensation.

Step 2.
Any Employer Profit Sharing Contributions remaining after the allocation in Step 1 shall be allocated to each Qualifying Participant's Individual Account in the ratio that each Qualifying Participant's Compensation for the Plan Year in excess of the integration level bears to all Qualifying Participants' Compensation in excess of the integration level, but not in excess of three percent of each Qualifying Participant's Compensation. For purposes of this Step 2, in the case of any Qualifying Participant who has exceeded the cumulative permitted disparity limit described below, such Qualifying Participant's total compensation for the Plan Year will be taken into account.

Step 3.
Any Employer Profit Sharing Contributions remaining after the allocation in Step 2 shall be allocated to each Qualifying Participant's Individual Account in the ratio that the sum of each Qualifying Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Qualifying Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the applicable profit sharing maximum disparity rate as described below. For purposes of this Step 3, in the case of any Qualifying Participant who has exceeded the cumulative permitted disparity limit described below, two times such Qualifying Participant's total compensation for the Plan Year will be taken into account.

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Step 4.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 3 shall be allocated pro rata to Qualifying Participants in the manner described in Plan Section 3.04(B)(1).

b.
Base Integrated Allocation Formula - If the Adopting Employer has selected the base integrated allocation formula in the Adoption Agreement, subject to the overall permitted disparity limits, Employer Profit Sharing Contributions shall be allocated as follows. The Base Integrated Allocation Formula is not available for years in which the Plan is top heavy.

Step 1.
Employer Profit Sharing Contributions shall first be allocated to each Qualifying Participant's Individual Account in the ratio that the sum of each Qualifying Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Qualifying Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the non-top heavy profit sharing maximum disparity rate as described below.

Step 2.	Any Employer Profit Sharing Contributions remaining after the allocation in Step 1 shall be allocated pro rata to Qualifying Participants in the manner described in Plan Section 3.04(B)(1).

c.
Maximum Disparity Rate - If the Adopting Employer has selected the integrated contribution or allocation formula in the Adoption Agreement, the integration level shall be defined in the Adoption Agreement. If the Adopting Employer has selected the integrated contribution or allocation formula and no integration level is selected in the Adoption Agreement, the Taxable Wage Base will be the integration level. The maximum disparity rate shall be determined in accordance with the following table.

MAXIMUM DISPARITY RATE
Integration Level	Money Purchase	Top-Heavy Profit Sharing	Non-Top-Heavy Profit Sharing
Taxable Wage Base (TWB)	5.7%	2.7%	5.7%
More than $0 but not more than 20 percent of TWB	5.7%	2.7%	5.7%
More than 20 percent of TWB but not more than 80 percent of TWB	4.3%	1.3%	4.3%
More than 80 percent of TWB but less than TWB	5.4%	2.4%	5.4%

d.
Annual overall permitted disparity limit: Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer that provides for permitted disparity (or imputes disparity), if this is a profit sharing plan, Employer Profit Sharing Contributions and forfeitures shall be allocated to the account of each Qualifying Participant in the ratio that such Qualifying Participant's total Compensation bears to the total Compensation of all Qualifying Participants. If this Plan is a money purchase pension plan, Employer Money Purchase Pension Contributions shall be made to the account of each Qualifying Participant in an amount equal to the excess contribution percentage multiplied by the Participant's total Compensation.

e.
Cumulative permitted disparity limit: Effective for Plan Years beginning on or after January 1, 1995, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January' 1> 1994, the Participant has no cumulative disparity limit.

Compensation shall mean compensation as defined in the Definition section of the Plan, without regard to any exclusions selected in Section Six of the Adoption Agreement.

Special Rules for Government Contract Plans - If this is a nonstandardized Plan and the Employer so elects in the Adoption Agreement, for each Hour of Service of covered employment under a government contract, the Employer shall contribute to the Plan such amounts for each Qualifying Participant as determined by the hourly rate designated for each Qualifying Participant's work classification on the wage determination sheet, or part thereof, as determined by the Employer pursuant to the terms of the contracts to which the Employer is a party and which are subject to the provisions of any federal, state, or municipal prevailing wage law to which the Employer is a party.

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4.
Minimum Coverage Test - This paragraph shall apply to any nonstandardized Plan if, for any Plan Year, the Plan fails to satisfy the ratio percentage test described in Code Section 410(b)(l) as of the last day of any such Plan Year. The ratio percentage test is satisfied if, on the last day of the Plan Year, taking into account all Employees, or former Employees who were employed by the Employer on any day during the Plan Year, either the Plan benefits at least 70 percent of Employees who are not Highly Compensated Employees or the Plan benefits a percentage of Employees who are not Highly Compensated Employees which is at least 70 percent of the percentage of Highly Compensated Employees benefiting under the Plan. A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Code Section 1.410(b)-3(a). If the Plan fails the ratio percentage test, the Employer Contribution for the Plan Year will be allocated to Participants in the first class of Participants set forth below. If the Plan still fails, then the Employer Contribution will also be allocated to Participants in the next class and each succeeding class until the Plan satisfies the minimum coverage requirements. A class shall be covered only if necessary to satisfy those requirements. The classes, in order of priority, are as follows.

a.
Participants who are still employed on the last day of the Plan Year who have completed 90 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

b.
Participants who are still employed on the last day of the Plan Year who have completed 80 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable:

c.
Participants who are still employed on the last day of the Plan Year who have completed 70 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

d.
Participants who are still employed on the last day of the Plan Year who have completed 60 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

e.
Participants who are still employed on the last day of the Plan Year who have completed 50 percent of the number of Hours of Service to otherwise be a Qualifying Participant or Qualifying Contributing Participant, if applicable;

f.	Any Participant still employed on the last day of the Plan Year;

g.	Participants who are not employed on the last day of the Plan Year because the Participant has died, incurred a Disability, or attained Normal Retirement Age;

h.	Participants who are not employed on the last day of the Plan Year who have completed at least 1,000 Hours of Service during the Plan Year:

i.	Participants who are not employed on the last day of the Plan Year who have completed at least 750 Hours of Service for the Plan Year;

j.	Participants who are not employed on the last day of the Plan Year who have completed at least 500 Hours of Service for the Plan Year.

If the minimum coverage test is performed after any Employer Contribution has been allocated and the Plan fails the minimum coverage test, the Employer shall make an additional contribution to the Plan on behalf of those Participants that are entitled thereto pursuant to items (a) through (j) above. The amount of the contribution for such Participants shall be determined pursuant to the Plan's allocation formula.

Notwithstanding the foregoing, an Employer may utilize the average benefits test in lieu of the ratio percentage test and the correction option described above, to satisfy minimum coverage.

5.
Special Rule for Owner-Employees - If this Plan provides contributions or benefits for one or more Owner-Employees, contributions on behalf of any Owner-Employee may be made only with respect to the Earned Income of such Owner- Employee.

6.
Inclusion of Ineligible Employees - If any Employee who is not a Qualifying Participant is erroneously treated as a Qualifying Participant during a Plan Year, then, except as otherwise provided in Plan Section 3.04(F), the Employer will not be eligible to receive any portion of the contribution erroneously allocated to the Individual Account of the ineligible Employee. The Employer must correct the inclusion of ineligible employees using any method permitted under the Employee Plans Compliance Resolution System (EPCRS) or allowed by the IRS or DOL under regulations or other guidance. The EPCRS is currently described in IRS Revenue Procedure 2006-27.

7.
Exclusion of Eligible Participant - If the Plan is a profit sharing plan, and if in any Plan Year, any Participant is erroneously excluded and discovery of such exclusion is not made until after the Employer Contribution has been made and allocated, then the Employer must contribute for the excluded Participant the amount, including earnings thereon, which the Employer would have contributed for the Employee. The Employer must correct the exclusion of eligible employees using any method permitted under the Employee Plans Compliance Resolution System (EPCRS) or allowed by the IRS or DOL under regulations or other guidance. The EPCRS is currently described in IRS Revenue Procedure 2006-27.

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8.
Cross-Tested Allocation Formula - If elected by the Adopting Employer in the Adoption Agreement, the Employer will determine the total amount of Employer Profit Sharing Contributions for each Plan Year and either (1) allocate such total amount to Participant groups (the "participant group allocation method"), or (2) allocate such total amount using age weighted allocation rates (the "age weighted allocation method"). Employer Profit Sharing Contributions will be allocated to each Qualifying Participant.

a.
Participant Group Allocation (New Comparability) Method - lf the Employer has elected the Participant group allocation method in the Adoption Agreement, either each Participant will constitute a "separate allocation group" for purposes of allocating Employer Profit Sharing Contributions or Participants will be divided into groups specified on the Adoption Agreement. Only a limited number of allocation rates (defined below) is permitted, and the number of allocation rates cannot be greater than the maximum allowable number of allocation rates. The maximum allowable number of allocation rates is equal to the sum of the allowable number of allocation rates for eligible non-Highly Compensated Employees and the allowable number of allocation rates for eligible Highly Compensated Employees. The allowable number of allocation rates for eligible Highly Compensated Employees is equal to the number of eligible Highly Compensated Employees, limited to 25. The allowable number of non-Highly Compensated Employee allocation rates depends on the number of eligible non-Highly Compensated Employees, limited to 25.

The allocation will be made as follows: First, the total amount of Employer Profit Sharing Contributions is allocated among the deemed aggregated allocation groups in portions determined by the Employer. A deemed aggregated allocation group consists of all of the separate allocation groups that have the same allocation rate. Second, within each deemed aggregated allocation group, the allocated portion is allocated to each Qualifying Participant in the ratio that such Qualifying Participant's Compensation bears to the total Compensation of all Qualifying Participants in the group. An allocation rate is the amount of Employer Profit Sharing Contributions allocated to a Qualifying Participant for a year, expressed as a percentage of Compensation. The number of eligible non-Highly Compensated Employees to which a particular allocation rate applies must reflect a reasonable classification of Employees, and no Employee can be assigned to more than one deemed aggregated allocation group for a Plan Year.

For a Plan with only one or two eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates is one.

For a Plan with 3 to 8 eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed two.

For a Plan with 9 to 11 eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed three.

For a Plan with 12 to 19 eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed four.

For a Plan with 20 to 29 eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed five.

For a Plan with 30 or more eligible non-Highly Compensated Employees, the allowable number of non-Highly Compensated Employee allocation rates cannot exceed the number of eligible non-Highly Compensated Employees divided by five (rounded down to the next whole number if the result of dividing is not a whole number), but shall not exceed 25.

b.
Age Weighted Allocation Method – lf the age weighted allocation method is elected in the Adoption Agreement, the total Employer Profit Sharing Contribution will be allocated to each Qualifying Participant such that the equivalent benefit accrual rate for each Qualifying Participant is identical. The equivalent benefit accrual rate is the annual annuity commencing at the Qualifying Participant's testing age, expressed as a percentage of the Qualifying Participant's Compensation which is provided from the allocation of Employer Profit Sharing Contributions and forfeitures for the Plan Year, using standardized actuarial assumptions that satisfy Treasury Regulation 1.401(a)(4)-12. The Qualifying Participant's testing age is the later of Normal Retirement Age, or the Qualifying Participant's current age.

i.
If the age-weighted formula for allocations and the safe harbor requirements of Section 1.401(a)(4)-2(b)(3) of the Income Tax Regulations are selected in the Adoption Agreement, then, to the extent necessary, the following steps shall be taken:

(a)	Identify the Employees of the Employer who are not Highly Compensated Employees of such Employer who participate in the Plan and determine the average allocation rate for such group of Employees.

(b)	Identify the Employees of the Employer who are Highly Compensated Employees of such Employer who participate in the Plan and determine the average allocation rate for such group of Employees.

(c)
As of the date of allocation, determine that amount by which the average allocation rate for the group of Participants who are not Highly Compensated Employees is less than the average allocation rate of the group of the Participants who are Highly Compensated Employees.

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(d)
Lower the aggregate allocation to all of the Highly Compensated Employees by the amount necessary to cause the average allocation rate of the Participants who are not Highly Compensated Employees (as determined after including the amount by which the Highly Compensated Employees' allocation is lowered and that is subsequently allocated to the Participants who are not Highly Compensated) to equal the average allocation rate of the Participants who are Highly Compensated Employees (as determined after the Highly Compensated Employees' allocation has been lowered).

(e)
Reallocate the aggregate amount of the contributions after the reduction in (d) above to the Participants who are Highly Compensated Employees using the allocation formula in the Adoption Agreement; provided that for purposes of this allocation, "Qualifying Participants" shall mean only those Participants who are Highly Compensated Employees and "Employer Profit Sharing Contributions" shall mean only those contributions allocated to Participants who are Highly Compensated Employees.

(f)
Reallocate the aggregate amount of the contributions after the increase in (d) above to the Participants who are not Highly Compensated Employees using the allocation formula in the Adoption Agreement: provided that for purposes of this allocation, "Qualifying Participants" shall mean only those Participants who are not Highly Compensated Employees and "Employer Profit Sharing Contributions" shall mean only those contributions allocated to Participants who are not Highly Compensated Employees.

ii.
If the age-weighted formula for allocations and the general test requirements of Section 1.401(a)(4)-2(c) of the Income Tax Regulations are selected in the Adoption Agreement, then, to the extent necessary, the following steps shall be taken for each rate group of the Employer which fails to satisfy the rules of that Section:

(a)
Identify the Employees of the Employer who are not Highly Compensated Employees of such Employer who participate in the Plan and who are not part of the applicable rate group because their allocation rates are too low and arrange them in order of their allocation rates from the highest to the lowest.

(b)	Identify the Highly Compensated Employees who participate in the Plan and are in the rate group and arrange them in order of their allocation rates from the highest to the lowest.

(c)
As of the date of allocation, lower the allocation of the Highly Compensated Employee with the highest allocation rate determined in (b) above. The reduction shall equal the amount which when added to the Individual Account of the individual in (a) above who has the highest allocation rate will cause that rate to be increased to equal that of the Highly Compensated Employee with respect to whom the rate group is constructed. As of the date of allocation, that reduction shall be added to such individual's Individual Account.

(d)
Repeat (c) above with respect to the individual in (a) above who has the next highest equivalent accrual rate and continue that process with the other individuals described in (a) above in the order of their allocation rates from the highest to the lowest until such rules are satisfied for the rate group. If the allocation rate of a Highly Compensated Employee is lowered under (c) above or this clause (d) to the point where it is equal to that of one or more other Highly Compensated Employees in the rate group, then any further reductions in allocations shall be apportioned between the former and latter Highly Compensated Employees in a manner that causes their allocation rates to be reduced by the same amount.

Minimum Gateway Requirements for New Comparability Plans - If a new comparability allocation formula is selected in the Adoption Agreement, the benefit provided under the allocation method of that formula must satisfy one of the following gateway tests by making the appropriate selections in the Adoption Agreement:

a.
The Plan must provide an allocation that uses broadly available allocation rates. The Plan will have broadly available allocation rates for the Plan Year if each allocation rate under the Plan is currently available during the Plan Year to a group of Employees that satisfies the requirements under Code Section 410(b) (without regard to the average benefit percentage test of Treasury Regulation 1.410(b)-5) and as otherwise specified in Treasury Regulation 1.401(a)(4)-

b.
The Plan satisfies a minimum allocation gateway for a plan that is not a combination of permissively aggregated defined contribution and defined benefit plans, or a plan in which the aggregated plan is not considered primarily defined benefit in character, if it otherwise satisfies Treasury Regulation 1.401(a)(4)-8(b)(l)(vi). The Plan will satisfy such gateway if:

i.
each non-Highly Compensated Employee who is eligible to participate has an allocation rate that is at least one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate; or

ii.
each non-Highly Compensated Employee who is eligible to participate receives an allocation of at least 5% of such Employee's Compensation, as defined in Code Section 415(c)(3), for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this Section.

For purposes of determining the allocation rate in (i) above, such allocation rate shall equal the quotient of the Employer Profit Sharing Contribution allocated to a Participant divided by the Participant's Compensation.

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The Employer must make additional contributions to a Participant who is a non-Highly Compensated Employee and who receives only a top-heavy minimum contribution or a Safe Harbor Nonelective Contribution, in order to satisfy the minimum allocation gateway. The amount of such additional contribution shall be equal to the difference between the amount required to satisfy the minimum allocation gateway and the top-heavy minimum or Safe Harbor Nonelective Contribution received by such Employee, whichever is applicable.

Notwithstanding the foregoing, this Plan document cannot be used if this Plan is a combination of permissively aggregated defined contribution and defined benefit plans, in which the aggregated plan is considered primarily defined benefit in character, as defined in Treasury Regulation 1.401(a)(4)-9(b)(2)(v)(B).

10.
Minimum Allocation Gateway for New Comparability - One-Third Approach - If a selection is made in the Adoption Agreement to satisfy a minimum allocation gateway for new comparability purposes and to reallocate contributions from Highly Compensated Employees to non-Highly Compensated Employees in order to provide each a non-Highly Compensated Employee with an allocation rate which is equal to at least one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate, then, to the extent necessary, the following steps shall be taken:

a.
Identify the Employees of the Employer who participate in the Plan who are non-Highly Compensated Employees of such Employer and arrange them in order of their allocation rates from the highest to the lowest.

b.	Identify the Highly Compensated Employees of the Employer who participate in the Plan and arrange them in order of their allocation rates from the highest to the lowest.

c.
As of the date of allocation, lower the allocation to the Highly Compensated Employee with the highest allocation rate determined in (b) above. The reduction shall equal the lesser of (i) the amount necessary so that the non-Highly Compensated Employee with the lowest allocation rate receives an allocation equal to one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate, or (ii) the amount which would cause such Highly Compensated Employee's allocation rate to equal the allocation rate of the Highly Compensated Employee with the next highest allocation rate. As of the date of allocation, that reduction shall be added to the Individual Account of the non- Highly Compensated Employee described in (i) above.

d.
Repeat the procedures in (c) above until all non-Highly Compensated Employees have an allocation rate equal to at least one-third of the allocation rate of the Highly Compensated Employee with the highest allocation rate. If the allocation rate of a Highly Compensated Employee is lowered under (c) above or this clause (d) to the point where it is equal to that of the Highly Compensated Employees with the next highest allocation rate, then any further reductions in allocations shall be apportioned between the former and latter Highly Compensated Employees in a manner that causes their equivalent allocation rates to be reduced by the same amount.

e.
Participants whose sole allocation for a Plan Year consists of either a minimum allocation made pursuant to Plan Section 3.04(E) or a Safe Harbor Nonelective Contribution are considered benefiting for purposes of the minimum allocation gateway. Allocation rates shall include such contributions when determining whether the minimum gateway allocation has been satisfied.

11.
Minimum Allocation Gateway for New Comparability - Five Percent Approach - If a selection is made in the Adoption Agreement to satisfy a minimum allocation gateway under new comparability and to reallocate contributions from Highly Compensated Employees to non-Highly Compensated Employees in order to provide each non-Highly Compensated Employee with an allocation of at least 5% of such Employee's Compensation, as defined in Code Section 415(c)(3), for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this Section, then, to the extent necessary, the following steps shall be taken.

a.
Identify the Employees of the Employer who participate in the Plan who are non-Highly Compensated Employees of such Employer and arrange them in order of their allocation rates from the highest to the lowest.

b.	Identify the Highly Compensated Employees of the Employer who participate in the Plan and arrange them in order of their allocation rates from the highest to the lowest.

c.
As of the date of allocation, lower the allocation to the Highly Compensated Employee with the highest allocation rate determined in (b) above. The reduction shall equal the lesser of (i) the amount necessary so that the non-Highly Compensated Employee with the lowest allocation rate receives an allocation equal to 5% of such Employee's Compensation, as defined in Code Section 415(c)(3), for the period during which the non-Highly Compensated Employee is eligible to receive an allocation under this Section, or (ii) the amount which would cause such Highly Compensated Employee's allocation rate to equal the allocation rate of the Highly Compensated Employee with the next highest allocation rate. As of the date of allocation, that reduction shall be added to the Individual Account of the non- Highly Compensated Employee described in (i) above.

d.
Repeat the procedures in (c) above until all Employees of the non-Highly Compensated Employees have an allocation rate equal to at least 5% of such Employee's Compensation, as defined in Code Section 415(c)(3), for the period during which the each of the non-Highly Compensated Employees are eligible to receive an allocation under this Section. If the allocation rate of a Highly Compensated Employee is lowered under (c) above or this clause (d) to the point where it is equal to that of the Highly Compensated Employees with the next highest allocation rate, then any further reductions in allocations shall be apportioned between the former and latter Highly Compensated Employees in a manner that causes their equivalent allocation rates to be reduced by the same amount.

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e.
If the allocation rate of the Highly Compensated Employees are less than 5%, either before any reallocation pursuant to this (11), or as a result of any reallocation pursuant to this (11), then for that Plan Year, the Employer Profit Sharing Contributions shall be allocated as if the Employer had elected a pro rata allocation formula (as described in Adoption Agreement Section Three).

f.
Participants whose sole allocation for a Plan Year consists of either a minimum allocation made pursuant to Plan Section 3.04(E) or a Safe Harbor Nonelective Contribution are considered benefiting for purposes of the minimum allocation gateway. Allocation rates shall include such contributions when determining whether the minimum gateway allocation has been satisfied.

C.
Allocation of Forfeitures - Forfeitures may be, at the Employer's discretion, applied first to the payment of the Plan's administrative expenses in accordance with Plan Section 7.04 or applied to the restoration of Participants' Individual Accounts pursuant to Plan Section 4.01(C)(3). Any remaining Forfeitures shall be allocated as follows:

1.
Profit Sharing Plan - If this is a profit sharing plan, unless the Adoption Agreement indicates otherwise, Forfeitures will be used to reduce Employer Contributions. Notwithstanding the foregoing, Forfeitures arising under Plan Section 3.12 (Excess Annual Additions) may be allocated to Qualifying Participants in accordance with Plan Section 3.04(B).

2.
401(k) Profit Sharing Plan - If this is a 401(k) profit sharing plan, unless the Adoption Agreement indicates otherwise, Forfeitures of Employer Profit Sharing Contributions, Matching Contributions, ACP Test Safe Harbor Matching Contributions, and Excess Aggregate Contributions shall be used to reduce Employer Contributions. Notwithstanding the foregoing, Forfeitures arising under Plan Section 3.12 (Excess Annual Additions) may be allocated to Qualifying Participants in accordance with Plan Section 3.04(B).

3.
Money Purchase Pension Plan and Target Benefit Pension Plan - If this Plan is a money purchase pension plan or a target benefit pension plan, unless the Adoption Agreement indicates otherwise, Forfeitures shall be used to reduce Employer Money Purchase Pension Contributions or Employer Target Benefit Pension Contributions to the Plan. Notwithstanding the foregoing, Forfeitures arising under Plan Section 3.12 (Excess Annual Additions), other than forfeitures arising under a target benefit plan, may be allocated to Qualifying Participants in accordance with Plan Section 3.04(B).

Forfeitures must be applied as of the last day of the Plan Year in which the Forfeitures arose or, if necessary, any subsequent Plan Year following the Plan Year in which the Forfeiture arose. Notwithstanding the foregoing, Forfeitures must be applied in a uniform and nondiscriminatory manner if applied either to the payment of the Plan's administrative expenses or to the restoration of Participants' Individual Accounts pursuant to Plan Section 4.01(C)(3). Forfeitures that are reallocated to Participants' Individual Accounts need not be reallocated to the same contribution source from which they were forfeited.

D.
Timing of Employer Contribution - Unless otherwise specified in the Plan or permitted by law or regulation, the Employer Contribution made by an Employer for each Plan Year shall be deposited with the Trustee (or Custodian, if applicable) not later than the due date for filing the Employer's income tax return for its tax year in which the Plan Year ends, including extensions thereof. Notwithstanding the foregoing, Employer Contributions may be deposited during the Plan Year for which they are being made.

E.
Minimum Allocation for Top-Heavy Plans - The contribution and allocation provisions of this Plan Section 3.04(E) shall apply for any Plan Year with respect to which this Plan is a Top-Heavy Plan and shall supersede any conflicting provisions in the Plan or Adoption Agreement.

1.
Except as otherwise provided in (3) and (4) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation or (in the case where the Employer does not maintain a defined benefit plan in addition to this Plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer Contributions and Forfeitures, as a percentage of the Key Employee's Compensation, as limited by Code Section 401(a)(17), allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. Unless the Adopting Employer, in the Adoption Agreement, elects to allocate a top-heavy contribution to Participants who are Key Employees, only Participants who are not Key Employees will be entitled to receive the minimum allocation. Notwithstanding the foregoing, if the Employer maintains a defined benefit plan in addition to this Plan and specifies in the Adoption Agreement that the minimum allocation will be made to this Plan, then except as provided in (3) and (4) below, Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than five percent of such Participant's Compensation. For purposes of the preceding sentences, the largest percentage of Employer Contributions and Forfeitures as a percentage of each Key Employee's Compensation shall be determined by treating Elective Deferrals as Employer Contributions. This minimum allocation shall be made even though under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of 1) the Participant's failure to complete 1,000 Hours of Service (or any comparable period provided in the Plan), or 2) the Participant's failure to make mandatory Nondeductible Employee Contributions to the Plan, or 3) Compensation less than a stated amount.

2.
For purposes of computing the minimum allocation, Compensation shall mean Compensation as provided in the Definitions Section of the Plan as limited by Code Section 401(a)(17) and shall include any amounts contributed by the Employer pursuant to a salary reduction agreement and which is not includible in gross income under Code Sections 402(g), 125, 132(f)(4), or 457. Compensation for the full Determination Year will be used in calculating the minimum allocation.

3.	The provision in (1) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

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4.
The provision in (1) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Adopting Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans.

5.
The minimum allocation required under this Section 3.04(E) (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 41 l(a)(3)(B) or 41 l(a)(3)(D).

6.
Elective Deferrals (and for Plan Years beginning before 2002, Matching Contributions) may not be taken into account for purposes of satisfying the minimum allocation requirement applicable to Top-Heavy Plans described in Plan Section 3.04(E)(1). Qualified Nonelective Contributions may, however, be taken into account for such purposes.

F.
Return of the Employer Contribution to the Employer Under Special Circumstances - Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

In the event that a contribution made by the Employer under this Plan is conditioned on deductibility and is not deductible under Code Section 404, the contribution, to the extent of the amount disallowed, must be returned to the Employer within one year after the deduction is disallowed.

If applicable, no contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Employer and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Employer or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

3.05	QUALIFIED NONELECTIVE CONTRIBUTIONS
The Employer may elect to make Qualified Nonelective Contributions under the Plan. The amount of such contribution, if any, to the Plan for each Plan Year, shall be determined by the Employer.

A.
Qualified Nonelective Contributions Used to Satisfy Testing Requirements - Unless another allocation formula is specified in the Adoption Agreement, or in the situation in which an Employer wishes to allocate a Qualified Nonelective Contribution in addition to the allocation formula in the Adoption Agreement, Qualified Nonelective Contributions will be allocated to the Individual Accounts of non-Highly Compensated Employees who are eligible Participants following any allocation formula permitted under the law or regulation for purpose of satisfying the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. Notwithstanding the foregoing, no allocation shall be required in excess of the amount required to satisfy the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. Qualified Nonelective Contributions may be made during the Plan Year for which they are being made; however, the Employer must follow the allocation requirements set forth in this Section 3.05 and must adhere to the eligibility requirements applicable to Elective Deferrals, including a forfeiture of allocations where such eligibility requirements are not satisfied.

For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury Regulation 1.401(k) and 1.401(m) became effective), Qualified Nonelective Contributions taken into account under the Actual Deferral Percentage (ADP) test cannot exceed the product of the non-Highly Compensated Employee's Compensation and the greater of i) 5 percent (10 percent if the Qualified Nonelective Contribution is made in connection with an Employer's obligation to pay prevailing wages under the Davis-Bacon Act plan) or ii) two times the Plan's representative contribution rate. The "representative contribution rate," for this purpose, is the lowest applicable contribution rate of any eligible non-Highly Compensated Employee among a group of eligible non-Highly Compensated Employees that consists of one half of all non-Highly Compensated Employees for the Plan Year (or if greater, the lowest applicable percentage contribution rate of any eligible non-Highly Compensated Employee in the group of all eligible non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year). The "applicable contribution rate" for these purposes is the sum of the Qualified Matching Contributions taken into account for the ADP test for the eligible non-Highly Compensated Employees for the Plan Year and the Qualified Nonelective Contributions made for the eligible non-Highly Compensated Employee for the Plan Year, divided by the eligible non-Highly compensated Employee's Compensation for the same period.

If the current year testing rules apply to the Plan, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Plan Sections 5.13 and 5.14, the Employer may, if permitted in the Adoption Agreement, use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both. The option to use all or any portion of the Qualified Nonelective Contributions to satisfy either the Actual Deferral Percentage test or the Actual Contribution Percentage test is not available if prior year testing rules apply to the Plan

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B.
Special Rules for Government Contract Plans - If the Employer so elects in the Adoption Agreement, for each Hour of Service of covered employment under a government contract, the Employer shall contribute to the Plan such Qualified Nonelective Contribution amounts for each eligible Participant as determined by the hourly rate designated for each eligible Participant's work classification on the wage determination sheet, or part thereof, as determined by the Employer pursuant to the terms of the contracts to which the Employer is a party and which are subject to the provisions of any federal, state, or municipal prevailing wage law to which the Employer is a party. In addition to any Qualified Nonelective Contribution made under this Plan Section 3.05(B), the Employer may contribute additional Qualified Nonelective Contributions to be allocated to the Individual Accounts of non-Highly Compensated Employees who are eligible Participants following any allocation formula permitted under the law or regulation for the purpose of satisfying the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both, as set forth in Plan Section 3.05(A). Such additional Qualified Nonelective Contributions can be taken into account for a Plan Year for a non-Highly Compensation Employee only to the extent such contributions do not exceed 10 percent of that non-Highly Compensated Employee's Compensation.

3.06	QUALIFIED MATCHING CONTRIBUTIONS
The Employer may elect to make Qualified Matching Contributions under the Plan. Unless specified otherwise in the Adoption Agreement, the amount of such contribution, if any. to the Plan for each Plan Year, shall be determined by the Employer. In addition, in lieu of distributing Excess Contributions or Excess Aggregate Contributions as provided in Plan Sections 5.13 and 5.14, the Employer may use Qualified Matching Contributions to satisfy either the Actual Deferral Percentage test, the Actual Contribution Percentage test, or both, pursuant to Treasury Regulations under Code Sections 401(k) and 401(m).

Unless another allocation formula is specified in the Adoption Agreement, Qualified Matching Contributions, if made, shall be in an amount equal to that percentage of the Elective Deferrals (and Nondeductible Employee Contributions) of each non-Highly Compensated Employee that would be sufficient to cause the Plan to satisfy the Actual Contribution Percentage test, the Actual Deferral Percentage test, or both. For Plan Years beginning in 2006 (or such earlier date on which the final regulations under Treasury-Regulation 1.401(k) and 1.401(m) became effective), if Qualified Matching Contributions exceed 100 percent of a Qualifying Contributing Participant's Elective Deferrals, the additional ACP testing restrictions listed in Plan Section 3.02 will apply.

Notwithstanding anything in this Section to the contrary, all or any portion of the Qualified Matching Contributions may be included in the ADP and ACP tests if the Employer has elected to use the current year testing rules.

3.07	ROLLOVER CONTRIBUTIONS
Unless otherwise indicated in the Adoption Agreement, an Employee may make Indirect Rollover and/or Direct Rollover contributions to the Plan from distributions made from plans described in Code Sections 401 (a), 403(a), 403(b), 408, and 457(b) (if maintained by a governmental entity) (excluding Nondeductible Employee Contributions and Roth Elective Deferrals except as otherwise indicated in the Adoption Agreement) unless an Employee is either an Employee of a related employer that does not participate in this Plan or a member of any excluded class in Adoption Agreement Section Two and Plan Section 2.01. The Plan Administrator may require the Employee to certify, either in writing or in any other form permitted under rules promulgated by the IRS and DOL, that the contribution qualifies as a rollover contribution under the applicable provisions of the Code. If it is later determined that all or part of a rollover contribution was ineligible to be contributed to the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Plan Section 7.02(B)), be distributed from the Plan to the Employee as soon as administratively feasible.

A separate account shall be maintained by the Plan Administrator for each Employee's rollover contributions, which will be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Plan Section 7.02(B). Where the Adoption Agreement does not permit Employer designation with respect to rollover contributions, the Employer may, in a uniform and nondiscriminatory manner, allow only Employees who have become Participants in the Plan to make rollover contributions.

3.08	TRANSFER CONTRIBUTIONS
Unless otherwise indicated in the Adoption Agreement, the Trustee (or Custodian, if applicable) may receive any amounts transferred to it in the name of an Employee from the trustee or custodian of another plan qualified under Code Section 401 (a), unless an Employee is either employed by a related employer that does not participate in this Plan or a member of any excluded class in Adoption Agreement Section Two and Plan Section 2.01. Whether any particular transfer may be accepted by the Plan, and the procedures for the receipt of such transfers by the Plan, will be determined by the requirements of Treasury Regulation 1.41 l(d)-4, Q&A-3 and other rules promulgated by the IRS. Nothing in this Plan prohibits the Plan Administrator from permitting (or prohibiting) Participants to transfer their Individual Accounts to other eligible plans, provided such transfers are permitted (or prohibited) in a uniform and nondiscriminatory manner. If it is later determined that all or part of a transfer contribution was ineligible to be transferred into the Plan, the Plan Administrator shall direct that any ineligible amounts, plus earnings or losses attributable thereto (determined in the manner described in Plan Section 7.02(B)), be distributed from the Plan to the Employee as soon as administratively feasible. Notwithstanding the foregoing, the Employer may, at its discretion, also return the amount transferred to the transferor plan or correct the ineligible transfer using any other method permitted by the IRS under regulation or other guidance.

A separate account shall be maintained by the Plan Administrator for each Employee's transfer contributions, which will, if applicable, be nonforfeitable at all times. Such account will share in the income and gains and losses of the Fund in the manner described in Plan Section 7.02(B). Where the Adoption Agreement does not permit Employer designation with respect to transfer contributions, the Employer may, in a uniform and nondiscriminatory manner, allow only Employees who have become Participants in the Plan to make transfer contributions. Notwithstanding the foregoing, an Employee's separate account established solely on account of an event described in Code Section 414(1) shall continue to be subject to the Plan's vesting schedule except as otherwise provided therein. If transfers are associated with distributable events and the Employees are eligible to receive single sum distributions consisting entirely of Eligible Rollover Contributions, the transfers will be considered Direct Rollovers.

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3.09	DEDUCTIBLE EMPLOYEE CONTRIBUTIONS
The Plan Administrator will not accept Deductible Employee Contributions that are made for a taxable year beginning after December 31, 1986. Contributions made before that date will be maintained in a separate account, which will be nonforfeitable at all times. The account will share in the gains and losses of the Fund in the same manner as described in Plan Section 7.02(B). No part of the Deductible Employee Contributions account will be used to purchase life insurance. Subject to Plan Section 5.10 (if applicable), the Participant may withdraw any part of the Deductible Employee Contribution account by making a written application to the Plan Administrator.

3.10	NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS
If this Plan is subject to Code Section 401(k) and the Adopting Employer so allows in the Adoption Agreement, a Participant may contribute Nondeductible Employee Contributions to the Plan by enrolling as a Contributing Participant pursuant to the applicable provisions of Plan Section 3.01. The Employer shall establish uniform and nondiscriminatory rules and procedures for Nondeductible Employee Contributions as it deems necessary and advisable including, but not limited to, rules describing any amounts or percentages of Compensation Participants may or must contribute to the Plan. Nondeductible Employee Contributions for Plan Years beginning after December 31, 1986, together with any Matching Contributions, will be limited so as to satisfy the Actual Contribution Percentage test in Plan Section 3.14. Notwithstanding the foregoing, contributions made to the Plan on an after-tax basis (e.g., to repay defaulted loans or to buy back previously forfeited amounts as described in Plan Section 4.01(C)(3)) do not constitute Nondeductible Employee Contributions and will not, therefore, be subject to the nondiscrimination test of Code Section 401(m) or the Annual Additions limits of Code Section 415.

A separate account will be maintained by the Plan Administrator for the Nondeductible Employee Contributions of each Participant.

3.11	OTHER LIMITATIONS ON SIMPLE 401(K) CONTRIBUTIONS
If the Employer has established a SIMPLE 401(k) Plan, no Employer or Employee contributions may be made to this Plan for the SIMPLE 401(k) Year other than Elective Deferrals described in Plan Section 3.01(H), Matching or nonelective contributions described in Plan Section 3.02, and rollover contributions described in Plan Section 3.07.

3.12	LIMITATION ON ALLOCATIONS

A.
If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, an individual medical account (as defined in Code Section 415(1)(2)) maintained by the Employer, or a simplified employee pension plan (as defined in Code Section 408(k)) maintained by the Employer, which provides an Annual Addition as defined in the Definitions Section of the Plan, the following rules shall apply.

1.
The amount of Annual Additions which may be credited to the Participant's Individual Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated may be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

2.
Before determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

3.
As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

4.
If, pursuant to Plan Section 3.12(A)(3) or as a result of the allocation of Forfeitures or a reasonable error in determining a Participant's maximum Elective Deferral or any other circumstance permitted under rules promulgated by the IRS, there is an Excess Annual Addition, the excess will be disposed of as follows.

a.
Profit Sharing Plan - If this Plan is a profit sharing plan, the Excess Annual Additions shall be deemed Forfeitures and shall be allocated in accordance with Plan Section 3.04(C) to all Qualifying Participants that have not reached their Annual Additions limit. If all Qualifying Participants have reached their Annual Additions limit before all Excess Annual Additions have been allocated, the remaining amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

b.
Money Purchase Pension Plan or Target Benefit Plan - If this Plan is either a money purchase pension plan or a target benefit plan, Excess Annual Additions shall be held unallocated in a suspense account. The suspense account shall be used to reduce future Employer Contributions made to Qualifying Participants in the next Limitation Year and succeeding Limitation Years, if necessary.

c.
401 (k) Pro/it Sharing Plan - If this Plan is a 401(k) profit sharing plan, any Nondeductible Employee Contributions and Elective Deferrals, plus any income allocable thereto, shall be distributed to the Participant to the extent this would reduce the Excess Annual Additions. Income allocable to such Excess Annual Additions shall be computed in a manner consistent with the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan Administrator for allocating income or loss to Participants' Individual Accounts).

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If, after distributing Nondeductible Employee Contributions (including any earnings thereon) and Elective Deferrals (including any earnings thereon), Excess Annual Additions still exist, the Excess Annual Additions attributable to Employer Profit Sharing Contributions shall be deemed Forfeitures and shall be allocated in accordance with Plan Section 3.04(C) to all Qualifying Participants who have not reached their Annual Additions limit. If all Qualifying Participants have reached their Annual Additions limit before all Excess Annual Additions have been allocated, the remaining amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any Forfeitures) for all Qualifying Participants in the next Limitation Year and each succeeding Limitation Year, if necessary.

If a suspense account is in existence at any time during a Limitation Year pursuant to this Plan Section 3.12, it will participate in the allocation of the Fund's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Individual Accounts before any Employer Contributions or any Nondeductible Employee Contributions may be made to the Plan for that Limitation Year. Excess Annual Additions may not be distributed to Participants or former Participants.

B.
If, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension plan maintained by the Employer that provides an Annual Addition as defined in the Definitions Section of the Plan during any Limitation Year, the following rules apply.

1.
The Annual Additions which may be credited to a Participant's Individual Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant under the other qualified Master or Prototype Plans, welfare benefit funds, individual medical account, and simplified employee pension plans for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Individual Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated may be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified Master or Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pension plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Individual Account under this Plan for the Limitation Year.

2.
Before determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Plan Section 3.12(A)(2).

3.
As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

4.
If, pursuant to Plan Section 3.12(B)(3) or as a result of the allocation of Forfeitures or a reasonable error in determining a Participant's Elective Deferral or any other circumstance permitted under rules promulgated by the IRS, a Participant's Annual Additions under this Plan and such other plans would result in Excess Annual Additions for a Limitation Year, the Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension plan will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

5.
If Excess Annual Additions were allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Annual Additions attributed to this Plan will be the product of

(i)	the total Excess Annual Additions allocated as of such date, multiplied by

(ii)
the ratio of (a) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (b) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified prototype defined contribution plans.

6.	Any Excess Annual Additions attributed to this Plan will be disposed of in the manner described in Plan Section 3.12(A)(4).

7.
If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan, the provisions of Plan Section 3.12(B)(1) through 3.12(B)(6) will apply as if the other plan were a Master or Prototype Plan. In the event this method cannot be administered because of conflicting language in the other plan, the Employer must provide, through a written attachment to the Plan, the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Annual Additions in a manner that precludes Employer discretion.

C.	The provisions of this Plan Section 3.12 shall apply to SIMPLE 401(k) contributions made pursuant to Plan Sections 3.01(H) and 3.02.

D.
Adoption Agreement elections to include or exclude items from Compensation that are inconsistent with Code Section 415 and the corresponding regulations will be disregarded for purposes determining a Participant's Annual Additions limit.

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3.13	ACTUAL DEFERRAL PERCENTAGE TEST (ADP)

A.
Limits on Highly Compensated Employees - The Actual Deferral Percentage (hereinafter "ADP") for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

1.
The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

2.
The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0 provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are non-Highly Compensated Employees by more than two percentage points.

The Plan must satisfy the ADP test using either the prior year testing or current year testing requirements described below. Notwithstanding the foregoing, the prior year testing method described below will apply to this Plan unless otherwise elected by the Employer.

3.
Prior Year Testing - The ADP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

a.
The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

b.
The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

For the first Plan Year the Plan permits any Participant to make Elective Deferrals and this is not a successor Plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employees' ADP shall be three percent unless the Adopting Employer has elected in the Adoption Agreement to use the actual Plan Year's ADP for these Participants.

Notwithstanding the foregoing, if the Adopting Employer has elected the Safe Harbor CODA option in the Adoption Agreement, the current year testing provisions described in Plan Section 3.13(A)(4) will apply.

4.
Current Year Testing - If elected by the Employer in the Adoption Agreement, the ADP tests in this Plan Section 3.13(A)(1) and (2) above will be applied by comparing the current Plan Year's ADP for Participants who are Highly Compensated Employees with the current Plan Year's ADP for Participants who are non-Highly Compensated Employees. Once a current year testing election is made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five Plan Years (or if less, the number of Plan Years the Plan has been in existence) or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

Notwithstanding the foregoing, the Plan shall be treated as meeting the ADP test if, within a reasonable period before any Plan Year, each Participant eligible to participate is given a notice (either in writing or in any other form permitted by Treasury Regulations or other rules promulgated by the IRS) which satisfies the requirements of Code Section 401(k)(12)(D) and the Employer makes ADP Test Safe Harbor Contributions pursuant to Code Sections 401(k)(12)(B) and (C) respectively.

B.	Special Rules

1.
A Participant is a Highly Compensated Employee for a particular Plan Year if they meet the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if they do not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.
The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to their Individual Accounts under two or more arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. For Plan Years beginning before 2006, cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

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3.
In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this Plan Section 3.13(B)(3) shall be applied by determining the ADP of Participants as if all such plans were a single plan. If more than 10 percent of the Employer's non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury' Regulation 1.401(k)-2(c)(4), then any adjustments to the non-Highly Compensated Employee ADP for the prior year will be made in accordance with such regulations, unless the Adopting Employer has elected in the Adoption Agreement to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP testing method.

4.
For purposes of satisfying the ADP test, Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which contributions relate.

5.
The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

6.	The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary' of the Treasury.

7.
If the Employer elects to take Qualified Matching Contributions into account as Elective Deferrals for purposes of the ADP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, to either include all Qualified Matching Contributions in the ADP test or to include only the amount of such Qualified Matching Contributions that are needed to meet the ADP test.

8.
In the event that the Plan Administrator determines that it is not likely that the ADP test will be satisfied for a particular Plan Year unless certain steps are taken before the end of such Plan Year, the Plan Administrator may require Contributing Participants who are Highly Compensated Employees to reduce or cease future Elective Deferrals for such Plan Year in order to satisfy that requirement. This reduction shall also be required by the Plan Administrator in the event that the Plan Administrator anticipates that the Employer will not be able to deduct all Employer Contributions from its income for federal income tax purposes. If the Plan Administrator requires Contributing Participants to reduce or cease making Elective Deferrals under this paragraph, the reduction or cessation shall begin with the Highly Compensated Employee with either the largest amount of Elective Deferrals or the highest Contribution Percentage for the Plan Year (on the date on which it is determined that the ADP test will not likely be satisfied), as elected by the Plan Administrator. All remaining Highly Compensated Employees' Elective Deferrals for the Plan Year shall be limited to such amount. Notwithstanding the foregoing, if it is later determined that the ADP test for the Plan Year will be satisfied, Highly Compensated Employees shall be permitted to enroll again as Contributing Participants in accordance with the terms of the Plan.

9.
Elective Deferrals that are treated as Catch-up Contributions because they exceed a Plan limit or a statutory limit will be excluded from ADP testing. Amounts which are characterized as Catch-up Contributions as a result of the ADP test will reduce the amount of Excess Contributions distributed or Qualified Nonelective Contributions or Qualified Matching Contributions contributed to the Plan to correct an Excess Contribution.

10.
Special Rule for Early Participation - If the Plan provides that Employees are eligible to become Contributing Participants before they have completed the minimum age and service requirements in Code Section 410(a)(l)(A), and if the Plan applies Code Section 410(b)(4)(B) in determining whether the Plan satisfies the requirements in Code Section 410(b)(l), then in determining whether the Plan satisfies the ADP test, either:

a.
pursuant to Code Section 401(k)(3)(F), the ADP test is performed under the Plan (determined without regard to disaggregation under Treasury Regulation 1.410(b)-7(c)(3)), using the ADP for all eligible Highly Compensated Employees for the Plan Year and the ADP of eligible non-Highly Compensated Employees for the applicable year, disregarding all non-Highly Compensated Employees who have not met the minimum age and services requirements in Code Section 410(a)(l)(A); or

b.
pursuant to Treasury Regulation 1.401(k)-l(b)(4), the Plan is disaggregated into separate plans and the ADP test is performed separately for all eligible Participants who have completed the minimum age and service requirements of Code Section 4IO(a)(l)(A) and for all eligible Participants who have not completed the minimum age and service requirements in Code Section 410(a)(l)(A).

C.	Notwithstanding the foregoing, the ADP test described above is treated as satisfied for any SIMPLE 401(k) Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

3.14	ACTUAL CONTRIBUTION PERCENTAGE TEST (ACP)

A.
Limits on Highly Compensated Employees - The Actual Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests.

1.
The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

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2.
The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for the Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are non-Highly Compensated Employees by more than two percentage points.

The Plan must satisfy the ACP test using either the prior year testing or current year testing requirements described below. Notwithstanding the foregoing, the prior year testing method described below will apply to this Plan unless otherwise elected in the Adoption Agreement by the Adopting Employer.

3.
Prior Year Testing - The ACP for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests.

a.
The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

b.
The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Participants who were non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

For the first Plan Year, if this Plan permits any Participant to make Nondeductible Employee Contributions, provides for Matching Contributions or both, and this is not a successor Plan, for purposes of the foregoing tests, the prior year's non-Highly Compensated Employees' ACP shall be three percent unless the Employer has elected in the Adoption Agreement to use the Plan Year's ACP for these Participants.

Notwithstanding the foregoing, if the Adopting Employer has elected the Safe Harbor CODA option in the Adoption Agreement, the current year testing provisions described below will apply.

4.
Current Year Testing - If elected by the Adopting Employer in the Adoption Agreement, the ACP tests in this Plan Section 3.14(A)(1) and (2), above, will be applied by comparing the current Plan Year's ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's ACP for Participants who are non-Highly Compensated Employees. Once an election to use current year testing is made, the Employer can elect prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five Plan Years (or if lesser, the number of Plan Years the Plan has been in existence) or if, as a result of the merger or acquisition described in Section 410(b)(6)(C)(i), the Employer maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

B.	Special Rules

1.
A Participant is a Highly Compensated Employee for a particular Plan Year if they meet the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a non-Highly Compensated Employee for a particular Plan Year if they do not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

2.
For purposes of this Plan Section 3.14, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to their Individual Account under two or more plans described in Code Section 401 (a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

3.
In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Plan Section 3.14(B)(3) shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. If more than 10 percent of the Employer's non-Highly Compensated Employees are involved in a plan coverage change as defined in Treasury Regulation 1.401(m)-2(c)(4), then any adjustments to the non- Highly Compensated Employee ACP for the prior year will be made in accordance with such regulations, unless the Employer has elected in the Adoption Agreement to use the current-year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

4.
For purposes of determining the Actual Contribution Percentage test, Nondeductible Employee Contributions are considered to have been made in the Plan Year in which contributed to the Fund. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

5.
The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

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6.	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

7.
If the Employer elects to take Qualified Nonelective Contributions into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, either to include all Qualified Nonelective Contributions in the ACP test or to include only the amount of such Qualified Nonelective Contributions that are needed to meet the ACP test.

8.
If the Employer elects to take Elective Deferrals into account as Contribution Percentage Amounts for purposes of the ACP test, then (subject to such other requirements as may be prescribed by the Secretary of the Treasury) the Employer may elect, in a uniform and nondiscriminatory manner, either to include all Elective Deferrals in the ACP test or to include only the amount of such Elective Deferrals that are needed to meet the ACP test.

9.
Special Rule for Early Participation - If the Plan provides for Matching Contributions or Nondeductible Employee Contributions and provides that Employees are eligible to participate with regard to such contributions before they have completed the minimum age and service requirements in Code Section 410(a)(l)(A), and if the Plan applies Code Section 410(b)(4)(B) in determining whether the Plan meets the requirements in Code Section 410(b)(l), then in determining whether the Plan meets the ACP test, either:

a.
pursuant to Code Section 401(m)(5)(C), the ACP test is performed under the Plan (determined without regard to disaggregation under Treasury Regulation 1.410(b)-7(c)(3)), using the ACP for all eligible Highly Compensated Employees for the Plan Year and the ACP of eligible non-Highly Compensated Employees for the applicable year, disregarding all non-Highly Compensated Employees who have not met the minimum age and service requirements in Code Section 410(a)(l)(A); or

b.
pursuant to Treasury Regulation 1.401(m)-l(b)(4), the Plan is disaggregated into separate plans and the ACP test is performed separately for all eligible Participants who have completed the minimum age and service requirements in Code Section 410(a)(l)(A) and for all eligible Participants who have not completed the minimum age and service requirements in Code Section 410(a)(l)(A).

C.	Notwithstanding the foregoing, the ACP test described above is treated as satisfied for any SIMPLE 401(k) Year in which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

3.15	DEEMED IRAs

A.	General Rules

1.	This Plan Section 3.15 shall apply if elected by the Employer in the Adoption Agreement.

2.	Unless otherwise indicated in the Adoption Agreement, each Participant may make Deemed IRA Contributions to the Participant's Deemed IRA under the Plan if the Plan allows such contributions.

3.
Unless otherwise indicated in the Adoption Agreement, Deemed IRA Contributions, if permitted by the Plan, may be made to either a Traditional IRA or a Roth IRA established as a Deemed IRA under the Plan. At the time the Deemed IRA is established, the IRA Holder shall indicate whether the Deemed IRA is a Traditional IRA or Roth IRA for tax purposes.

4.	The IRA Trustee (or Custodian) shall be subject to the reporting requirements of Code Section 408(i) with respect to all Deemed IRAs that are established and maintained under the Plan.

5.	Unless otherwise indicated in the Adoption Agreement, Deemed IRAs shall be held in the Fund established in Plan Section 7.01. When held within the Fund, the following rules shall apply:

a.	Separate Account - A separate account will be maintained for each Deemed IRA clearly designating the Deemed IRA as either a Traditional IRA or Roth IRA.

b.	Life Insurance - No Deemed IRA assets held in a separate account of the Fund shall be invested in life insurance contracts.

c.
Trustee - The IRA trustee (or custodian) must be either a bank or a nonbank trustee that satisfies the requirements of Code Section 408(a)(2) and the regulations thereunder. In addition, there cannot be separate trustees for each Deemed IRA included in the Fund. The Trustee (or Custodian, if applicable) of the Fund shall be the IRA trustee (or custodian) if eligible to serve in that capacity unless the Trustee (or Custodian, if applicable) appoints a bank or nonbank trustee to serve as IRA trustee or custodian.

6.
Deemed IRAs established pursuant to this Plan Section 3.15 must satisfy the applicable requirements of Code Sections 408 and 408A. Deemed IRA assets held within the Fund must meet the applicable requirements set forth in Plan Section 7.02. Deemed IRA assets held in separate individual trusts must meet the requirements of the separate written governing instrument establishing such Deemed IRA, and these requirements are hereby incorporated by reference, provided the governing instrument is not inconsistent with the provisions of the Plan. In the event the separate governing instrument is inconsistent with the terms of the Plan, the terms of the Plan shall control. The Plan Administrator may, through separate agreement, adopt provisions governing Deemed IRAs for the proper and efficient administration of Deemed IRA assets held in the Fund or in separate individual trusts.

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7.
The IRA Holder's interest in the balance in this IRA is nonforfeitable at all times. No part of this IRA may be invested in collectibles (within the meaning of Code Section 408(m)) except as otherwise permitted by Code Section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins issued under the laws of any state, and certain bullion.

B.	IRA Rules Under Code Section 408

1.
Provisions Governing Roth IRAs Under Code Section 408A - This Plan Section 3.15(B)(1) shall apply only if the Deemed IRA created pursuant to this Plan Section 3.15 has been designated by the IRA Holder as a Roth IRA.

a.	Contribution Rules.

(1)
Maximum Permissible Amount-Except in the case of a rollover contribution described in Code Section 408A(e), a recharacterized contribution described in Code Section 408A(d)(6), or a conversion contribution, no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed the lesser of 100 percent of the Roth IRA Holder's compensation or $3.000 for any taxable year beginning in 2002 through 2004; $4,000 for any taxable year beginning in 2005 through 2007; and $5,000 for any taxable year beginning in 2008 and years thereafter. After 2008, the applicable contribution limit may be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(C). Such adjustments will be in multiples of $500.

If the Roth IRA Holder makes regular contributions to both Roth and Traditional IRAs for a taxable year, the maximum regular contribution that can be made to all the Roth IRA Holder's Roth IRAs for that taxable year is reduced by the regular contributions made to the Roth IRA Holder's Traditional IRAs for the taxable year.

Contributions may be further limited if the Roth IRA Holder's modified adjusted gross income (MAGI) exceeds the limits described in Plan Section 3.15(B)(l)(a)(3).

Qualified rollover contribution means a rollover contribution that meets the requirements of Code Section 408(d)(3), except the one-rollover-per-year rule of Code Section 408(d)(3)(B) does not apply if the rollover contribution is from an IRA other than a Roth IRA.

(2)
Catch-up Contributions - In the case of a Roth IRA Holder who is age 50 or older by the close of the taxable year, the annual cash contribution limit is increased by $500 for any taxable year beginning in 2002 through 2005 and by $1,000 for any taxable year beginning in 2006 and years thereafter.

(3)
Regular Contribution Limit - If a Roth IRA Holder's MAGI falls within certain limits, as described in the following table, the maximum regular contribution that can be made to all the Roth IRA Holder's Roth IRAs for a taxable year is phased out ratably in accordance with the following table.

Filing Status	Full Contribution	Phase-Out Range Modified AGI	No Contribution
Single or Head of Household	$95,000 or less	Between $95,000 and $1 10,000	$110,000 or more
Joint Return or Qualifying Widow(er)	$150,000 or less	Between $150,000 and $160,000	$160,000 or more
Married - Separate Return	$0	Between $0 and $10,000	$10,000 or more

(4)	Conversion Contribution Limit - A conversion from a Traditional or SIMPLE IRA cannot be made to this Roth IRA if, in the year the amount is distributed from the Traditional or SIMPLE IRA:

(a)	the Roth IRA Holder is married and files a separate income tax return,

(b)	the Roth IRA Holder is not married and has MAGI in excess of $ 100,000, or

(c)	the Roth IRA Holder is married and together the Roth IRA Holder and the their spouse have MAGI in excess of $100,000.

For purposes of the preceding sentence, a husband and wife are not treated as married for a taxable year if they have lived apart at all times during that taxable year and file separate income tax returns for the taxable year.

A SIMPLE IRA may only be converted to a Roth IRA if two years have passed since the SIMPLE IRA Holder first participated in the SIMPLE IRA plan.

(5)
Recharacterization - A regular contribution to a Traditional or SIMPLE IRA may be recharacterized pursuant to the rules in Treasury Regulation 1.408A-5 as a regular contribution to this Deemed IRA, subject to the limits in Plan Section 3.15(B)(l)(a).

(6)
Modified Adjusted Gross Income - For purposes of Section 3.15(B)(l)(a)(3), a Roth IRA Holder's MAGI for a taxable year is defined in Code Section 408A(c)(3)(C)(i) and does not include any amount included in adjusted gross income as a result of a conversion from a Traditional or SIMPLE IRA.

b.
Roth IRA Holder Distributions — No amount is required to be distributed before the death of the Roth IRA Holder for whose benefit the account was originally established. After the Roth IRA Holder's death, however, the beneficiary(ies) must begin taking distributions in accordance with Plan Section 3.15(B)(l)(c). Notwithstanding any provision of the Plan to the contrary, distributions from the Roth IRA, including rollover distributions, shall be governed by Code Section 408A(d) and the terms of the separate written governing instrument establishing such Deemed IRA.

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c.	Beneficiary Rights - If the Roth IRA Holder dies before their entire interest is distributed to them, the entire remaining interest will be distributed as follows.

(1)
Notwithstanding any provision of the Plan to the contrary, the distribution of the Roth IRA Holder's interest in the account shall be made in accordance with the requirements of Code Section 408(a)(6). as modified by Code Section 408A(c)(5), and the Treasury Regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are made from an annuity contract purchased from an insurance company, distributions thereunder must satisfy the requirements of Treasury' Regulation 1.401(a)(9)-6T (taking into account Code Section 408A(c)(5)), rather than the distribution rules in Plan Section 3.15(B)(l)(c)(2), (3), and (4).

(2)	Upon the death of the Roth IRA Holder, their entire interest will be distributed as follows.

(a)
If the designated beneficiary is someone other than the Roth IRA Holder's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Roth IRA Holder's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the designated beneficiary as of their birthday in the year following the year of the Roth IRA Holder's death, or, if elected, in accordance with Plan Section 3.15(B)(l)(c)(2)(c).

(b)
If the Roth IRA Holder's sole designated beneficiary is their surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Roth IRA Holder's death (or by the end of the calendar year in which the Roth IRA Holder would have attained age 70'/2, if later), over such spouse's life, or, if elected, in accordance with Plan Section 3.15(B)(l)(c)(2)(c). If the surviving spouse dies before distributions are required to begin, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such designated beneficiary's age as of their birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with Plan Section 3.I5(B)(l)(c)(2)(c). If the surviving spouse dies after distributions are required to begin, any remaining interest will be distributed over the spouse's remaining life expectancy determined using the spouse's age as of their birthday in the year of the spouse's death.

(c)
If there is no designated beneficiary, or if applicable by operation of Plan Section 3.15(B)(l)(c)(2)(a) or (b). the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Roth IRA Holder's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under Plan Section 3.15(B)(l)(c)(2)(b)).

(d)
The amount otherwise to be distributed each year under this Plan Section 3.15(B)(l)(c) is the quotient obtained by dividing the value of the IRA as of the end of the preceding year by the remaining life expectancy specified in such paragraph. Life expectancy is determined using the Single Life Table in Q&A-l of Treasury Regulation 1.401(a)(9)-9. If the distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in Plan Section 3.15(B)(2)(a) or (b) and reduced by one for each subsequent year.

(3)
The value of the Roth IRA for purposes of this Plan Section 3.15 is the prior December 31 balance adjusted to include the amount of any outstanding rollovers, transfers, and recharacterizations under Q&As-7 and-8 of Treasury Regulation 1.408-8.

(4)
If the designated beneficiary is the Roth IRA Holder's surviving spouse, the spouse may elect to treat the IRA as their own Roth IRA. This election will be deemed to have been made if such surviving spouse, who is the sole beneficiary of the Roth IRA, makes a contribution to the Roth IRA or fails to take a required distribution as a beneficiary.

2.
Provisions Governing Traditional IRAs Under Code Section 408 - This Plan Section 3.15(B)(2) shall only apply if the IRA created pursuant to this Plan Section 3.15 has been designated by the IRA Holder as a Traditional IRA.

a.	Contribution Rules.

(1)
Maximum Permissible Amount - Except in the case of a rollover contribution (as permitted by Code Sections 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3), and 457(e)(16)) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) plan as described in Code Section 408(k), no contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed the lesser of 100 percent of the Traditional IRA Holder's compensation, or $3,000 for any taxable year beginning in 2002 through 2004; $4,000 for any taxable year beginning in 2005 through 2007; and $5,000 for any taxable year beginning in 2008 and years thereafter.

After 2008, the limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Code Section 219(b)(5)(C). Such adjustments will be in multiples of $500.

If the Traditional IRA Holder makes regular contributions to both Traditional and Roth IRAs for a taxable year, the maximum regular contribution that can be made to all the Traditional IRA Holder's Traditional IRAs for that taxable year is reduced by the regular contributions made to the Traditional IRA Holder's Roth IRAs for the taxable year.

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(2)
Catch-up Contributions - In the case of a Traditional IRA Holder who is age 50 or older by the close of the taxable year, the annual cash contribution limit is increased by $500 for any taxable year beginning in 2002 through 2005, and $1,000 for any taxable year beginning in 2006 and years thereafter.

(3)
SIMPLE IRA. - No contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, before the expiration of the two-year period beginning on the date the employee first participated in that employer's SIMPLE IRA plan.

b.	Traditional IRA Holder Distributions.

(1)
Notwithstanding any provision of the Plan to the contrary, the distribution of the Traditional IRA Holder's interest in this Traditional IRA shall be made in accordance with the requirements of Code Sections 408(a)(6) and 408(d) and the regulations thereunder, the provisions of which are herein incorporated by reference. If distributions are made from an annuity contract purchased from an insurance company, distributions thereunder must satisfy the requirements of Q&A-4 of Treasury Regulation 1.401(a)(9)-6T, rather than Plan Section 3.15(B)(2)(b)(2), (3) and (4) and (B)(2)(c). The required minimum distributions calculated for this Traditional IRA may be withdrawn from another Traditional IRA of the Traditional IRA Holder in accordance with Q&A-9 of Treasury Regulation 1.408-8.

(2)
The entire value of the account of the Traditional IRA Holder for whose benefit the account is maintained will begin to be distributed no later than the first day of April following the calendar year in which such Traditional IRA Holder attains age 70'/-> (the required beginning date) over the life of such Traditional IRA Holder or the lives of such Traditional IRA Holder and their designated beneficiary.

(3)
The amount to be distributed each year, beginning with the calendar year in which the Traditional IRA Holder attains age 701/2 and continuing through the year of death, shall not be less than the quotient obtained by dividing the value of the Traditional IRA (as modified by Plan Section 3.15(B)(2)(c)(3)) as of the end of the preceding year by the distribution period in the Uniform Lifetime Table in Q&A-2 of Treasury Regulation 1.401(a)(9)-9, using the Traditional IRA Holder's age as of their birthday in the year. However, if the Traditional IRA Holder's sole designated beneficiary is their surviving spouse and such spouse is more than 10 years younger than the Traditional IRA Holder, then the distribution period is determined under the Joint and Last Survivor Table in Q&A-3 of Treasury Regulation 1.401(a)(9)-9, using the ages as of the Traditional IRA Holder's and spouse's birthdays in the year.

(4)
The required minimum distribution for the year the Traditional IRA Holder attains age 70'/2 can be made as late as April 1 of the following year. The required minimum distribution for any other year must be made by the end of such year.

c.	Beneficiary Rights - If the Traditional IRA Holder dies before their entire interest is distributed to them, the entire remaining interest will be distributed as follows.

(1)	Death on or After Required Beginning Date - If the Traditional IRA Holder dies on or after the required beginning date, the remaining portion of their interest will be distributed as follows.

(a)
If the designated beneficiary is someone other than the Traditional IRA Holder's surviving spouse, the remaining interest will be distributed over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the beneficiary's age as of their birthday in the year following the year of the Traditional IRA Holder's death, or over the period described in Plan Section 3.15(B)(2)(c)(l)(c) if longer.

(b)
If the Traditional IRA Holder's sole designated beneficiary is the Traditional IRA Holder's surviving spouse, the remaining interest will be distributed over such spouse's life or over the period described in Plan Section 3.15(B)(2)(c)(l)(c) if longer. Any interest remaining after such spouse's death will be distributed over such spouse's remaining life expectancy determined using the spouse's age as of their birthday in the year of the spouse's death, or, if the distributions are being made over the period described in Plan Section 3.15(B)(2)(c)(I)(c), over such period.

(c)
If there is no designated beneficiary, or if applicable by operation of Plan Section 3.15(B)(2)(c)(l)(a) and (b), the remaining interest will be distributed over the Traditional IRA Holder's remaining life expectancy determined in the year of the Traditional IRA Holder's death.

(d)
The amount to be distributed each year under Plan Section 3.15(B)(2)(c)(l)(a), (b), and (c) beginning with the calendar year following the calendar year of the Traditional IRA Holder's death, is the quotient obtained by dividing the value of the Traditional IRA as of the end of the preceding year by the remaining life expectancy specified in Plan Section 3.15(B)(2)(c). Life expectancy is determined using the Single Life Table in Q&A-l of Treasury Regulation 1.401(a)(9)-9. If distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the designated beneficiary's or Traditional IRA Holder's age in the year specified in Plan Section 3.15(B)(2)(c)(l)(a), (b), and (c) and reduced by one for each subsequent year.

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(2)	Death Before Required Beginning Date - If the Traditional IRA Holder dies before the required beginning date, their entire interest will be distributed at least as rapidly as follows.

(a)
If the designated beneficiary is someone other than the Traditional IRA Holder's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Traditional IRA Holder's death, over the remaining life expectancy of the designated beneficiary, with such life expectancy determined using the age of the beneficiary as of their birthday in the year following the year of the Traditional IRA Holder's death, or, if elected, in accordance with Plan Section 3.15(B)(2)(c)(2)(c).

(b)
If the Traditional IRA Holder's sole designated beneficiary is the Traditional IRA Holder's surviving spouse, the entire interest will be distributed, starting by the end of the calendar year following the calendar year of the Traditional IRA Holder's death (or by the end of the calendar year in which the Traditional IRA Holder would have attained age 70!/z, if later), over such spouse's life, or, if elected, in accordance with Plan Section 3.15(B)(2)(c)(2)(c). If the surviving spouse dies before distributions are required to begin, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of their birthday in the year following the death of the spouse, or, if elected, will be distributed in accordance with Plan Section 3.15(B)(2)(c)(2)(c). If the surviving spouse dies after distributions are required to begin, any remaining interest will be distributed over the spouse's remaining life expectancy determined using the spouse's age as of their birthday in the year of the spouse's death.

(c)
If there is no designated beneficiary, or if applicable by operation of Plan Section 3.15(B)(2)(c)(2)(a) and (b), the entire interest will be distributed by the end of the calendar year containing the fifth anniversary of the Traditional IRA Holder's death (or of the spouse's death in the case of the surviving spouse's death before distributions are required to begin under Plan Section 3.15(B)(2)(c)(2)(b)).

(d)
The amount otherwise to be distributed each year under this Plan Section 3.15(B)(2)(c)(2)(a) and (b) is the quotient obtained by dividing the value of the IRA as of the end of the preceding year by the remaining life expectancy specified in such paragraph. Life expectancy is determined using the Single Life Table in Q&A-l of Treasury Regulation 1.401(a)(9)-9. If the distributions are being made to a surviving spouse as the sole designated beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the beneficiary's age in the year specified in Plan Section 3.15(B)(2)(a) or (b) and reduced by one for each subsequent year.

(3)
The value of the Traditional IRA for purposes of this Section is the prior December 31 balance adjusted to include the amount of any outstanding rollovers, transfers and recharacterizations under Q&As-7 and-8 of Treasury Regulation 1.408-8.

(4)
If the designated beneficiary is the Traditional IRA Holder's surviving spouse, the spouse may elect to treat the Traditional IRA as their own Traditional IRA. This election will be deemed to have been made if such surviving spouse, who is the sole beneficiary of the Traditional IRA, makes a contribution to the Traditional IRA or fails to take required distributions as a beneficiary.

SECTION FOUR: VESTING AND FORFEITURES

4.01	DETERMINING THE VESTED PORTION OF PARTICIPANT INDIVIDUAL ACCOUNTS

A.	Determining the Vested Portion - In determining the Vested portion of a Participant's Individual Account, the following rules apply.

1.
Employer Contributions - The Vested portion of a Participant's Individual Account derived from Employer Contributions other than Elective Deferrals is determined by applying the vesting schedule(s) selected in the Adoption Agreement (or the vesting schedule(s) described in Plan Section 4.01(B) if the Plan is a Top-Heavy Plan). In the event that there is not a vesting schedule option provided in the Adoption Agreement, a Participant shall be fully Vested in their Individual Account at all times. Notwithstanding the foregoing, a Participant with accrued benefits derived from Matching Contributions who has not completed at least one Hour of Service under the Plan in a Plan Year beginning after December 31, 2001, shall be subject to the vesting schedule in effect after January 1- 2002, unless otherwise elected by the Employer in an amendment adopting provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA).

2.
Other Contributions - A Participant is fully Vested in their rollover contributions and transfer contributions (subject to the exceptions provided in Plan Section 3.08), Elective Deferrals, Deductible Employee Contributions, Nondeductible Employee Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions and any earnings thereon. No Forfeiture will occur solely as a result of an Employee's withdrawal of such contributions. Separate accounts for such contributions shall be maintained for each Employee, including separate accounts for Pre-Tax Elective Deferrals and Roth Elective Deferrals. Each account will be credited with the applicable contributions and earnings thereon.

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3.	Fully Vested Under Certain Circumstances - An Employee is fully Vested in their Individual Account if any of the following occurs:

a.	the Employee reaches Normal Retirement Age;

b.	the Plan is terminated or partially terminated as defined by rules promulgated by the IRS; or

c.	there exists a complete discontinuance of contributions under the Plan.

Further, unless otherwise indicated in the Adoption Agreement, an Employee is fully Vested if the Employee dies, incurs a Disability, or satisfies the conditions for Early Retirement Age (if applicable). Notwithstanding the foregoing, the portion of an Employee's Individual Account attributable to Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions, or Employer Target Benefit Pension Contributions that are made based on their imputed Compensation on account of incurring a Disability shall be fully Vested at all times. In the case of a partial termination, only those Employees who are affected by the partial termination of the Plan shall become fully Vested.

4.
Participants in a Prior Plan - If a Participant was a participant in a Prior Plan on the Effective Date, their Vested percentage shall not be less than it would have been under such Prior Plan as computed on the Effective Date.

5.
SIMPLE 401(k) Exception - Notwithstanding anything in this Plan to the contrary, all benefits attributable to contributions described in Plan Section 3.01(H) are nonforfeitable at all times, and all previous contributions made under the Plan are nonforfeitable as of the beginning of the SIMPLE 401(k) Year in which the SIMPLE 401(k) Plan is adopted.

6.
ADP Test Safe Harbor Contribution Exception - Notwithstanding anything in this Plan to the contrary, all benefits attributable to ADP Test Safe Harbor Contributions shall be nonforfeitable at all times.

7.
ACP Test Safe Harbor Matching Contributions - Notwithstanding anything in this Plan to the contrary, ACP Test Safe Harbor Matching Contributions will be Vested as indicated in the Matching Contributions vesting schedule in the Adoption Agreement, but, in any event, such contributions shall be fully Vested upon an Employee's attainment of Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions.

8.	Government Contract Contributions - Notwithstanding anything in this Plan to the contrary, contributions made by an Employer pursuant to Plan Section 3.04(B)(3) shall be nonforfeitable at all times.

A Participant shall not be fully Vested in their Individual Account solely on account of a transaction described in Code Section 414(1), except as otherwise provided therein.

B.	Minimum Vesting Schedule for Top-Heavy Plans - The following vesting provisions apply for any Plan Year in which this Plan is a Top-Heavy Plan.

Notwithstanding the other provisions of this Plan Section 4.01 (unless those provisions provide for more rapid vesting), the top-heavy Vested portion of a Participant's Individual Account derived from Employer Contributions and Forfeitures is determined by applying the vesting schedule(s) selected in the Adoption Agreement.

The vesting schedule(s) selected in the Adoption Agreement applies to all benefits within the meaning of Code Section 41 l(a)(7), except for those benefits which are nonforfeitable under the Code (e.g., Nondeductible Employee Contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became a Top-Heavy Plan, Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and ADP Test Safe Harbor Contributions). Further, no decrease in a Participant's Vested percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Plan Section 4.01(B) does not apply to the Individual Account of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee's Individual Account attributable to Employer Contributions and Forfeitures will be determined without regard to this Plan Section 4.01(B).

C.
Termination of Employment - If a Participant incurs a Termination of Employment, any portion of their Individual Account which is not Vested shall be held in a suspense account. Such suspense account shall share in any increase or decrease in the fair market value of the assets of the Fund in accordance with Plan Section 7.02(8). The disposition of such suspense account shall be as follows.

1.
Cashout of Certain Terminated Participants - If the Vested value of a terminated Participant's Individual Account does not exceed $1,000 (or such other cashout level specified in the Adoption Agreement) the Vested value of the Participant's Individual Account may be paid from the Plan pursuant to Plan Sections 5.01(B)(1) and 5.04(A), subject to a uniform and non-discriminatory policy established by the Plan Administrator. The portion which is not Vested shall be treated as a Forfeiture and applied in accordance with Plan Section 3.04(C). If a Participant would have received the Vested portion of their Individual Account pursuant to the previous sentence but for the fact that the Participant's Vested Individual Account exceeded the cashout amount when the Participant terminated service, and if at a later time such Individual Account is reduced such that it is not greater than the cashout level, the Vested portion of the Participant's Individual Account will be paid from the Plan and the portion which is not Vested shall be treated as a Forfeiture and applied in accordance with Plan Section 3.04(C). For purposes of this Plan Section, if the value of the Vested portion of a Participant's Individual Account is zero, the Participant shall be deemed to have received a distribution of such Vested Individual Account.

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2.
Terminated Participants Who Elect to Receive Distributions - If such terminated Participant elects to receive a distribution of the entire Vested portion of their Individual Account in accordance with Plan Section 5.01(B)(2), the portion which is not Vested shall be treated as a Forfeiture. Such Forfeiture shall be applied in accordance with Plan Section 3.04(C). If such terminated Participant elects to receive a partial distribution of their Vested Individual Account, no Forfeiture may occur until the Participant elects to receive the remaining portion of their Vested Individual Account.

3.
Reemploved Participants Who Received Distributions - If such Participant is deemed to receive a distribution pursuant to Plan Section 4,01(C)(1) and the Participant subsequently resumes employment before the date the Participant incurs five consecutive Breaks in Vesting Service, upon the reemployment of such Participant, the Employer-derived Individual Account balance will be restored to the amount on the date of the deemed distribution. If such Participant receives a distribution pursuant to Plan Section 4.01(C)(1) or (2) and the Participant subsequently resumes employment, the Participant's Employer-derived Individual Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution before the earlier of

a.     five years after the first date on which the Participant is subsequently re-employed by the Employer, or

b.     the date the Participant incurs five consecutive Breaks in Vesting Service following the date of the distribution.

Any restoration of a Participant's Individual Account pursuant to this Plan Section 4.01(C)(3) shall be made from other Forfeitures, income or gain to the Fund, or contributions made by the Employer.

4.
Reemploved Participants Who Did Not Receive Distributions - If such Participant neither receives nor is deemed to receive a distribution pursuant to Plan Section 4.01(C)(1) or (2) and the Participant returns to the service of the Employer before incurring five consecutive Breaks in Vesting Service, there shall be no Forfeiture. Rather, the amount in such suspense account shall be restored to such Participant's Individual Account.

D.	Vesting Breaks in Service

1.
Vesting of Pre-Break Accruals - Years of Vesting Service credited after a Participant incurs five consecutive Breaks in Vesting Service shall be disregarded in determining the Vested portion of such Participant's Individual Account that was accrued before the five consecutive Breaks in Vesting Service. If a Participant who has neither received a distribution nor has been deemed to receive a distribution incurs five consecutive Breaks in Vesting Service, the portion of the Participant's Individual Account which is not Vested shall be treated as a Forfeiture and applied in accordance with Plan Section 3.04(C).

2.
Vesting of Post-Break Accruals - Years of Vesting Service credited before a Break in Vesting Service shall apply for purposes of determining the Vested portion of a Participant's Individual Account that is accrued after such Break in Vesting Service. Notwithstanding the foregoing, if elected in the Adoption Agreement, Years of Vesting Service credited before a Break in Vesting Service shall not be taken into account until the Participant has completed a Year of Vesting Service after returning to employment, if applicable.

E.	Distribution Before Full Vesting

If a distribution is made to a Participant who was not then fully Vested in their Individual Account derived from Employer Contributions, and if the Participant may increase their Vested percentage in their Individual Account, then the following rules shall apply:

1.	a separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

2.
at any relevant time, the Participant's Vested portion of the separate account will be equal to an amount ("X") determined in accordance with the standard formula described below unless the Employer chooses, in a uniform and nondiscriminatory manner, to apply the alternative formula.

Standard Formula: X=P (AB + (R x D)) - (R x D) Alternative Formula: X= P (AB+D) - D

For purposes of the standard and alternative formulas described above, "P" is the Vested percentage at the relevant time; "AB" is the separate account balance at the relevant time; "D" is the amount of the distribution; and "R" is the ratio of the separate account balance at the relevant time to the separate account balance after distribution.

4.02	100 PERCENT VESTING OF CERTAIN CONTRIBUTIONS
The Participant's accrued benefit derived from Elective Deferrals, Qualified Nonelective Contributions, ADP Test Safe Harbor Contributions, Nondeductible Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Pre-Tax Elective Deferrals, Roth Elective Deferrals, Qualified Nonelective Contributions, Nondeductible Employee Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

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4.03	FORFEITURES AND VESTING OF MATCHING CONTRIBUTIONS
Matching Contributions, other than Qualified Matching Contributions, shall be Vested in accordance with the vesting schedule for Matching Contributions in the Adoption Agreement. In any event, an Employee's Matching Contributions shall be fully Vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Notwithstanding any other provisions of the Plan, Matching Contributions or Qualified Matching Contributions must be forfeited if the contributions to which they relate are Excess Elective Deferrals (unless the Excess Elective Deferrals are for non-Highly Compensated Employees, in which event the Plan Administrator shall have discretion as to whether such amounts will be forfeited), Excess Contributions, Excess Aggregate Contributions or Excess Annual Additions which are distributed pursuant to Plan Section 3.12(A)(4)(c). Such Forfeitures shall be allocated in accordance with Plan Section 3.04(C).

When a Participant incurs a Termination of Employment, whether a Forfeiture arises with respect to Matching Contributions shall be determined in accordance with Plan Section 4.01(C).

SECTION FIVE: DISTRIBUTIONS AND LOANS TO PARTICIPANTS

5.01	DISTRIBUTIONS

A.	Eligibility for Distributions

1.
Entitlement to Distribution - The Vested portion of a Participant's Individual Account attributable to Employer Contributions (including ACP Test Safe Harbor Matching Contributions) other than those described in Plan Section 5.01(A)(2) shall be distributable to the Participant upon 1) the Participant satisfying the distribution eligibility requirements specified in the Adoption Agreement, 2) the Participant's Termination of Employment after attaining Normal Retirement Age, 3) the termination of the Plan, and 4) if the Plan designates an Early Retirement Age. the Participant's Termination of Employment after satisfying any Early Retirement Age conditions. If a Participant separates from service before satisfying the Early Retirement Age requirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfying such age requirement. With respect to item 1) above, if the Adoption Agreement does not allow an Employer to specify distribution eligibility requirements, the Vested portion of a Participant's Individual Account shall be distributable to the Participant upon the Participant's Termination of Employment, attainment of Normal Retirement Age, Disability, attainment of age 59!/2, or the termination of the Plan. If a Participant who is entitled to a distribution is not legally competent to request or consent to a distribution, the Participant's court-appointed guardian, an attorney in fact acting under a valid power of attorney, or any other individual or entity authorized under state law to act on behalf of the Participant, may request and accept a distribution of the Vested portion of a Participant's Individual Account under this Plan Section 5.01(A).

2.
Special Requirements For Certain 40 (k) Contributions - Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or their Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiaries' election, earlier than upon the Participant's Severance from Employment (separation from service for Plan Years beginning before 2002), death, or Disability, except as listed below.

Such amounts may also be distributed upon any one of the following events:

a.
termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e) or Code Section 409), a simplified employee pension plan (as defined in Code Section 408(k)), a SIMPLE IRA Plan (as defined in Code Section 408(p)), a plan or contract described in Code Section 403(b), or a plan described in Code Section 457(b) or (0, at any time during the period beginning on the date of Plan termination and ending twelve months after all assets have been distributed from the Plan;

b.
for Plan Years before 2002, disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets;

c.
for Plan Years before 2002, disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary;

d.
attainment of age 59'/2 in the case of a profit sharing plan, if elected in the Adoption Agreement. Notwithstanding the foregoing, where no election is available in the Adoption Agreement, distribution of Elective Deferrals shall be permitted upon the attainment of age 59'/2; or

e.
existence of a hardship incurred by the Participant as described in Plan Section 5.01(C)(2)(b), if elected in the Adoption Agreement. Notwithstanding the foregoing, where no election is available in the Adoption agreement, distribution of Elective Deferrals shall be permitted upon the existence of a hardship as described in Plan Section 5.01(C)(2)(b).

All distributions that may be made pursuant to one or more of the foregoing distribution eligibility requirements are subject to the spousal and Participant consent requirements (if applicable) contained in Code Section 401(a)(l 1) and 417. In addition, distributions which are triggered by either a., b., or c. above must be made in a lump sum.

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Notwithstanding the foregoing, ADP Test Safe Harbor Contributions may not be distributed earlier than Severance from Employment, death, Disability, an event described in Code Section 401(k)(10), or, in the case of a profit sharing plan, the attainment of age 591/2.

For years beginning after 2005, if both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, the Plan Administrator, in a uniform and nondiscriminatory manner, may establish operational procedures, including ordering rules as permitted under the law and related regulations, which specify whether distributions, including corrective distributions of Excess Elective Deferrals, Excess Contributions, Excess Aggregate Contributions, or Excess Annual Additions, will consist of a Participant's Pre-Tax Elective Deferrals, Roth Elective Deferrals, or a combination of both, to the extent such type of Elective Deferral was made for the year. The operational procedures may include an option for Participants to designate whether the distribution is being made from Pre-Tax or Roth Elective Deferrals.

3.
Distribution Request: When Distributed — A Participant or Beneficiary entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request shall be made upon a form provided or approved by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution as soon as administratively feasible after the request is received, except as otherwise provided in the Adoption Agreement.

Distributions will be made based on the value of the Vested portion of the Individual Account available at the time of actual distribution. To the extent the distribution request is for an amount greater than the Individual Account, the Trustee (or Custodian, if applicable) shall be entitled to distribute the entire Vested portion of the Individual Account.

B.	Distributions Upon Termination Of Employment

1.
Individual Account Balances Less Than or Equal to Cashout Level - If the value of the Vested portion of a Participant's Individual Account does not exceed the cashout level, the following rules shall apply regarding Plan Section 4.01(C)(1). If the value of the Vested portion of a Participant's Individual Account does not qualify as an Eligible Rollover Distribution, distribution from the Plan may be made to the Participant in a single lump sum in lieu of all other forms of distribution under the Plan following the Participant's Termination of Employment in accordance with a uniform an nondiscriminatory operational schedule established by the Plan Administrator. If the value of the Vested portion of a Participant's Individual Account does not exceed $1,000 and qualifies as an Eligible Rollover Distribution, and the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution in accordance with this Section Five of the Plan, distribution shall be made to the Participant in a single lump sum in lieu of all other forms of distribution under the Plan, unless specified otherwise in the Adoption Agreement. If the value of the Vested portion of a Participant's Individual Account exceeds $1,000 and qualifies as an Eligible Rollover Distribution, and if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution in accordance with this Section Five of the Plan, distribution shall be paid by the Plan Administrator in a Direct Rollover to an individual retirement arrangement (as described in Code Section 408(a), 408(b) or 408A) designated by the Plan Administrator. Notwithstanding the foregoing, if the Participant is reemployed by the Employer before the occurrence of the distribution, no distribution will be made under this paragraph.

The value of the Participant's Vested Individual Account for purposes of this paragraph shall be determined by including rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(a)(ii), and 457(e)(16) unless elected otherwise in the Adoption Agreement. If rollovers were previously included in determining the value of the Participant's Vested Individual Account for purposes of this paragraph, any Adoption Agreement election to exclude rollovers shall be effective prospectively as of the date the Adoption Agreement was amended.

2.
Individual Account Balances Exceeding Cashout Level - If distribution in the form of a Qualified Joint and Survivor Annuity is required with respect to a Participant and either the value of the Participant's Vested Individual Account exceeds the cashout level or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and if the Individual Account is immediately distributable, the Participant must consent to any distribution of such Individual Account.

If distribution in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant and the value of such Participant's Vested Individual Account exceeds $5,000, and if the Individual Account is immediately distributable, the Participant must consent to any distribution of such Individual Account.

The consent of the Participant and the Participant's Spouse shall be obtained (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Individual Account is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days before the Annuity Starting Date.

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If a distribution is one to which Code Sections 401(a)(l 1) and 417 do not apply, such distribution may commence less than 30 days after the notice required in Treasury Regulation 1.41 l(a)-l l(c) is given, provided that:

i.
the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

ii.	the Participant, after receiving the notice, affirmatively elects a distribution.

Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution which is either made in the form of a Qualified Joint and Survivor Annuity or is made from a Plan which meets the Retirement Equity Act safe harbor rules of Plan Section 5.10(E), while the Individual Account is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Individual Account may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) within the same controlled group.

An Individual Account is immediately distributable if any part of the Individual Account could be distributed to the Participant (or surviving Spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.

3.
Distribution Before Attainment of Normal Retirement Age - A Participant who has incurred a Termination of Employment before attaining Normal Retirement Age may elect to receive a distribution with regard to Matching Contributions, Employer Profit Sharing Contributions, Employer Money Purchase Pension Contributions, and Employer Target Benefit Pension Contributions as applicable, unless specified otherwise in the Adoption Agreement. A Participant who has incurred a Severance from Employment before attaining Normal Retirement Age may elect to receive a distribution with regard to Qualified Matching Contributions. Elective Deferrals, Qualified Nonelective Contributions and ADP Test Safe Harbor Contributions unless specified otherwise in the Adoption Agreement.

C.	Distributions During Employment

1.
In-Service Withdrawals - If this is a profit sharing plan, unless the Adoption Agreement provides otherwise, a Participant who is not otherwise eligible to receive a distribution of their Individual Account may elect to receive an in-service distribution of all or part of the Vested portion of their Individual Account attributable to Employer Contributions other than those described in Plan Sections 5.01(A)(2) and 5.01(C)(2)(b), subject to the requirements of Plan Section 5.10 and further subject to the following limits.

a.	Participant for Jive or more years - An Employee who has been a Participant in the Plan for five or more years may withdraw up to the entire Vested portion of their Individual Account.

b.
Participant for less than five years — Except as otherwise provided in the Adoption Agreement, an Employee who has been a Participant in the Plan for less than five years may withdraw only the amount which has been in their Individual Account attributable to Employer Contributions for at least two full Plan Years, measured from the date such contributions were allocated.

2.	Hardship Withdrawals

a.
Hardship Withdrawals of Matching Contributions and Employer Profit Sharing Contributions - If this is a profit sharing plan, then notwithstanding Plan Section 5.01(C)(1) (unless the Adoption Agreement provides otherwise) a Participant may elect to receive a hardship distribution of all or part of the Vested portion of their Individual Account attributable to Employer Contributions other than those described in Plan Section 5.01(A)(2), subject to the requirements of Plan Section 5.10.

For purposes of this Section 5.01(C)(2)(a), hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources. Except as otherwise provided in the Adoption Agreement, financial needs considered immediate and heavy include, but are not limited to, 1) expenses incurred or necessary for medical care, described in Code Section 213(d), of the Employee, the Employee's Spouse or dependents, 2) the purchase (excluding mortgage payments) of a principal residence for the Employee. 3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee's spouse, children or dependents, 4) payment to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence, 5) for Plan Years after 2005, funeral or burial expenses for the Participant's deceased parent, Spouse, child or dependent, and 6) for Plan Years after 2005, payment to repair damage to the Employee's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

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A distribution will be considered necessary to satisfy an immediate and heavy financial need of the Employee only if

(1)	the Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans available under all plans maintained by the Employer;

(2)
the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

b.
Hardship Withdrawals of Elective Deferrals - Unless the Adopting Employer has elected otherwise in the Adoption Agreement, distribution of Elective Deferrals (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Deferrals and any earnings credited to a Participant's account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989) may be made to a Participant in the event of hardship. For the purposes of this Section 5.01(C)(2)(b), hardship is defined as an immediate and heavy financial need of the Employee where the distribution is needed to satisfy the immediate and heavy financial need of such Employee. Hardship distributions are subject to the spousal consent requirements contained in Code Sections 401(a)(l 1) and 417, if applicable.

For purposes of determining whether a Participant has a hardship, rules similar to those described in Plan Section 5.01(C)(2)(a) shall apply except that only the listed financial needs shall be considered. In addition, a distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if

(1)
all plans maintained by the Employer provide that the Employee's Elective Deferrals (and Nondeductible Employee Contributions) will be suspended for six months (12 months for hardship distributions before 2002) after the receipt of the hardship distribution; and

(2)
for hardship distributions before 2002, all plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the hardship distribution.

D.	Miscellaneous Distribution Issues

1.
Distribution of Rollover. Transfer, and Nondeductible Employee Contributions - The following rules shall apply with respect to entitlement to distribution of rollover and transfer contributions and Nondeductible Employee Contributions.

a.
Entitlement to Distribution - If no election is available in the Adoption Agreement, rollover contributions (including rollovers of Nondeductible Employee Contributions) and earnings thereon may be distributed at any time upon request. If the Adopting Employer specifies in the Adoption Agreement that Rollover contributions may not be distributed at any time, such contributions will be subject to the Plan's provisions governing distributions of either Employer Profit Sharing Contributions (if this Plan is a profit sharing plan), Employer Money Purchase Pension Contributions (if this Plan is a money purchase pension plan), or Employer Target Benefit Pension Contributions (if this Plan is a target benefit pension plan). If the Adopting Employer specifies in the Adoption Agreement that transfer contributions may be distributed at any time or if no election is available in the Adoption Agreement, transfer contributions may be distributed at any time upon request subject to the restrictions below and any other restrictions required by either the Code or applicable regulations. If the Adopting Employer specifies in the Adoption Agreement that transfer contributions may not be distributed at any time, such contributions will be subject to the Plan's provisions governing distributions of either Employer Profit Sharing Contributions (if this is a profit sharing plan), Employer Money Purchase Pension Contributions (if this Plan is a money purchase pension plan), or Employer Target Benefit Pension Contributions (if this Plan is a target benefit pension plan). Notwithstanding the foregoing, to the extent that any optional form of benefit under this Plan permits a distribution before the Employee's retirement, death. Disability, attainment of Normal Retirement Age, or Termination of Employment, and before Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred (within the meaning of Code Section 414(1)) to this Plan from a money purchase pension plan or a target benefit pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions). In addition, if such transfers consist of Elective Deferrals or amounts treated as Elective Deferrals (including earnings thereon) from a 401(k) plan, the assets transferred shall continue to be subject to the distribution restrictions under Code Sections 401(k)(2) and 401(k)(10), unless otherwise provided in the Adoption Agreement.

A Participant may at any time, and upon a request submitted to the Plan Administrator (either in writing or in any other form permitted under rules promulgated by the IRS and DDL), withdraw an amount from their Individual Account attributable to Nondeductible Employee Contributions (including earnings thereon). In the event the portion of a Participant's Individual Account attributable to Nondeductible Employee Contributions experiences a loss such that the amount remaining in such subaccount is less than the amount of Nondeductible Employee Contributions made by the Participant, the maximum amount which the Participant may withdraw is an amount equal to the remaining portion of the Participant's Individual Account attributable to Nondeductible Employee Contributions. Subject to Plan Section 5.10, Joint and Survivor Annuity Requirements (if applicable), the Participant may withdraw any part of the Deductible Employee Contribution account by delivering an application (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator.

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b.
Direct Rollovers of Eligible Rollover Distributions - Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Recipient's election under this Plan Section 5.01(D)(l)(b), a Recipient may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 (or such lesser amount if the Plan Administrator permits in a uniform and nondiscriminatory manner) paid directly to an Eligible Retirement Plan specified by the Recipient in a Direct Rollover.

2.
Option to Limit Frequency of In-Service Distributions - If this is a profit sharing plan and the Adopting Employer has elected to limit the number of in-service distributions in the Adoption Agreement, then a Participant will be permitted only the number of in-service distributions indicated in the Adoption Agreement during the course of such Participant's employment with the Employer. The amount which the Participant can withdraw will be limited to the lesser of the amount determined under the limits set forth in Plan Section 5.01(C) or the percentage of the Participant's Individual Account specified by the Adopting Employer in the Adoption Agreement. Distributions under this Section 5.01(D)(2) will be subject to the requirements of Plan Section 5.10.

3.
Commencement of Benefits - Notwithstanding any other provision, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which

a.     the Participant attains age 65 (or Normal Retirement Age, if earlier),

b.     the Participant reaches the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

c.     the Participant incurs a Termination of Employment.

Notwithstanding the foregoing, the failure of a Participant (and Spouse, if applicable) to consent to a distribution while a benefit is immediately distributable, within the meaning of Plan Section 5.01(B)(2), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Plan Section 5.01(D)(3).

5.02	FORM OF DISTRIBUTION TO A PARTICIPANT
If the value of the Vested portion of a Participant's Individual Account exceeds $1,000 and the Participant has properly waived the Qualified Joint and Survivor Annuity (if applicable), as described in Plan Section 5.10, the Participant may request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Vested portion of their Individual Account be paid to them in one or more of the following forms of payment, unless specified otherwise in the Adoption Agreement: 1) in a lump sum, 2) in a partial payment, 3) in installment payments over a period not to exceed the Life Expectancy of the Participant or the joint and last survivor Life Expectancy of the Participant and their designated Beneficiary, or 4) applied to the purchase of an annuity contract.

Notwithstanding anything in this Plan Section 5.02 to the contrary, a Participant cannot elect payments in the form of a life annuity if the Retirement Equity Act safe harbor rules of Plan Section 5.10(E) apply.

5.03	DISTRIBUTIONS UPON THE DEATH OF A PARTICIPANT

A.
Designation of Beneficiary - Spousal Consent - Each Participant may designate, on a form provided or approved by and delivered to the Plan Administrator, one or more primary and contingent Beneficiaries to receive all or a specified portion of the Participant's Individual Account in the event of their death. A Participant may change or revoke such Beneficiary designation by completing and delivering the proper form to the Plan Administrator. If the Participant designates a Spouse Beneficiary and the individual later ceases to be a Spouse, such designation of the individual who becomes an ex-spouse (other than by death) will be deemed void and the ex-spouse shall have no rights as a Beneficiary' unless redesignated as a Beneficiary by the Participant subsequent to becoming an ex-spouse.

In the event that a Participant wishes to designate a primary Beneficiary who is not their Spouse, their Spouse must consent (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to such designation, and the Spouse's consent must acknowledge the effect of such designation and be witnessed by a notary public or plan representative. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Plan Administrator that such consent may not be obtained because there is no Spouse or the Spouse cannot be located, no consent shall be required. In addition, if the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if the guardian is the Participant, may give consent. If the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise. Any change of Beneficiary will require a new spousal consent to the extent required by the Code or Treasury Regulations.

B.
Payment to Beneficiary - If a Participant dies before the Participant's entire Individual Account has been paid to them, such deceased Participant's Individual Account shall be payable to any surviving Beneficiary designated by the Participant, or, if no Beneficiary survives the Participant, to the Participant's Spouse, or, where no Spouse exists, to the Participant's estate. If the Beneficiary is a minor, distribution will be deemed to have been made to such Beneficiary if the portion of the Participant's Individual Account to which the Beneficiary is entitled is paid to their legal guardian or, if applicable, to their custodian under the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act. If a Beneficiary is not a minor but is not legally competent to request or consent to a distribution, distributions will be deemed to have been made to such Beneficiary if the portion of the Participant's Individual Account to which the Beneficiary is entitled is paid to the Participant's court-appointed guardian, an attorney in fact acting under a valid power of attorney, or any other individual or entity authorized under state law to act on behalf of the Beneficiary.

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C.
Distribution Request: When Distributed - A Beneficiary of a deceased Participant entitled to a distribution who wishes to receive a distribution must submit a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator. If required in writing, such request shall be made on a form provided or approved by the Plan Administrator. Upon a valid request, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to commence distribution as soon as administratively feasible after the request is received, except as otherwise provided in the Adoption Agreement.

5.04	FORM OF DISTRIBUTION TO BENEFICIARIES

A.
Value of Individual Account Does Not Exceed $5,000 - If the value of the Vested portion of a Participant's Individual Account does not exceed $5,000, the value of the Vested portion of a Participant's Individual Account may be made to the Beneficiary in a single lump sum in lieu of all other forms of distribution under the Plan, as soon as administratively feasible.

The value of the Participant's Vested Individual Account for purposes of this paragraph shall be determined by including rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16), unless elected otherwise in the Adoption Agreement.

B.
Value of Individual Account Exceeds $5,000 - If the value of the Vested portion of a Participant's Individual Account exceeds $5,000, the preretirement survivor annuity requirements of Plan Section 5.10 shall apply unless waived in accordance with that Plan Section 5.10 or unless the Retirement Equity Act safe harbor rules of Plan Section 5.10(E) apply. However, a surviving Spouse Beneficiary may elect any form of payment allowable under the Plan in lieu of the preretirement survivor annuity. Any such payment to the surviving Spouse must meet the requirements of Plan Section 5.05.

C.
Other Forms of Distribution to Beneficiary - If the value of a Participant's Individual Account exceeds $5,000, and the Participant has properly waived the preretirement survivor annuity, as described in Plan Section 5.10 (if applicable), or if the Beneficiary is the Participant's surviving Spouse, the Beneficiary may, subject to the requirements of Plan Section 5.05. request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) that the Participant's Individual Account be paid in any form of distribution permitted to be taken by the Participant under this Plan other than applying the Individual Account toward the purchase of an annuity contract. Notwithstanding the foregoing, installment payments to a Beneficiary cannot be made over a period exceeding the Life Expectancy of such Beneficiary.

5.05	REQUIRED MINIMUM DISTRIBUTION REQUIREMENTS

A.	General Rules

1.
Subject to Plan Section 5.10, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of Plan Section 5.05 apply to calendar years beginning after December 31, 2002.

2.
All distributions required under this Plan Section 5.05 shall be determined and made in accordance with Treasury Regulation 1.401(a)(9), including the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

3.
Limits on Distribution Periods -As of the first Distribution Calendar Year, distributions to a Participant, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

a.	the life of the Participant,

b.	the joint lives of the Participant and a designated Beneficiary,

c.	a period certain not extending beyond the Life Expectancy of the Participant, or

d.	a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

B.	Time and Manner of Distribution

1.	Required Beginning Date - The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

For purposes of this Plan Section 5.05(B) and Plan Section 5.05(D), unless Plan Section 5.05(D)(2)(a)(iii) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Plan Section 5.05(D)(2)(a)(iii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Plan Section 5.05(D)(2)(a)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse in Plan Section 5.05(D)(2)(a)(i)), the date distributions are considered to begin is the date distributions actually commence.

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Except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable). Participants or Beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in Plan Section 5.05(D) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin in this Plan Section 5.05(B), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving Spouse's) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made in accordance with this Plan Section 5.05(B) and Plan Section 5.05(D) and, if applicable, the election in the Adoption Agreement (or in a separate IRS model amendment, if applicable).

2.
Forms of Distribution - Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Plan Section 5.05(C) and Plan Section 5.05(D). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the related Treasury Regulations.

C.	Required Minimum Distributions During Participant's Lifetime

1.
Amount of Required Minimum Distribution for Each Distribution Calendar Year - During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of

a.
the quotient obtained by dividing the Participant's Benefit by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation 1.401(a)(9)-9, Q&A-2, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

b.
if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's Benefit by the number in the Joint and Last Survivor Table set forth in Treasury Regulation 1.401(a)(9)-9, Q&A-3, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

2.
Lifetime Required Minimum Distributions Continue Through Year of Participant's Death - Required minimum distributions will be determined under this Plan Section 5.05(C) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

D.	Required Minimum Distributions After Participant's Death

1.	Death On or After Date Distributions Begin

a.
Participant Survived by Designated Beneficiary — If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's benefit by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

i.	The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

ii.
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

iii.	If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, the Designated

Beneficiary's remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

b.
No Designated Beneficiary - If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's benefit by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2.	Death Before Date Distributions Begin

a.
Participant Survived by Designated Beneficiary - Except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's benefit by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 5.05(D)(1).

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i.
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary, then, except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70'/=, if later.

ii.
If the Participant's surviving Spouse is not the Participant's sole Designated Beneficiary, then, except as provided in the Adoption Agreement (or in a separate IRS model amendment, if applicable), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

iii.
If the Participant's surviving Spouse is the Participant's sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse are required to begin, this Plan Section 5.05(D)(2), other than Plan Section 5.05(D)(2)(a), will apply as if the surviving Spouse were the Participant.

b.	No Designated Beneficiary — If the Participant dies before the date distributions begin and there is no Designated

Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

3.
Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions Unless specified otherwise in a separate IRS model amendment, a Designated Beneficiary who is receiving payments under the five-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the five-year period.

E.	TEFRA Section 242(b) Elections

1.
Notwithstanding the other requirements of this Plan Section 5.05 and subject to the requirements of Plan Section 5.10, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee (or former Employee), including a five-percent owner, who has made a designation in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a "Section 242(b)(2) Election") may be made in accordance with all of the following requirements (regardless of when such distribution commences).

a.	The distribution by the Fund is one which would not have qualified such Fund under Code Section 401(a)(9) as in effect before amendment by the Deficit Reduction Act of!984.

b.
The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Fund is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

c.	Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

d.	The Employee had accrued a benefit under the Plan as of December 31, 1983.

e.
The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

2.
A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

3.
If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute, by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for an election made in Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

4.	In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treasury Regulation 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

F.	Transition Rules

For plans in existence before 2003, required minimum distributions before 2003 were made pursuant to Plan Section 5.05(E). if applicable, and Sections 5.05(F)(1) through 5.05(F)(3) below.

1
2000 and Before - Required minimum distributions for calendar years after 1984 and before 2001 were made in accordance with Code Section 401(a)(9) and the Proposed Treasury Regulations thereunder published in the Federal Register on July 27, 1987 (the "1987 Proposed Regulations").

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2.
2001 -Required minimum distributions for calendar year 2001 were made in accordance with Code Section 401(a)(9) and the Proposed Treasury Regulations in Section 401(a)(9) as published in the Federal Register on January 17, 2001 (the "2001 Proposed Regulations") unless a prior IRS model amendment provisions was adopted that stated that the required minimum distributions for 2001 were made pursuant to the 1987 Proposed Regulations. If distributions were made in 2001 under the 1987 Proposed Regulations before the date in 2001 that the Plan began operating under the 2001 Proposed Regulations, the special transition rule in Announcement 2001-82, 2001-2 C.B. 123, applied.

3.
2002 - Required minimum distributions for calendar year 2002 were made in accordance with Code Section 40 l(a)(9) and the 2001 Proposed Regulations unless the prior IRS model amendment, if applicable, provided either a. or b. below applies.

a.	Required minimum distributions for 2002 were made pursuant to the 1987 Proposed Regulations.

b.
Required minimum distributions for 2002 were made pursuant to the Final and Temporary Treasury Regulations under Code Section 401(a)(9) published in the Federal Register on April 17, 2002 (the "2002 Final and Temporary Regulations") which are described in Plan Sections 5.05(B) through 5.05(E). If distributions were made in 2002 under either the 1987 Proposed Regulations or the 2001 Proposed Regulations before the date in 2002 that the Plan began operating under the 2002 Final and Temporary Regulations, the special transition rule in Section 1.2 of the model amendment in Revenue Procedure 2002-29, 2002-1 C.B. 1176, applied.

5.06	ANNUITY CONTRACTS
Any annuity contract distributed under the Plan (if permitted or required by this Section Five) must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of the Plan.

5.07	DISTRIBUTIONS IN-KIND
The Plan Administrator may, but need not, cause any distribution under this Plan to be made either in a form actually held in the Fund, or in cash by converting assets other than cash into cash, or in any combination of the two foregoing methods. Assets other than cash, or other assets with a readily ascertainable market value, must be subject to a third party appraisal before they may be distributed from the Plan.

5.08	PROCEDURE FOR MISSING PARTICIPANTS OR BENEFICIARIES
The Plan Administrator must use all reasonable measures to locate Participants or Beneficiaries who are entitled to distributions from the Plan. Such measures may include using certified mail, checking records of other plans maintained by the Employer, contacting the Participant's Beneficiaries, using a governmental letter-forwarding service, or using internet search tools, commercial locator services, and credit reporting agencies. The Plan Administrator should consider the cost of the measures relative to the Individual Account balance when determining which measures are used.

In the event that the Plan Administrator cannot locate a Participant or Beneficiary who is entitled to a distribution from the Plan after using all reasonable measures, the Plan Administrator may, consistent with applicable laws, regulations, and other pronouncements under the Code and ERISA, use any reasonable procedure to dispose of distributable Plan assets, including any of the following: 1) establish an individual retirement arrangement (IRA), under Code Section 408, that complies with the automatic rollover safe harbor regulations, without regard to the amount in the Individual Account, 2) establish a federally-insured bank account for and in the name of the Participant or Beneficiary and transfer the assets to such bank account, 3) purchase an annuity contract with the assets in the name of the Participant or Beneficiary (unless an annuity form of distribution is prohibited under the Plan), 4) transfer the assets to the unclaimed property fund of the state in which the Participant or Beneficiary was last known to reside, or 5) after the expiration of five years after the benefit becomes payable, treat the amount distributable as a Forfeiture and allocate it in accordance with the terms of the Plan, and if the Participant or Beneficiary is later located, restore such benefit in the amount of the Forfeiture, unadjusted for earnings and losses to the Plan.

In the event the Plan is terminated, payments must be made in a manner that protects the benefit rights of a Participant or Beneficiary. Benefit rights shall be deemed to be protected if the amount in a Participant's or Beneficiary's Individual Account is placed into an IRA, used to purchase an annuity contract, or transferred to another qualified retirement plan. Benefit rights need not. however, be protected if an Individual Account becomes subject to state escheat laws, or if a payment is made to satisfy Code Section 401(a)(9), or if such other process is followed that is consistent with applicable statutory or regulatory guidance.

5.09	CLAIMS PROCEDURES

A.
Filing a Claim for Plan Distributions - A Participant or Beneficiary who has been denied a request for a distribution or loan and desires to make a claim for the Vested portion of the Participant's Individual Account shall file a request (either in writing or in any other form permitted under rules promulgated by the IRS and DOL and acceptable to the Plan Administrator) with the Plan Administrator. If such request is required in writing, such request must be made on a form furnished to them by the Plan Administrator for such purpose. The request shall set forth the basis of the claim. The Plan Administrator is authorized to conduct such examinations as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

B.
Denial of a Claim - Whenever a claim for a Plan distribution or loan submitted in accordance with this Section 5.09 by any Participant or Beneficiary has been wholly or partially denied, the Plan Administrator must furnish such Participant or Beneficiary notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the denial within 90 days of the date the original claim was filed. This notice shall set forth the specific reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional information or material needed to perfect the claim, an explanation of why such additional information or material is necessary', and an explanation of the procedures for appeal.

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C.
Remedies Available - The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Plan Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the right to representation, to review pertinent documents, and to submit comments in writing (or in any other form permitted by the IRS or DOL). The Plan Administrator shall issue a decision on such review within 60 days after receipt of an application for review as provided for in this Plan Section 5.09. Upon a decision unfavorable to the Participant or Beneficiary, such Participant or Beneficiary shall be entitled to bring such actions in law or equity as may be necessary or appropriate to protect or clarify their right to benefits under this Plan.

5.10	JOINT AND SURVIVOR ANNUITY REQUIREMENTS

A.
Application - The provisions of this Section shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Treasury Regulations.

B.
Qualified Joint and Survivor Annuity - Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan. In the case of a married Participant, the Qualified Joint and Survivor Annuity must be at least as valuable as any other optional form of benefit payable under the Plan at the same time.

C.
Qualified Preretirement Survivor Annuity - Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date then the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the surviving Spouse. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

D.	Notice Requirements

1.
In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and not more than 90 days before the Annuity Starting Date provide each Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of 1) the terms and conditions of a Qualified Joint and Survivor Annuity, 2) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit, 3) the rights of a Participant's Spouse, and 4) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the explanation described in the preceding paragraph provided 1) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) a form of distribution other than a Qualified Joint and Survivor Annuity. 2) the Participant is permitted to revoke any affirmative distribution election at least until the annuity starting date or, if later, at any time before the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant, and 3) the annuity starting date is a date after the date that the explanation was provided to the Participant.

2.
In the case of a Qualified Preretirement Survivor Annuity as described in Plan Section 5.10(C), the Plan Administrator shall provide each Participant within the applicable period for such Participant an explanation (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Plan Section 5.10(D)(1) applicable to a Qualified Joint and Survivor Annuity.

The applicable period for a Participant is whichever of the following periods ends last: 1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, 2) a reasonable period ending after the individual becomes a Participant, 3) a reasonable period ending after Plan Section 5.10(D)(3) ceases to apply to the Participant, and 4) a reasonable period ending after this Plan Section 5.10 first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in 2), 3) and 4) is the end of the two-year period beginning one year before the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year before separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

3.
Notwithstanding the other requirements of this Plan Section 5.10(D), the respective notices prescribed by this Plan Section 5.10(D), need not be given to a Participant if 1) the Plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and 2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a non-Spouse Beneficiary. For purposes of this Plan Section 5.10(D)(3), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

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E.	Retirement Equity Act Safe Harbor Rules

1.
Except as provided otherwise in the Adoption Agreement, the safe harbor provisions of this Plan Section 5.10(E) shall apply to a Participant in a profit sharing plan, and shall always apply to any distribution made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Code Section 72(o)(5)(B). and maintained on behalf of a Participant in a money purchase pension plan, (including a target benefit pension plan) if the following conditions are satisfied:

a.	the Participant does not or cannot elect payments in the form of a life annuity; and

b.
on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's surviving Spouse, but if there is no surviving Spouse, or if the surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary. The surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the Participant's death. The Vested Account Balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Plan Section 5.10(E) shall not apply to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, a target benefit pension plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of Code Section 401(a)(l 1) and Section 417. If this Plan Section 5.10(E) applies, then no other provisions of this Plan Section 5.10 shall apply except as provided in Treasury Regulations.

2.
The Participant may waive the spousal death benefit described in this Plan Section 5.10(E) at any time provided that no such waiver shall be effective unless it is a Qualified Election (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

3.
For purposes of this Plan Section 5.10(E), Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit pension plan, the Participant's separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Code Section 72(o)(5)(B). In the case of a profit sharing plan, Vested Account Balance shall have the same meaning as provided in the Definitions Section of this Plan.

4.
In the event this Plan is a direct or indirect transferee of or a restatement of a plan previously subject to the survivor annuity requirements of Code Sections 401(a)(l 1) and 417 and the Employer has selected to have this Plan Section 5.10(E) apply, the provisions of this Plan Section 5.10(E) shall not apply to any benefits accrued (including subsequent adjustments for earnings and losses) before the adoption of these provisions. Such amounts shall be separately accounted for in a manner consistent with Plan Section 7.02 and administered in accordance with the general survivor annuity requirements of Plan Section 5.10.

5.11	LIABILITY FOR WITHHOLDING ON DISTRIBUTIONS
The Plan Administrator shall be responsible for withholding federal income taxes from distributions from the Plan, unless the Participant (or Beneficiary, where applicable) elects not to have such taxes withheld. The Trustee (or Custodian, if applicable) or other payor may act as agent for the Plan Administrator to withhold such taxes and to make the appropriate distribution reports, provided the Plan Administrator furnishes all the information to the Trustee (or Custodian, if applicable) or other payor which such payor may need to properly perform withholding and reporting.

5.12	DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS

A.
General Rule -A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator of the amount of the Excess Elective Deferrals to be assigned to the Plan. Unless specified otherwise in the Adoption Agreement, Participants who claim Excess Elective Deferrals for the preceding calendar year must submit their claims (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Plan Administrator by March 1. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract, or arrangement of the Employer.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose Individual Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year except to the extent such Excess Elective Deferrals were classified as Catch-up Contributions. For years beginning after 2005, the Plan Administrator, in a uniform and nondiscriminatory manner, will determine whether the distribution of Excess Elective Deferrals for a year will be made first from the Participant's Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise.

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B.
Determination of Income or Loss - Excess Elective Deferrals shall be adjusted for any income or loss up to the date of the distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: 1) the income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the Participant's Individual Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year, and 2) 10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15lh day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Elective Deferrals in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants' Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Elective Deferrals merely because the income allocable is based on a date that is no more than seven days before the distribution.

5.13	DISTRIBUTION OF EXCESS CONTRIBUTIONS

A.
General Rule - Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than 12 months after a Plan Year to Participants to whose Individual Accounts such Excess Contributions were allocated for such Plan Year, except to the extent such Excess Contributions were classified as Catch up Contributions. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer Contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer Contributions and continuing in descending order until all the Excess Contributions have been allocated. Both the total amount of the Excess Contribution and, for purposes of the preceding sentence, the "largest amount" are determined after distribution of any Excess Deferrals. To the extent a Highly Compensated Employee has not reached their Catch-up Contribution limit under the Plan, Excess Contributions allocated to such Highly Compensated Employees as Catch-up Contributions will not be treated as Excess Contributions. If such Excess Contributions are distributed more than 2'/z months after the last day of the Plan Year in which such Contributions arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Excess Contributions shall be treated as annual additions under the Plan even if distributed.

B.
Determination of Income or Loss - Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of: 1) the income or loss allocable to the Participant's Elective Deferral account(s) (and, if applicable, the Qualified Nonelective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's Individual Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year, and 2) 10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15lh day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Contributions in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants' Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Contributions merely because the income allocable is based on a date that is no more than seven days before the distribution.

C.
Accounting for Excess Contributions - Excess Contributions allocated to a Participant shall be distributed from the Participant's Elective Deferral account(s) and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. For years beginning after 2005, the Plan Administrator, in a uniform and nondiscriminatory manner, will either determine whether the distribution of Excess Contributions for a year will be made first from the Participant's Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account(s) and Qualified Matching Contribution account.

5.14	DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

A.
General Rule - Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 12 months after a Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for such Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. If such Excess Aggregate Contributions are distributed more than 2'/z months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, a 10 percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan even if distributed.

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B.
Determination of Income or Loss - Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distributions. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of: 1) the income or loss allocable to the Participant's Nondeductible Employee Contribution account. Matching Contribution account, Qualified Matching Contributions account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution account and Elective Deferral account(s) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's Individual Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and 2) 10 percent of the amount determined under 1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15lh day of such month. Notwithstanding the preceding sentence, the Plan Administrator may compute the income or loss allocable to Excess Aggregate Contributions in the manner described in Plan Section 7.02(B) (i.e., the usual manner used by the Plan for allocating income or loss to Participants' Individual Accounts or any reasonable method), provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. The Plan will not fail to use a reasonable method for computing the income or loss on Excess Aggregate Contributions merely because the income allocable is based on a date that is no more than seven days before the distribution.

C.
Accounting for Excess Aggregate Contributions - Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant's Nondeductible Employee Contribution account. Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Nonelective Contribution account or Elective Deferral account, or both). For years beginning after 2005. the Plan Administrator, in a uniform and nondiscriminatory manner, will determine whether the distribution of Elective Deferrals that are Excess Aggregate Contributions for a year will be made first from the Participant's Pre-Tax Elective Deferral account or the Roth Elective Deferral account, or a combination of both, to the extent both Pre-Tax Elective Deferrals and Roth Elective Deferrals were made for the year, or may allow Participants to specify otherwise.

5.15	RECHARACTERIZATION

Provided the Plan allows Participants to make Nondeductible Employee Contributions, the Plan Administrator may, in a uniform and nondiscriminatory manner, permit a Participant to elect to treat all or a portion of an Excess Contribution allocated to them as an amount distributed to the Participant and then contributed by the Participant to the Plan as a Nondeductible Employee Contribution. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Nondeductible Employee Contributions made by that Employee would exceed any stated limit under the Plan on Nondeductible Employee Contributions.

Recharacterization must occur no later than 2'/2 months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash.

5.16	LOANS TO PARTICIPANTS

If the Adoption Agreement so indicates, a Participant may receive a loan from the Fund, subject to the following rules and the Plan's loan policy.

A.
Loans shall be made available to all Participants on a reasonably equivalent basis. Notwithstanding the foregoing, new loans shall not be available to Participants who cease to be employed by the Employer, unless such Participants are parties-in-interest as defined in ERISA Section 3(14). In addition, existing loans shall be considered due and payable at such time as a Participant ceases to be an Employee and the loan will be considered in default and the Participant's Individual Account will be reduced by the outstanding amount of the loan unless otherwise specified in the loan policy statement or other loan documentation.

B.	Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

C.	Loans must be adequately secured and bear a reasonable interest rate.

D.	No Participant loan shall exceed the Present Value of the Vested portion of a Participant's Individual Account.

E.
A Participant must obtain the consent of their Spouse, if any, to the use of the Individual Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90 day period that ends on the date on which the loan is to be so secured. The consent must be in writing (or any other form permitted by the IRS and DOL), must acknowledge the effect of the loan, and must be witnessed by a notary public or plan representative. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Individual Account is used for renegotiation, extension, renewal, or other revision of the loan. Notwithstanding the foregoing, no spousal consent is necessary if, at the time the loan is secured, no consent would be required for a distribution under Code Section 417(a)(2)(B). In addition, spousal consent is not required if the Plan or the Participant is not subject to Code Section 401(a)(l 1) at the time the Individual Account is used as security, or if the total Individual Account subject to the security is less than or equal to $5,000.

F.	In the event of default, foreclosure on the note and attachment of security will not occur until a distribution eligibility requirement is met under the Plan.

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G.
For plan loans made before January 1, 2002, no loans will be made to any shareholder-employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code Section 318(a)(l)), on any day during the taxable year of such corporation, more than five percent of the outstanding stock of the corporation.

H.	Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4) (USERRA).

I.
For years beginning after 2005, if the Participant's Individual Account contains both Pre-Tax Elective Deferrals and Roth Elective Deferrals, the specific rules governing the loan program may also designate the extent to which Pre-Tax Elective Deferrals, Roth Elective Deferrals, or a combination of both will 1) be used to calculate the maximum amount available for a loan, or 2) be available as a source from which loan proceeds may be taken or which may be used as security for a loan. To the extent permitted by law and related regulations, the rules established by the Plan Sponsor may specify the ordering rules to be applied in the event of a defaulted loan.

If a valid spousal consent has been obtained in accordance with Plan Section 5.16(E), then, notwithstanding any other provisions of this Plan, the portion of the Participant's Vested Individual Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Individual Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of the Participant's Vested Individual Account (determined without regard to the preceding sentence) is payable to the surviving Spouse, then the Individual Account shall be adjusted by first reducing the Vested Individual Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse.

To avoid taxation to the Participant, unless otherwise permitted by law or regulatory guidance, no loan to any Participant or Beneficiary can be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant, would exceed the lesser of 1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or 2) 50 percent of the Present Value of the nonforfeitable Individual Account of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Code Sections 414(b), 414(c), and 414(m) are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made), will be used as the principal residence of the Participant. Notwithstanding the foregoing, a Participant will suspend their loan repayments under this Plan as permitted under Code Section 414(u)(4). An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

The Plan Administrator shall administer the loan program in accordance with specific rules that are documented either in writing or in such other format as permitted by the IRS and the DDL. Such rules shall include, at a minimum, the following: 1) the identity of the person or positions authorized to administer the Participant loan program, 2) the procedure for applying for loans, 3) the basis on which loans will be approved or denied, 4) limitations (if any) on the types and amounts of loans offered, 5) the procedure under the program for determining a reasonable rate of interest, 6) the types of collateral which may secure a Participant loan, and 7) the events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

SECTION SIX: DEFINITIONS

Unless modified in Section Six of the Adoption Agreement, words and phrases used in the Plan with initial capital letters shall, for the purpose of this Plan, have the meanings set forth in the portion of the Plan entitled "Definitions" unless the context indicates that other meanings are intended.

SECTION SEVEN: MISCELLANEOUS

7.01	THE FUND

A.
Establishment and Maintenance - By adopting this Plan, the Employer establishes the Fund, which shall consist of the assets of the Plan held by the Trustee (or Custodian, if applicable) pursuant to Section Eight. Assets within the Fund may be pooled on behalf of all Participants, earmarked on behalf of each Participant or be a combination of pooled and earmarked assets. To the extent that assets are earmarked for a particular Participant, they will be held in a Separate Fund for that Participant.

No part of the corpus or income of the Fund may be used for. or diverted to. purposes other than for the exclusive benefit of Participants or their Beneficiaries. The Fund will be valued each Valuation Date at fair market value.

B.
Division Of Fund Into Investment Funds - The Employer may direct the Trustee (or Custodian, if applicable) to divide and redivide the Fund into one or more Investment Funds. Such Investment Funds may include, but not be limited to, Investment Funds representing the assets under the control of an investment manager pursuant to Plan Section 7.22(C) and Investment Funds representing investment options available for individual direction by Participants pursuant to Plan Section 7.22(B). Upon each division or redivision, the Employer may specify the part of the Fund to be allocated to each such Investment Fund and the terms and conditions, if any, under which the assets in such Investment Fund shall be invested.

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7.02	INDIVIDUAL ACCOUNTS

A.
Establishment and Maintenance - The Plan Administrator shall establish and maintain an Individual Account in the name of each Participant to reflect the total value of their interest in the Fund (including but not limited to Employer Contributions and earnings thereon). Each Individual Account established hereunder shall consist of such subaccounts as may be needed for each Participant, including:

1.	a subaccount to reflect Employer Contributions and Forfeitures allocated on behalf of a Participant;

2.	a subaccount to reflect a Participant's rollover contributions;

3.	a subaccount to reflect a Participant's transfer contributions;

4.	a subaccount to reflect a Participant's Nondeductible Employee Contributions;

5.	a subaccount to reflect a Participant's Pre-Tax Elective Deferrals; and

6.	a subaccount to reflect a Participant's Roth Elective Deferrals.

The Plan Administrator may establish additional accounts as it may deem necessary for the proper administration of the Plan, including, but not limited to, a suspense account for Forfeitures as required pursuant to Plan Section 4.01(C) or (D).

If this Plan is funded by individual contracts that provide a Participant's Benefit under the Plan, such individual contracts shall constitute the Participant's Individual Account. If this Plan is funded by group contracts under the group annuity or group insurance contract, premiums or other consideration received by the insurance company must be allocated to Participants' Individual Accounts under the Plan.

B.	Valuation Of Individual Accounts

1.
Where all or a portion of the assets of a Participant's Individual Account are invested in a Separate Fund for the Participant, then the value of that portion of such Participant's Individual Account at any relevant time equals the sum of the fair market values of the assets in such Separate Fund, less any applicable charges or penalties.

2.	The fair market value of the remainder of each Individual Account is determined in the following manner:

a.
Separate Fund- First, the portion of the Individual Account invested in each Investment Fund as of the previous Valuation Date is determined. Each such portion is reduced by any withdrawal made from the applicable Investment Fund to or for the benefit of a Participant or the Participant's Beneficiary, further reduced by any amounts forfeited by the Participant pursuant to Plan Section 4.01(C) or (D), and further reduced by any transfer to another Investment Fund since the previous Valuation Date, and is increased by any amount transferred from another Investment Fund since the previous Valuation Date. The resulting amounts are the net Individual Account portions invested in the Investment Funds.

b.
No Separate Fund— Second, the net Individual Account portions invested in each Investment Fund are adjusted upwards or downwards, pro rata (i.e., using the ratio of each net Individual Account portion to the sum of all net Individual Account portions) so that the sum of all the net Individual Account portions invested in an Investment Fund will equal the then fair market value of the Investment Fund. Notwithstanding the previous sentence, for the first Plan Year only, the net Individual Account portions shall be the sum of all contributions made to each Participant's Individual Account during the first Plan Year.

c.
Allocations - Third, any contributions to the Plan and Forfeitures are allocated in accordance with the appropriate allocation provisions of Section Three of the Plan. For purposes of this Section Seven of the Plan, contributions made by the Employer for any Plan Year but after that Plan Year will be considered to have been made on the last day of that Plan Year regardless of when paid to the Trustee (or Custodian, if applicable).

Amounts contributed between Valuation Dates will not be credited with investment gains or losses until the next following Valuation Date.

d.	Aggregation of Portions - Finally, the portions of the Individual Account invested in each Investment Fund (determined in accordance with (a), (b) and (c) above) are added together.

C.
Modification Of Method For Valuing Individual Accounts-If necessary or appropriate, the Plan Administrator may establish different or additional procedures (which shall be uniform and nondiscriminatory) for determining the fair market value of the Individual Accounts including, but not limited to, valuation on a daily basis pursuant to the number of shares of each permissible investment held on behalf of a Participant.

7.03	POWERS AND DUTIES OF THE PLAN ADMINISTRATOR

A.
The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan. The Plan Administrator shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries in accordance with the specific terms of the Plan.

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B.
The Plan Administrator may, by appointment, allocate the duties of the Plan Administrator among several individuals or entities. Such appointments shall not be effective until the party designated accepts such appointment in writing.

C.	The Plan Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

1.
To determine all questions of interpretation or policy in a manner consistent with the Plan's documents. The Plan Administrator's construction or determination in good faith shall be conclusive and binding on all persons except as otherwise provided herein or by law. Any interpretation or construction shall be done in a nondiscriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), as amended from time to time, and shall comply with the terms of ERISA, as amended from time to time;

2.	To determine all questions relating to the eligibility of Employees to become or remain Participants hereunder;

3.	To compute the amounts necessary or desirable to be contributed to the Plan;

4.
To compute the amount and kind of benefits to which a Participant or Beneficiary shall be entitled under the Plan and to direct the Trustee (or Custodian, if applicable) with respect to all disbursements under the Plan, and, when requested by the Trustee (or Custodian, if applicable), to furnish the Trustee (or Custodian, if applicable) with instructions, in writing, on matters pertaining to the Plan and the Trustee (or Custodian, if applicable) may rely and act thereon;

5.	To maintain all records necessary for the administration of the Plan;

6.	To prepare and file such disclosures and tax forms as may be required from time to time by the Secretary of Labor or the Secretary of the Treasury;

7.	To furnish each Employee, Participant or Beneficiary such notices, information, and reports under such circumstances as may be required by law;

8.
To periodically review the performance of each Fiduciary and all other relevant parties to ensure such individuals' obligations under the Plan are performed in a manner that is acceptable under the Plan and applicable law; and

9.
To furnish a statement to each Participant or Beneficiary no later than 270 days after the close of each Plan Year, indicating the Individual Account balances of such Participant as of the last Valuation Date in such Plan Year.

D.	The Plan Administrator shall have all of the powers necessary or appropriate to accomplish their duties under the Plan, including, but not limited to, the following:

1.	To appoint and retain such persons as may be necessary to carry out the functions of the Plan Administrator;

2.	To appoint and retain counsel, specialists, or other persons as the Plan Administrator deems necessary or advisable in the administration of the Plan;

3.	To resolve all questions of administration of the Plan;

4.	To establish such uniform and nondiscriminatory rules which it deems necessary to carry out the terms of the Plan;

5.	To make any adjustments in a uniform and nondiscriminatory manner which it deems necessary to correct any arithmetical or accounting errors which may have been made for any Plan Year;

6.	To correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; and

7.
If the Plan permits a form of distribution other than a lump sum, and a Participant elects such form of distribution, the Plan Administrator may place that Participant's Individual Account into a segregated Investment Fund for the purpose of maintaining the necessary liquidity to provide benefit installments on a periodic basis.

7.04	EXPENSES AND COMPENSATION

All reasonable expenses of administration, including, but not limited to. those involved in retaining necessary professional assistance, may be paid from the assets of the Fund. Alternatively, the Employer may, in its discretion, pay any or all such expenses. Pursuant to uniform and nondiscriminatory rules that the Plan Administrator may establish from time to time, administrative expenses and expenses unique to a particular Participant or group of Participants may be charged to the Individual Account of such Participant or may be assessed against terminated Participants even if not assessed against active Participants (subject to rules promulgated by the IRS and the DOL), or the Plan Administrator may allow Participants to pay such fees outside of the Plan. The Employer shall furnish the Plan Administrator with such clerical and other assistance as the Plan Administrator may need in the performance of their duties.

7.05	INFORMATION FROM EMPLOYER

To enable the Plan Administrator to perform their duties, the Employer shall supply complete, accurate, and timely information to the Plan Administrator (or their designated agents) on all matters relating to the Compensation of all Participants; their regular employment; retirement, death, Disability, Severance from Employment or Termination of Employment; and such other pertinent facts as the Plan Administrator (or their agents) may require. The Plan Administrator shall advise the Trustee (or Custodian, if applicable) of such of the foregoing facts as may be pertinent to the Trustee's (or Custodian's) duties under the Plan. The Plan Administrator (or their agents) is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information. Such information, including authorizations and directions, may be exchanged among the Employer, the Plan Administrator, the Trustee (or Custodian, if applicable), or their agents through electronic, telephonic, or other means (including, for example, through the Internet) pursuant to applicable servicing arrangements in effect for the Plan.

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7.06	PLAN AMENDMENTS

A.	Right Of Prototype Sponsor To Amend The Plan Or Terminate Sponsorship

1.
The Employer, by adopting the Plan, expressly delegates to the Prototype Sponsor the power, but not the duty, to amend the Plan without any further action or consent of the Employer as the Prototype Sponsor deems either necessary for the purpose of adjusting the Plan to comply with all laws and regulations governing pension or profit sharing plans or desirable to the extent consistent with such laws and regulations. Specifically, it is understood that the amendments may be made unilaterally by the Prototype Sponsor. However, it shall be understood that the Prototype Sponsor shall be under no obligation to amend the Plan documents, and the Employer expressly waives any rights or claims against the Prototype Sponsor for not exercising this power to amend. For purposes of Prototype Sponsor amendments, the mass submitter shall generally be recognized as the agent of the Prototype Sponsor. If the Prototype Sponsor does not adopt IRS model amendments adopted by the mass submitter, the Plan will no longer be identical to or a minor modifier of the mass submitter plan and will be considered an individually designed plan. Notwithstanding the foregoing, the adoption of good faith IRS amendments must be accomplished pursuant to the rules for each such amendment as prescribed by the IRS.

2.
An amendment by the Prototype Sponsor shall be accomplished by giving notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of the amendment to be made. The notice shall set forth the text of such amendment and the date such amendment is to be effective. Such amendment shall take effect unless within the 30 day period after such notice is provided, or within such shorter period as the notice may specify, the Adopting Employer gives the Prototype Sponsor written notice of refusal to consent to the amendment. Such written notice of refusal shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan.

3.
In addition to the amendment rights described above, the Prototype Sponsor shall have the right to terminate its sponsorship of this Plan by providing notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) to the Adopting Employer of such termination. Such termination of sponsorship shall have the effect of withdrawing the Plan as a prototype plan and shall cause the Plan to be considered an individually designed plan. The Prototype Sponsor shall have the right to terminate its sponsorship of this Plan regardless of whether the Prototype Sponsor has terminated sponsorship with respect to other employers adopting its prototype Plan.

B.	Right Of Adopting Employer To Amend The Plan - The Adopting Employer may amend the Plan to

1.	change options previously selected in the Adoption Agreement;

2.	add overriding language in the Adoption Agreement when such language is necessary to satisfy Code Section 415 or Code Section 416 because of the required aggregation of multiple plans;

3.
amend administrative provisions of the trust or custodial document in the case of a nonstandardized plan and make more limited amendments in the case of a standardized plan, such as the name of the Plan, Employer, Trustee or Custodian, Plan Administrator and other Fiduciaries, the trust year, and the name of pooled trust in which the Plan's trust will participate;

4.
add certain sample and model amendments published by the IRS or other required good faith amendments which specifically provide that their adoption will not cause the Plan to be treated as individually designed; and

5.
add or change provisions permitted under the Plan or specify or change the Effective Date of a provision as permitted under the Plan and correct obvious and unambiguous typographical errors or cross-references that merely correct a reference but that do not in any way change the original intended meaning of the provisions.

An Adopting Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Code Section 412(d), will no longer participate in this prototype plan and will be considered to have an individually designed plan.

An Adopting Employer who wishes to amend the Plan shall document the amendment in writing, executed by a duly authorized officer of the Adopting Employer. If the amendment is in the form of a restated Adoption Agreement, the amendment shall become effective on the date provided in the Adoption Agreement. Any other amendment shall become effective as described therein upon execution by the Adopting Employer and, if appropriate, the Trustee (or Custodian, if applicable). A copy of a restated Adoption Agreement or other amendment must be provided to the Prototype Sponsor and the Trustee (or Custodian, if applicable) before the effective date of the amendment.

The Adopting Employer further reserves the right to replace the Plan in its entirety by adopting another retirement plan which the Adopting Employer designates as a replacement plan.

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C.
Limitation On Power To Amend - No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Individual Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Individual Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. For purposes of this paragraph, a Participant shall not accrue a right to an allocation of an Employer Profit Sharing Contribution, Employer Money Purchase Pension Contribution or Target Benefit Contribution for the current Plan Year until the last day of such Plan Year and after the application of all amendments required or permitted by the IRS.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of their Individual Account under a particular optional form of benefit if the amendment provides a single-sum distribution form. Where this Plan document is being adopted to amend another plan that contains a protected benefit not provided for in this document, the Employer must complete Attachment A, "Protected Benefit and Prior Plan Provisions," describing such protected benefit which shall become part of the Plan.

D.
Amendment Of Vesting Schedule - If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested percentage (determined as of such date) of such Employee's Individual Account derived from Employer Contributions will not be less than the percentage computed under the Plan as of that date without regard to such amendment. Furthermore, if the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's Vested percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Vesting Service with the Employer may elect, within the time set forth below, to have the Vested percentage computed under the Plan without regard to such amendment.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end the later of

1.	60 days after the amendment is adopted;

2.	60 days after the amendment becomes effective; or

3.	60 days after the Participant is issued a notice (either in writing or in any other form permitted under rules promulgated by the IRS and DOL) of the amendment by the Employer or Plan Administrator.

7.07	PLAN MERGER OR CONSOLIDATION
In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of such Plan to, any other plan, each Participant shall be entitled to receive benefits immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). The Trustee (or Custodian, if applicable) has the authority to enter into merger agreements or agreements to directly transfer the assets of this Plan, but only if such agreements are made with trustees or custodians of other retirement plans described in Code Section 401(a) or such other plans permitted by laws or regulations.

7.08	PERMANENCY
The Employer expects to continue this Plan and make the necessary contributions thereto indefinitely, but such continuance and payment is not assumed as a contractual obligation. Neither the Adoption Agreement nor the Plan nor any amendment or modification thereof nor the making of contributions hereunder shall be construed as giving any Participant or any other person any legal or equitable right against the Employer, the Trustee (or Custodian, if applicable), the Plan Administrator, or the Prototype Sponsor except as specifically provided herein, or as provided by law.

7.09	METHOD AND PROCEDURE FOR TERMINATION
The Plan may be terminated by the Adopting Employer at any time by appropriate action of its managing body. Such termination shall be effective on the date specified by the Adopting Employer. The Plan shall terminate, if required by either the IRS or the DOL, if the Adopting Employer is dissolved or terminated. Written notice of the termination and effective date thereof shall be given to the Trustee (or Custodian, if applicable), Plan Administrator, Prototype Sponsor, and the Participants and Beneficiaries of deceased Participants. The required filings (such as the Form 5500 series and others) must be made by the Adopting Employer with the IRS and any other regulatory body as required by current laws and regulations. Until all of the assets have been distributed from the Fund, the Adopting Employer must keep the Plan in compliance with current laws and regulations by making appropriate amendments to the Plan and by taking such other measures as may be required. If the Plan is abandoned by the Adopting Employer, however, a qualified termination administrator (QTA) (or other entity permitted by the IRS or DOL) may terminate the Plan according to rules promulgated by the IRS and DOL.

7.10	CONTINUANCE OF PLAN BY SUCCESSOR EMPLOYER
Notwithstanding the preceding Plan Section 7.09, a successor of the Adopting Employer may continue the Plan and be substituted in the place of the present Adopting Employer. The successor and the present Adopting Employer (or, if deceased, the executor of the estate of a deceased Self-Employed Individual who was the Adopting Employer) must execute a written instrument authorizing such substitution, and the successor shall amend the Plan in accordance with Plan Section 7.06.

7.11	FAILURE OF PLAN QUALIFICATION
If the Plan fails to retain its qualified status, the Plan will no longer be considered to be part of a prototype plan, and such Employer can no longer participate under this prototype. In such event, the Plan will be considered an individually designed plan.

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7.12	GOVERNING LAWS AND PROVISIONS
To the extent such laws are not preempted by federal law, the terms and conditions of this Plan shall be governed by the laws of the state in which the Prototype Sponsor is located, unless otherwise agreed to in writing by the Prototype Sponsor and the Employer.

In the event of any conflict between the provisions of this Basic Plan Document and provisions of the Adoption Agreement, the summary plan description, or any related documents, the Basic Plan Document will control.

7.13	STATE COMMUNITY PROPERTY LAWS
The terms and conditions of this Plan shall be applicable without regard to the community property laws of any state.

7.14	HEADINGS
The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.15	GENDER AND NUMBER
Whenever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and whenever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

7.16	STANDARD OF FIDUCIARY CONDUCT
The Employer, Plan Administrator, Trustee, and any other Fiduciary under this Plan shall discharge their duties with respect to this Plan solely in the interests of Participants and their Beneficiaries, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No Fiduciary shall cause the Plan to engage in any transaction known as a "non-exempt prohibited transaction" under either the Code or ERISA.

7.17	GENERAL UNDERTAKING OF ALL PARTIES
All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan and any of its provisions.

7.18	AGREEMENT BINDS HEIRS, ETC.
This Plan shall be binding upon the heirs, executors, administrators, successors, and assigns, as those terms shall apply to any and all parties hereto, present and future.

7.19	DETERMINATION OF TOP-HEAVY STATUS

A.	In General - Except as provided in Plan Section 7.19(B), this Plan is aTop-Heavy Plan if any of the following conditions exist:

1.	If the top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

2.	If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top- heavy ratio for the group of plans exceeds 60 percent; or

3.	If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

B.	Top-Heavy Ratio

1.
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the one-year period ending on the Determination Date(s) (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002)) and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the Determination Date(s), (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002)) both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

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2
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with 1) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with 1) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top- heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1,2002).

3
For purposes of (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant 1) who is not a Key Employee but who was a Key Employee in a prior year, or 2) who has not been credited with at least one Hour of Service with any employer maintaining the plan at any time during the one-year period (five-year period ending on the Determination Date in the case of a distribution made for a reason other than Severance from Employment, death, or Disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under 1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or 2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 41 l(b)(l)(C).

C.
SIMPLE 401(k) Plan Exception - Notwithstanding Plan Section 7.19(A) above, the Plan is not treated as aTop-Heavy Plan under Code Section 416 for any Year for which an Eligible Employer maintains this Plan as a SIMPLE 401(k) Plan.

D.
Safe Harbor 401(k) Plan Exception - Notwithstanding Plan Section 7.19(A) above, the Plan is not treated as aTop-Heavy Plan under Code Section 416 for any Year for which an Eligible Employer makes only those contributions described in Code Sections 401(k)(12) and 401(m)(l 1) for any Plan Year. If any other contributions are made for a Plan Year (e.g., Employer Profit Sharing Contributions, forfeitures, etc.), the Top-Heavy rules describe in Code Section 416(g)(4)(H) will apply for that Plan Year.

7.20	INALIENABILITY OF BENEFITS
No benefit or interest available under the Plan will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall not apply to judgments and settlements described in Code Section 401(a)(13)(C) and ERISA Section 206(d)(4). Such sentence shall, however, apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order, unless such order is determined to be a Qualified Domestic Relations Order as defined in the Definitions Section of the Plan.

Generally, a Domestic Relations Order cannot be a Qualified Domestic Relations Order until January 1, 1985. However, in the case of a Domestic Relations Order entered before January 1. 1985, the Plan Administrator:

1)	shall treat such order as a Qualified Domestic Relations Order if the Plan Administrator is paying benefits pursuant to such order on January 1, 1985, and

2)	may treat any other such order entered before January 1, 1985, as a Qualified Domestic Relations Order even if such order does not meet the requirements of Code Section 414(p).

Notwithstanding any provision of the Plan to the contrary, a distribution to an Alternate Payee under a Qualified Domestic Relations Order shall be permitted even if the Participant affected by such order is not otherwise entitled to a distribution, and even if such Participant has not attained the earliest retirement age as defined in Code Section 414(p).

7.21	BONDING
Every Fiduciary and every person who handles funds or other property of the Plan shall be bonded to the extent required by ERISA Section 412 and the regulations thereunder for purposes of protecting the Plan against loss by reason of acts of fraud or dishonesty on the part of the person, group, or class, alone or in connivance with others, to be covered by such bond. The amount of the bond shall be fixed at the beginning of each Plan Year and shall not be less than 10 percent of the amount of funds handled. The amount of funds handled shall be determined by the funds handled the previous Plan Year or, if none, the amount of funds estimated, in accordance with rules provided by the Secretary of Labor, to be handled during the current Plan Year. Notwithstanding the foregoing, no bond shall be less than $1,000 nor more than $500,000, except that the Secretary of Labor shall have the right to prescribe an amount in excess of $500,000.

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7.22	INVESTMENT AUTHORITY

A.
Plan Investments - Except as provided in Plan Section 7.22(B) (relating to individual direction of investments by Participants), the Adopting Employer, not the Trustee (or Custodian, if applicable), shall have exclusive management and control over the investment of the Fund into any permitted investment. The Adopting Employer shall be responsible for establishing a funding policy statement on behalf of the Plan and shall provide a copy of such funding policy statement to the Discretionary Trustee, if any. Notwithstanding the foregoing, if the Trustee is designated as a Discretionary Trustee in the Adoption Agreement, such Discretionary Trustee may enter into an agreement with the Adopting Employer whereby the Discretionary Trustee will manage the investment of all or a portion of the Fund. Any such agreement shall be in writing and set forth such matters as the Discretionary Trustee deems necessary or desirable.

B.
Direction Of Investments By Participants - Unless otherwise indicated in the Adoption Agreement, each Participant shall have the responsibility for directing the Trustee (or Custodian, if provided for under a separate agreement between the Adopting Employer and the Custodian), regarding the investment of all or part of their Individual Account. If all of the requirements of erisa' Section 404(c)(l) are satisfied, then to the extent so directed, the Adopting Employer, Plan Administrator, Trustee, the Custodian (if applicable), and all other Fiduciaries are relieved of Fiduciary liability under ERISA Section 404.

The Plan Administrator shall direct that a Separate Fund be established in the name of each Participant who directs the investment of part or all of their Individual Account. Each Separate Fund shall be charged or credited (as appropriate) with the earnings, gains, losses, or expenses attributable to such Separate Fund. No Fiduciary shall be liable for any loss that results from a Participant's individual direction. The assets subject to individual direction shall not be invested in collectibles as that term is defined in Code Section 408(m).

The Plan Administrator shall establish such uniform and nondiscriminatory rules relating to individual direction as it deems necessary or advisable including, but not limited to, rules describing 1) which portions of Participants' Individual Accounts can be individually directed, 2) the frequency of investment changes, 3) the forms and procedures for making investment changes, and 4) the effect of a Participant's failure to make a valid direction.

The Plan Administrator may, in a uniform and nondiscriminatory manner, limit the available investments for Participants' individual direction to certain specified investment options (including, but not limited to, certain mutual funds, investment contracts, deposit accounts, and group trusts). The Plan Administrator may permit, in a uniform and nondiscriminatory manner, a Beneficiary of a deceased Participant or the Alternate Payee under a Qualified Domestic Relations Order to individually direct investments in accordance with this Plan Section 7.22(B).

Notwithstanding any provision hereof to the contrary, if the Adoption Agreement permits Participants to direct investments and also names a Directed Trustee, such Participants shall furnish investment instruction to the Plan Administrator under procedures adopted by the Adopting Employer and/or the Plan Administrator consistent with the Plan, and it shall be the responsibility of the Plan Administrator to provide direction to the Directed Trustee regarding the investment of such amounts. If a Participant who has the right to direct investments under the terms of the Plan fails to provide such direction to the Plan Administrator, the Plan Administrator shall direct the investment of such Participant's Individual Accounts. The Plan Administrator shall maintain records showing the interest of each Participant and/or Beneficiary in the Fund unless the Directed Trustee enters into a written agreement with the Adopting Employer to keep separate accounts for each such Participant or Beneficiary.

C.	Investment Managers

1.
Definition of Investment Manager - The Adopting Employer may appoint one or more investment managers to make investment decisions with respect to all or a portion of the Fund. The investment manager shall be any firm or individual registered as an investment adviser under the Investment Advisers Act of 1940, a bank as defined in said Act, or an insurance company qualified under the laws of more than one state to perform services consisting of the management, acquisition, or disposition of any assets of the Plan.

2.
Investment Manager's Authority - A separate Investment Fund shall be established representing the assets of the Fund invested at the direction of the investment manager. The investment manager so appointed shall direct the Trustee (or Custodian, if applicable) with respect to the investment of such Investment Fund. The investments which may be acquired at the direction of the investment manager are those described in Plan Section 7.22(D).

3.
Written Agreement - The appointment of any investment manager shall be by written agreement between the Adopting Employer and the investment manager and a copy of such agreement (and any modification or termination thereof) must be given to the Trustee (or Custodian, if applicable). The agreement shall set forth, among other matters, the effective date of the investment manager's appointment and an acknowledgment by the investment manager that it is a Fiduciary of the Plan under ERISA.

4.
Concerning the Trustee (or Custodian, if applicable) - Written notice of each appointment of an investment manager shall be given to the Trustee (or Custodian, if applicable) at least 30 days in advance of the effective date of such appointment. Such notice shall specify which portion of the Fund will constitute the Investment Fund subject to the investment manager's direction. The Trustee (or Custodian, if applicable) shall comply with the investment direction given to it by the investment manager and will not be liable for any loss which may result by reason of any action (or inaction) it takes at the direction of the investment manager.

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D.
Permissible Investments - The Trustee (or Custodian, if applicable) may invest the assets of the Plan in property of any character, real or personal, including, but not limited to, the following: stocks, including Qualifying Employer Securities, and including shares of open-end investment companies (mutual funds); bonds; notes; debentures; proprietary mutual funds; deposit accounts; options; limited partnership interests; mortgages; real estate or any interests therein (including Qualifying Employer Real Property); unit investment trusts; Treasury Bills, and other U.S. Government obligations; common trust funds, combined investment trusts, collective trust funds or commingled funds maintained by a bank or similar financial organization (whether or not the Trustee hereunder); savings accounts, certificates of deposit, demand or time deposits or money market accounts of a bank or similar financial organization (whether or not the Trustee hereunder); unless excluded in the Adoption Agreement, annuity contracts that are "guaranteed benefit policies," as defined in ERISA Section 401(b)(2)(B); life insurance policies; or in such other investments as is deemed proper without regard to investments authorized by statute or rule of law governing the investment of trust funds but with regard to ERISA and this Plan. Notwithstanding the preceding sentence, the Prototype Sponsor may, as a condition of making the Plan available to the Adopting Employer, limit the types of property in which the assets of the Plan may be invested. The list of permissible investment options shall be further limited in accordance with any applicable law, regulations, or other restrictions applicable to the Trustee or Custodian, including, but not limited to, internal operational procedures adopted by such Trustee (or Custodian, if applicable). The actions of a Discretionary Trustee named in the Adoption Agreement shall also be subject to the funding policy statement provided by the Adopting Employer. If any Trustee (or Custodian, if applicable) invests all or any portion of the Fund pursuant to written instructions provided by the Adopting Employer (including an investment manager appointed by the Adopting Employer pursuant to Plan Section 7.22(C)) or any Participant pursuant to Plan Section 7.22(B), the Trustee (or Custodian, if applicable) will be deemed to have invested pursuant to the Adopting Employer's funding policy statement.

To the extent the assets of the Plan are invested in a group trust, including a collective trust fund or commingled funds maintained by a bank or similar financial organization, the declaration of trust of such composite trust shall be deemed to be a part of the Plan, and any investment in such composite trust shall be subject to all of the provisions of such declaration of trust, as the same may be amended or supplemented from time to time.

If the responsibility for directing investments for Elective Deferrals (and earnings) is executed by someone other than the Participants, the acquisition of Qualifying Employer Securities and Qualifying Employer Real Property will be limited to ten percent of the fair market value of the assets of the Plan, to the extent required by ERISA Section 407(b)(2).

E.	Matters Relating To Insurance

1.
If elected by the Plan Sponsor in the Adoption Agreement, a life insurance contract may be purchased on behalf of a Participant. No life insurance contract may be purchased unless the insured under the contract is the Participant or, where this Plan is a profit sharing or 401(k) plan, the Participant's Spouse or another individual in whom the Participant has an insurable interest. If a life insurance contract is to be purchased for a Participant, the aggregate premium for certain life insurance for each Participant must be less than a certain percentage of the aggregate Employer Contributions and Forfeitures allocated to a Participant's Individual Account at any particular time as follows.

a.
Ordinary Life Insurance - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 50 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums attributable to them.

b.
Term and Universal Life Insurance - No more than 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

c.
Combination - The sum of 50 percent of the ordinary life insurance premiums and all other life insurance premiums will not exceed 25 percent of the aggregate Employer Contributions and Forfeitures allocated to any Participant's Individual Account.

If this Plan is a profit sharing plan, the above incidental benefits limits do not apply to life insurance contracts purchased by an Employee who has been a Participant in the Plan for five or more years or purchased with Employer Contributions and Forfeitures that have been in the Participant's Individual Account for at least two full Plan Years, measured from the date such contributions were allocated. For purposes of this Plan Section 7.22(E)(1), rollover and transfer contributions shall be considered Employer Contributions, and therefore may be used to pay contract premiums. No part of the Deductible Employee Contribution account will be used to purchase life insurance.

2.
Any dividends or credits earned on insurance contracts for a Participant shall be allocated to such Participant's Individual Account derived from Employer Contributions for whose benefit the contract is held.

3.
Subject to Plan Section 5.10, the contracts on a Participant's life will be converted to cash or an annuity or distributed to the Participant upon separation from service with the Employer. In addition, contracts on the joint lives of a Participant and another person may not be maintained under this Plan if such Participant ceases to have an insurable interest in such other person.

4.
The Trustee (or Custodian, if applicable) shall apply for and will be the owner of any insurance contract(s) purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee (or Custodian, if applicable). However, the Trustee (or Custodian, if applicable) shall be required to pay over all proceeds of the contract(s) to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse will be the designated beneficiary of the proceeds in all circumstances unless a Qualified Election has been made in accordance with Plan Section 5.10. Under no circumstances shall the Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

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5.
The Plan Administrator may direct the Trustee (or Custodian, if applicable) to sell and distribute insurance or annuity contracts to a Participant (or other party as may be permitted) in accordance with applicable law or regulations.

6.
Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the insurer, its officers, directors, employees, agents, heirs, executors, successors, and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties.

Further, except as may be otherwise provided by ERISA, the Employer will indemnify the insurer from any liability, claim, or expense (including legal expense) that the insurer incurs by reason of, or which results in whole or in part from the reliance of the insurer on the facts and other directions and elections the Employer communicates or fails to communicate.

7.23	PROCEDURES AND OTHER MATTERS REGARDING DOMESTIC RELATIONS ORDERS

A.
To the extent provided in any Qualified Domestic Relations Order, the former Spouse of a Participant shall be treated as a surviving Spouse of such Participant for purposes of any benefit payable in the form of either a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity.

B.
The Plan shall not be treated as failing to meet the requirements of the Code, which generally prohibits payment of benefits before the Participant's Termination of Employment or Severance from Employment, as applicable, with the Employer, solely by reason of payments to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

C.	In the case of any Domestic Relations Order received by the Plan,

1.
the Plan Administrator shall promptly notify the Participant and any other Alternate Payee of the receipt of such order and the Plan's procedure for determining the qualified status of Domestic Relations Orders, and

2.
within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified orders.

D.
During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined by the Plan Administrator, by a court of competent jurisdiction, or otherwise, the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within 18 months the order or modification thereof is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within 18 months either 1) it is determined that the order is not a Qualified Domestic Relations Order, or 2) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.

7.24	INDEMNIFICATION OF PROTOTYPE SPONSOR

Notwithstanding any other provision herein, and except as may be otherwise provided by ERISA, the Employer shall indemnify and hold harmless the Prototype Sponsor, its officers, directors, employees, agents, heirs, executors, successors, and assigns, from and against any and all liabilities, damages, judgments, settlements, losses, costs, charges, or expenses (including legal expenses) at any time arising out of or incurred in connection with any action taken by such parties in the performance of their duties with respect to this Plan, unless there has been a final adjudication of gross negligence or willful misconduct in the performance of such duties. Further, except as may be otherwise provided by ERISA, the Employer will indemnify the Prototype Sponsor from any liability, claim, or expense (including legal expense) that the Prototype Sponsor incurs by reason of, or which results in whole or in part from, the reliance of the Prototype Sponsor on the facts and other directions and elections the Employer, Plan Administrator, or Investment Fiduciary communicates or fails to communicate.

7.25	MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

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SECTION EIGHT: TRUSTEE AND CUSTODIAN

8.01	FINANCIAL ORGANIZATION AS CUSTODIAN

This Section 8.01 applies where the Adopting Employer, by execution of the Adoption Agreement, appoints the entity named therein as Custodian for the Plan, and the entity accepts such appointment, all subject to the terms of the Basic Plan Document. The Adopting Employer represents and warrants to the entity that it has all requisite right, power, and authority and has taken all required actions necessary under the Plan and applicable law to designate the financial organization as Custodian of the Plan pursuant to the terms of the Basic Plan Document. The Employer, Plan Administrator, any Trustee, any other Investment Fiduciary, and the Custodian so appointed shall be bound by all the terms of this Basic Plan Document and Adoption Agreement. Notwithstanding any provision hereof regarding the responsibilities of or granting powers to the Custodian, the Custodian shall serve as a non-discretionary, directed Custodian of the Fund, shall have no discretionary authority with respect to the management or administration of the Plan or the Fund, and will act only as directed by the entity or individual who has such authority.

A.	Responsibilities of the Custodian - The Custodian's responsibilities may be further limited by the Plan Trustee(s) and,

notwithstanding any provision hereof to the contrary, may also be further limited by the terms of a separate agreement between the Custodian and the Adopting Employer. Subject to the previous sentence, the responsibilities of the Custodian shall be limited to the following:

1.
To receive Plan contributions and to hold, invest and reinvest, and distribute the Fund as authorized by the Adopting Employer or its designee without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Custodian to maintain physical custody of stock certificates (or other indicia of ownership of any type of asset) representing assets within the Fund.

2.
To maintain accurate records of contributions, investments, earnings, receipts, disbursements, withdrawals, and other transactions with respect to the Fund, and all accounts, books, and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Employer; provided, however, that the Custodian is given reasonable advance notice of such inspection by the Employer. On direction of the Adopting Employer or Plan Administrator, and if agreed to in writing by the Custodian, the Custodian may provide annual or interim accountings, valuations, or other reports concerning the assets of the custodial account subject to payment of all required additional fees for such reports. The Custodian's accounting will be at the Custodial Account level rather than the Participant level, and the Custodian will not be responsible for Participant-level record-keeping, reporting, or communication unless it agrees to do so in a separate written agreement with the Adopting Employer or Plan Administrator. The Custodian will also furnish the Adopting Employer with such other information as the Custodian possesses and which is necessary for the Adopting Employer to comply with the reporting requirements of ERISA, as applicable. An accounting will be deemed to have been approved by the Adopting Employer unless the Adopting Employer or Plan Administrator objects to the contents of an accounting within sixty (60) days of its mailing or electronic transmission by the Custodian. Any objections must set forth the specific grounds on which they are based. Upon approval, the Custodian shall be forever released from any and all liability with respect to the Account.

3.	To make disbursements from the Fund to Participants or Beneficiaries upon the proper authorization of the Plan Administrator.

4.
To furnish to the Plan Administrator an annual statement which reflects the value of the investments in the custody of the Custodian as of the end of the period and as of any other times as the Custodian and Plan Administrator may agree to in writing, including an agreement regarding the application of additional fees for such additional report.

5.
To invest the Fund only in investment options selected by the Investment Fiduciary. Such selection shall be made from among the types of property which the Prototype Sponsor makes available in Plan Section 7.22(D). Notwithstanding the first sentence of Section 7.22(D), the Prototype Sponsor and not the Custodian is responsible for choosing to make such investments available for investment and for determining the fair market value of each such investment, and the Custodian has determined only that it is functionally and operationally willing and able to provide its services hereunder with respect thereto. The Investment Fiduciary shall be responsible for ensuring compliance with all conditions, limitations, and restrictions concerning investment in any investment option. The Custodian shall place monies or other property received by it in such permitted investments as the Custodian shall be directed from time to time by instructions of the Investment Fiduciary (or Participant, if applicable) provided to it. If Participant direction in Section 7.22(B) of the Plan has been selected, the investment instructions of the Participants shall be aggregated and delivered to the Custodian by the Plan Administrator or its agent. In the absence of Participant direction, the investment instructions of the appropriate Investment Fiduciary shall be delivered to the Custodian by the Plan Administrator or its agent. The Custodian may hold the assets attributable to the Fund in omnibus accounts with assets of other retirement plans for which the Custodian serves as custodian or trustee. Nothing herein shall preclude the Investment Fiduciary from otherwise investing any Plan assets as permitted by the Plan, but the Custodian shall not be Custodian or Trustee thereof or have any duties or responsibilities with respect thereto.

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6.
The Custodian is not obligated to place orders for the investment of the Fund if sufficient cash is not available in the Fund for use in placing such orders. The Custodian is authorized, but is not obligated, to advance funds or to arrange for another financial organization (which may be an affiliate of the Custodian) to advance funds from time to time for the purchase of investment assets, for distributions from the Fund and for other purposes before receipt of sufficient funds (whether contributions or proceeds of the liquidation of other investments). All such advances shall be made subject to the requirements of ERISA and the rules, regulations, rulings, and interpretations thereunder, including but not limited to the U.S. Department of Labor's Prohibited Transaction Class Exemption 80-26, as amended from time to time. If sufficient funds to repay any such advance are not received by the following business day, the Custodian may. in its discretion, then or at any time thereafter before such repayment, sell, redeem, or otherwise liquidate any assets of the Fund in order to repay such advance. Any gain realized upon such liquidation, after payment of any related costs and expenses, shall belong to the Plan. The Employer shall reimburse the Custodian on demand for any portion of any such advance and the related costs and expenses not repaid from the proceeds of the liquidation.

7.
The Custodian shall keep such portion of the Fund in cash or cash balances as may be directed from time to time by the applicable Investment Fiduciary. The Custodian shall not be liable for any interest on any cash balances so maintained nor for interest on any cash or cash balances maintained in the Fund pending investment in accordance with appropriate directions. Monies being transferred to and disbursed by the Custodian may be held in non-interest bearing transaction accounts in financial organizations selected by the Custodian (which may be affiliates of the Custodian) for purposes of collections and processing transfers and disbursements. The Custodian may transfer monies from the Fund to such accounts before issuance of wire transfer orders or checks, drafts, or other instruments payable from such accounts. The Custodian shall not exercise its powers in Plan Section 8.01(B)(1) except pursuant to the instructions of the Investment Fiduciary transmitted to the Custodian.

8.
Should the Investment Fiduciary instruct the Custodian to utilize the services of any broker, dealer, employee, or representative of either, or any other person ("Broker") to render services to the Fund, or should the Custodian require the services of such persons in order to fulfill its obligations pursuant to the Plan, the applicable Investment Fiduciary shall be solely responsible for the selection or designation of such Broker and shall be solely responsible for the acts of such Broker. The Custodian shall fully comply with the written instructions, if of a continuing nature, until revoked.

9.
In connection with payments and disbursements made from the Fund for any purpose, the Custodian shall be responsible for issuing checks or drafts to such parties and for such amounts as the Plan Administrator shall instruct. The Custodian shall be fully protected in making such payments pursuant to such instructions from time to time and shall be charged with no responsibility whatsoever respecting the purposes or propriety of such payments or the application of such monies.

10.
The Custodian shall provide any materials received by it relating to voting securities to the applicable Investment Fiduciary, which shall be responsible for voting securities or arranging for such securities to be voted in accordance with the Plan and applicable law. It is understood that the Custodian shall exercise the powers described in Plan Section 8.01(B) only pursuant to instructions of the Investment Fiduciary transmitted to the Custodian.

11.
The Custodian shall determine or have determined the value of the Fund as of each Valuation Date. The Custodian shall rely exclusively upon, and shall not be responsible for, share and unit values established by third parties, or unit values established by the Custodian in its capacity as a mutual fund recordkeeper, transfer agent, or Custodian to the extent that the Custodian establishes such unit values in reliance on third-party information, including, but not limited to:

(a)	in connection with mutual funds, the net asset value reported to the Custodian by such mutual funds or the transfer or other agents of such mutual funds or any generally recognized pricing service;

(b)	in connection with bank collective funds, the unit value as reported by the trustee of such funds or its agent:

(c)
in connection with policies and contracts with insurance companies or other financial institutions, the book value or other value ascribed to such policies or contracts by the insurance company or its agent or other financial organization or its agent; and

(d)	in connection with publicly traded securities, the market price of such securities as reported to the public in a generally available form.

The Custodian shall have no liability from the failure or delay of any pricing source to provide a valuation as of any Valuation Date. If values for any investment of the Fund are not generally available, the Custodian shall rely upon instructions provided to it by the applicable Investment Fiduciary as to valuation procedures. With respect to the portion of the Fund that is invested by an investment manager or other named fiduciary, the Custodian may conclusively rely upon the value of any securities or other property in that portion of the custodial account as reported to the Custodian by the investment manager or other named fiduciary, for all purposes hereunder.

12.
All records maintained by the Custodian with respect to the Fund shall be held for such period as may be required under applicable law. Upon the expiration of any such required retention period, the Custodian shall have the right to destroy such records. The Custodian shall have the right to preserve all records and accounts in original form, electronically, or on microfilm, magnetic tape, or any other similar process pursuant to applicable federal law and subsequent rules promulgated by the IRS or DOL.

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13.
Except as provided below, the Custodian shall conclusively presume that the Employer, Trustee, Plan Administrator, or other responsible party has made all filings required by law as of the date required. Should the Custodian incur any liability by reason of any party's failure to timely file, the Employer shall indemnify and hold the Custodian, any parent, subsidiary, related corporation, or affiliate of the Custodian, including their respective directors, managers, officers, employees, and agents harmless for any and all liabilities, costs, expenses (including reasonable attorney's fees), and other obligations, including penalties and interest, incurred by the Custodian.

Notwithstanding the provisions of Plan Section 5.11, in connection with the disbursement of assets from the Fund to a Participant, the Custodian shall withhold and remit to the IRS and other applicable taxing authorities the amount of any income tax withholding required by law pursuant to instructions provided by the Plan Administrator.

14.
Except for the disbursement of loan proceeds and reinvestment of loan payments pursuant to instructions received hereunder, under no circumstances shall the Custodian have or be allocated any responsibility for the administration of any Participant loan program in Plan Section 5.16.

B.
Powers of the Custodian - Except as otherwise provided in this Plan, and subject to receipt of instructions from the Adopting Employer. Plan Administrator, or Investment Fiduciary, as appropriate, the Custodian shall have the power, but, in the absence of proper direction as provided in Section 8.01 (A) above, not the duty to take any action with respect to the Fund which it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to. the following powers:

1.
To invest all or a portion of the Fund (including idle cash balances) in time deposits, savings accounts, money market accounts, or similar investments bearing a reasonable rate of interest in the Custodian's own savings department or the savings department of another financial organization;

2.
To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges or subscription rights and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to pay any assessment or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

3.	To hold securities or other property of the Fund in its own name, in the name of its nominee, or in bearer form; and

4.
To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

8.02	TRUSTEE
This Section 8.02 applies where either a financial organization and/or one or more individuals has/have indicated in the Adoption Agreement that it will serve as Trustee with respect to all or a portion of the assets of the Fund. The responsibilities and powers of the Trustee may not be expanded except with its prior written consent and, notwithstanding any provision hereof to the contrary, may be further limited by the terms of a separate agreement between the Trustee and the Adopting Employer. Notwithstanding any provision hereof regarding the responsibilities of or granting powers to the Trustee, a Directed Trustee shall have no discretionary authority with respect to the management or administration of the Plan or the Fund, and will act only as directed by the entity or individual who has such authority.

A.	Responsibilities of the Trustee-The responsibilities of the Trustee shall be limited to the following duties:

1.
To receive Plan contributions and to hold, invest, and reinvest the portion of the Fund for which it serves as Trustee, as authorized by the Employer or its designee, without distinction between principal and interest; provided, however, that nothing in this Plan shall require the Trustee to maintain physical custody of stock certificates (or other indicia of ownership) representing assets within the Fund;

2.	To maintain accurate records of contributions, investments, earnings, receipts, disbursements, withdrawals, and other transactions under the trust;

3.	To make disbursements from the portion of the Fund for which it serves as Trustee to Participants or Beneficiaries upon the proper authorization of the Plan Administrator; and

4.
To furnish to the Plan Administrator a statement which reflects the value of the investments in the custody of the Trustee as of the end of each Plan Year and as of any other times as the Trustee and Plan Administrator may agree in writing.

B.
Powers of the Trustee - Except as otherwise provided in this Plan, the Trustee shall have the power, but, in the absence of proper direction, as provided in Section 8.02(A) above, not the duty to take any action with respect to the portion of the Fund for which it serves as Trustee that it deems necessary or advisable to discharge its responsibilities under this Plan including, but not limited to, the following powers:

1.
To purchase or subscribe for securities or other property and to retain them in trust; to sell any such property at any time held by it for cash or other consideration at such time or times and on such terms and conditions as may be deemed appropriate; to exchange such property and to grant options for the purchase or exchange thereof, and to convey, partition, or otherwise dispose of, with or without covenants, including covenants of warranty of title, any securities or other property free of all trusts; to charge the trust for the cost of all securities purchased or received against a payment and to credit the trust with the proceeds received from the securities sold or delivered against payment. For any trades not settled immediately upon placement, the Trustee shall have the right to sell securities from the trust in a reasonably prudent fashion sufficient to recover any funds advanced;

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2.
To oppose, or consent to and participate in, any plan of reorganization, consolidation, merger, combination, or other similar plan; to oppose or to consent to any contract, lease, mortgage, purchase, sale, or other action by any corporation pursuant to such plan, and to accept and retain any securities or other property issued under any such plan; to deposit any such property with any protective, reorganization or other similar Plan Administrator; to delegate discretionary power thereto and to pay and agree to pay part of its expenses and compensation and any assessments levied with respect to any such securities or other property so deposited;

3.
To assign, renew, extend, or discharge, or to participate in the assignment, renewal, extension, or discharge of any debt, mortgage, or other lien, upon such terms, including a partial release, as may be deemed advisable by the Trustee, and to agree to a reduction in the rate of interest thereon or to any other modification or change in the terms thereof or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed in the best interest of the Fund; to waive any default, whether in the performance of any covenant or condition of any note, bond, or mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure and to exercise and enforce, in any action, suit, or proceeding at law or in equity, any rights or remedies in respect of any debt, mortgage, lien, or guarantee;

4.	To exercise all conversion and subscription rights pertaining to any securities or other property;

5.	To collect and receive any and all moneys, securities, or other property of whatsoever kind or nature due or owing or belonging to the Fund and to give full discharge and acquittance therefore;

6.
To exercise, personally or by general or limited power of attorney, any right, including the right to vote or grant proxies, discretionary or otherwise, appurtenant to any assets held by the trust, and the right to participate in voting trusts with other stockholders. The Plan Administrator shall have responsibility for instructing the Trustee as to voting such shares and the tendering of such shares, by proxy or in person, except to the extent such responsibility is delegated to another person, under the terms of the Plan or under an agreement between the Adopting Employer and an investment manager, in which case such persons shall have such responsibility. In no event shall the Trustee be responsible for the voting or tendering of shares of securities held in the trust or for ascertaining or monitoring whether or how proxies are voted or whether the proper number of proxies is received;

7.
To register any securities or other property held by it hereunder in the name of the Trustee or in the names of nominees with or without the addition of words indicating that such securities or other property are held in a fiduciary capacity, to take and hold the same unregistered or in form permitting transferability by delivery, to deposit or arrange for the deposit of securities in a qualified central depository even though, when so deposited, such securities or other property may be held in the name of the nominee of such depository with other securities deposited therein by other persons, or to deposit or to arrange for the deposit of any securities or other property issued by the United States government, or any agency or instrumentality thereof, with a Federal Reserve bank, provided that the books and records of the Trustee shall at all times disclose that all such securities or other property are part of the Fund;

8.
To settle, compromise, or submit to arbitration, any claims, debts, or damages due or owing to or from the Fund; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Fund so requires, and to represent the Fund in all suits or legal proceedings in any court of law or equity or before any other body or tribunal and to charge against the Fund all reasonable expenses and attorney's fees in connection therewith;

9.
To borrow money from others, excluding the Trustee in its corporate capacity or any party-in-interest, for the purposes of the Fund, and upon such terms and conditions as the Trustee may deem proper, and for the sum so borrowed or advanced, the Trustee may issue its promissory note as Trustee and secure the repayment thereof by creating a lien upon any assets of the Fund;

10.
To invest all or part of the Fund in interest bearing deposits with a bank or similar financial institution related to the Trustee if such bank or other institution is a fiduciary with respect to the Plan, as defined in ERISA, including but not limited to investments in time deposits, savings deposits, certificates of deposit, or time accounts that bear a reasonable interest rate;

11.
To invest and reinvest all or a part of the Fund in any available investments and to dispose of all or any part of the securities or other property that may from time to time or at any time constitute the Fund;

12.
To invest and reinvest all or a portion of the Fund pursuant to an agreement between the Adopting Employer and the Trustee establishing a special designated "pooled investment fund" primarily for the purpose of valuing certain trust assets held by the Trustee in a fiduciary capacity;

13.	To register Fund property in the Trustee's own name, in the name of a nominee, or in bearer form, provided the Trustee's records and accounts show that such property is an asset of the Fund;

14.
To exercise or dispose of any right it may have as the holder of any security, to convert the same into another security, to acquire any additional security or securities, to make any payments, to exchange any security, or to do any other act with reference thereto;

15.	To exchange any property for other property upon such terms and conditions as the Trustee may deem proper, and to give or receive money to effect equality in price;

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16.
To deposit any security with any protective or reorganization committee, to delegate to that committee such power and authority as the Trustee may deem proper, and to agree to pay out of the Fund that portion of the expenses and compensation of that committee as the Trustee may deem proper;

17.	To invest in Qualifying Employer Securities if the Adopting Employer designates Qualifying Employer Securities as a permissible investment option under the Adoption Agreement;

18.	To appoint agents as necessary or desirable, including legal counsel who may be counsel for the Employer;

19.
To hold that portion of the Fund as the Trustee may deem necessary for ordinary administration, the transfer of assets to another trust or fiduciary, pending investment instructions, and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank (including deposits that bear no interest or a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or otherwise is a Fiduciary of the Plan, subject to the rules and regulations governing such deposits, and without regard to the amount of any such deposit);

20.	To retain insurance contracts that are guaranteed investment contracts;

21.
To invest cash balances held by the Trustee, from time to time, in short-term cash equivalents having ready marketability, including but not limited to interest bearing accounts, money market mutual funds, U.S. Treasury bills, commercial paper (including such forms thereof, other than the Trustee's own paper, as may be available through the Trustee's own trust department), certificates of deposit, and similar types of securities; and

22.
Generally to do all such acts, execute all such instruments, initiate such proceedings, and exercise all such rights and privileges with relation to property constituting the Fund as if the Trustee were the absolute owner thereof, and, to the extent not inconsistent with the express provisions hereof, the enumeration of any power herein shall not be by way of limitation, but shall be cumulative and construed as full and complete power in favor of the Trustee. In addition to the authority specifically herein granted, the Trustee shall have such power to do all acts as may be deemed necessary for full and complete management of the Fund and appropriate to carry out the purposes of the Fund, and shall further have all powers and authorities conferred on trustees by the laws of the Trustee's domiciliary state.

8.03	COMPENSATION AND EXPENSES
The Trustee (or Custodian, if applicable) shall receive such reasonable compensation as may be agreed upon by the Trustee (or Custodian, if applicable) and the Adopting Employer. The Trustee (or Custodian, if applicable) shall be entitled to reimbursement by the Employer for all proper expenses incurred in carrying out their duties under this Plan, including reasonable legal, accounting, and actuarial expenses. Such compensation shall include any earnings on funds retained pursuant to Sections 8.01(A)(7) and 8.02(B)(19) hereof in non-interest bearing accounts and any such earnings shall not become a part of the Fund. The Adopting Employer expressly acknowledges that the ability of the Trustee or the Custodian, as applicable, and any affiliated financial organization of the foregoing, to earn income on amounts held in such non-interest bearing accounts has been taken into consideration in establishing the Trustee's or Custodian's fees hereunder. If not paid by the Employer, all such compensation and expenses may be charged against the Fund. Notwithstanding the foregoing, a Participant shall not be entitled to compensation even if they serve in the capacity as a Trustee (or Custodian, if applicable).

The Trustee (or Custodian, if applicable) shall be reimbursed by the Employer or from the Fund for all taxes of any kind whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the Fund. The Trustee (or Custodian, if applicable) shall promptly notify the Employer with regard to any levies or tax assessments that it receives on any income or property maintained in the Fund and, unless notified to the contrary by the Employer within ninety (90) days, shall pay any such levies or assessments. If the Employer notifies the Trustee (or Custodian, if applicable) within said period that it is its opinion or the opinion of counsel that such levies or assessments are invalid or that they should be contested, then the Trustee (or Custodian, if applicable) shall take whatever action concerning payment of the levy or assessment as is indicated in the notice received by the Trustee (or Custodian, if applicable); provided, however, that the Employer, and not the Trustee (or Custodian, if applicable), shall be responsible for contesting any such levies or assessments or litigating any such claims.

8.04	NO OBLIGATION TO QUESTION DATA
The Employer shall furnish the Trustee (or Custodian, if applicable) and Plan Administrator the information which each party deems necessary for the administration of the Plan including, but not limited to, changes in a Participant's status, eligibility, mailing addresses and other such data as may be required. The Trustee (or Custodian, if applicable) and Plan Administrator shall be entitled to act on such information as is supplied them and shall have no duty or responsibility to further verify or question such information.

8.05	RESIGNATION
Any person serving as Trustee or Custodian may resign at any time by giving thirty (30) days advance written notice to the Adopting Employer. The resignation shall become effective thirty (30) days after receipt of such notice unless a shorter period is agreed upon. If the Adopting Employer fails to appoint a successor Trustee or Custodian following notice of resignation, the Trustee (or Custodian, if applicable) shall have the power to appoint a successor Trustee (or Custodian, if applicable).

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The Adopting Employer may remove any Trustee (or Custodian, if applicable) at any time by giving written notice to such Trustee (or Custodian, if applicable) and such removal shall be effective thirty (30) days after receipt of such notice unless a shorter period is agreed upon. The Adopting Employer shall have the power to appoint a successor Trustee (or Custodian, if applicable). In the event the Trustee (or Custodian, if applicable) is removed, resigns, dies, or becomes incapacitated and the Adopting Employer will not or cannot appoint a successor Trustee (or Custodian, if applicable) within a reasonable period of time thereafter, a majority of Participants in the Plan shall have the authority to appoint a successor Trustee (or Custodian, if applicable) but shall not be obligated to do so if engaging a majority of Participants would result in unreasonable time, expense, or administrative burden. If a majority of Participants either do not appoint a new Trustee (or Custodian, if applicable) within a reasonable period of time (determined by the Prototype Sponsor in its complete and sole discretion) or request the Prototype Sponsor to appoint a new Trustee (or Custodian, if applicable), the Prototype Sponsor shall have the authority to appoint a successor Trustee (or Custodian, if applicable).

Upon such resignation or removal, if the resigning or removed Trustee (or Custodian, if applicable) is the sole Trustee (or Custodian, if applicable), they shall transfer all of the assets of the Fund then held by such Trustee (or Custodian, if applicable) as expeditiously as possible to the successor Trustee (or Custodian, if applicable) after paying or reserving such reasonable amount as they shall deem necessary to provide for the expense in the settlement of the accounts and the amount of any compensation due them and any sums chargeable against the Fund for which they may be liable. If the Funds as reserved are not sufficient for such purpose, then they shall be entitled to reimbursement from the successor Trustee (or Custodian, if applicable) out of the assets in the successor Trustee's (or Custodian's, if applicable) hands under this Plan. If the amount reserved shall be in excess of the amount actually needed, the former Trustee (or Custodian, if applicable) shall return such excess to the successor Trustee (or Custodian, if applicable).

Upon receipt of the transferred assets, the successor Trustee (or Custodian, if applicable) shall thereupon succeed to all of the powers and responsibilities given to the Trustee (or Custodian, if applicable) by this Plan.

Where a financial organization is serving as Trustee (or Custodian, if applicable) and it is merged with or bought by another organization (or comes under the control of any federal or state agency), that organization shall serve as the successor Trustee (or Custodian, if applicable) of this Plan, but only if it is the type of organization that can so serve under applicable law. Notwithstanding anything herein to the contrary, the Trustee (or Custodian, if applicable) or any subsequent assignees may, by prior written notice to the Employer, and without the need for the Employer's consent or prior approval, assign all or any part of its rights and obligations under this Plan to any affiliate (which term includes, without limitation, any parent, subsidiary, or sister entity) of the Trustee (or Custodian, if applicable) or the assignee.

Where the Trustee or Custodian is serving as a nonbank trustee or custodian pursuant to Treasury Regulation 1.408-2(e), the Adopting Employer will appoint a successor Trustee (or Custodian, if applicable) upon notification by the Commissioner of Internal Revenue that such substitution is required because the Trustee (or Custodian, if applicable) has failed to comply with the requirements of Treasury Regulation 1.408-2(e) or is not keeping such records or making such returns or rendering such statements as are required by forms or regulations.

8.06	DEGREE OF CARE - LIMITATIONS OF LIABILITY
The Trustee (or Custodian, if applicable) shall be under no duty to take any action other than its express responsibilities under this Plan unless the responsible party under the terms of the Plan shall furnish the Trustee (or Custodian, if applicable) with written instructions; provided that in no event may the Trustee's (or Custodian's, if applicable) responsibilities be expanded except with its prior written consent. Any instructions hereunder may be delivered to the Trustee (or Custodian, if applicable) directly by the responsible party or by other mutually agreed upon parties. The Trustee (or Custodian, if applicable) shall not be liable for any action taken or omitted by it in good faith in reliance upon any instructions received hereunder or any other notice, request, consent, certificate, or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. A Directed Trustee (or Custodian, if applicable) shall have no duty to inquire into the purpose or propriety of any order, instruction, or other communication received hereunder and may conclusively presume that any such order, instruction, or other communication is accurate and complete. The Trustee (or Custodian, if applicable) shall not be responsible for determining that all instructions provided to the Trustee (or Custodian, if applicable) are being given by the appropriate party and are in proper form under the provisions of the Plan and applicable law. The Trustee (or Custodian, if applicable) may conclusively presume that any instructions received have been duly authorized by the Employer, Investment Fiduciary, Plan Administrator, Trustee, or Participant, as applicable, pursuant to the terms of the Plan and applicable law.

The Trustee (or Custodian, if applicable) shall not be responsible for the validity or effect or the qualification under the Code or the Plan. The Trustee (or Custodian, if applicable) shall not be required to take any action upon receipt of any notice from the IRS or other taxing authority (unless such notice relates to the performance of the Trustee (or Custodian, if applicable) responsibilities in Plan Sections 8.01(A) or 8.02(A)) except to promptly forward a copy thereof to the Employer. Further, it is specifically understood that the Trustee (or Custodian, if applicable) shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become a Participant or remain a Participant hereunder, the amount of benefit to which a Participant or Beneficiary shall be entitled to receive hereunder, whether a distribution to Participant or Beneficiary is appropriate under the terms of the Plan, the size and type of any policy to be purchased from any insurer for any Participant hereunder, or any other similar matters, it being understood that all such responsibilities under the Plan are vested in the Plan Administrator.

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8.07	INDEMNIFICATION OF TRUSTEE AND CUSTODIAN
Notwithstanding any provision hereof, the Adopting Employer hereby agrees to indemnify, defend, and hold the Trustee (or Custodian, as applicable), and its affiliates, and their respective directors, managers, officers, employees, agents, and other representatives harmless from any losses, costs, expenses, fees, liabilities, damages, claims, suits, or actions and appeals thereof resulting from their reliance upon any certificate, notice, confirmation, or instruction purporting to have been delivered by a representative of the Adopting Employer or the Plan that has been duly identified to the Trustee (or Custodian, as applicable) in a manner required or accepted by such Trustee (or Custodian, as applicable) ("Designated Representative"). The Adopting Employer waives any and all claims of any nature it now has or may have against the Trustee (or Custodian, as applicable) and its affiliates, and their respective directors, managers, officers, employees, agents, and other representatives, which arise, directly or indirectly, from any action that it takes in good faith in accordance with any certificate, notice, confirmation, or instruction from a Designated Representative of the Adopting Employer. The Adopting Employer also hereby agrees to indemnify, defend, and hold the Trustee (or Custodian, as applicable), and any parent, subsidiary, related corporation, or affiliates of the Trustee (or Custodian, as applicable), including their respective directors, managers, officers, employees, agents, and other representatives, harmless from and against any and all loss, costs, damages, liability, expenses, or claims of any nature whatsoever, including but not limited to legal expenses, court costs, legal fees, and costs of investigation, including appeals thereof, arising, directly or indirectly, out of any loss or diminution of the Fund resulting from changes in the market value of the Fund assets; reliance, or action taken in reliance, on instructions from the Adopting Employer or its Designated Representative; any exercise or failure to exercise investment direction authority by the Adopting Employer or by its Designated Representative; the Trustee's or Custodian's refusal on advice of counsel to act in accordance with any investment direction by the Adopting Employer or its Designated Representative; any other act or failure to act by the Adopting Employer or its Designated Representative; any prohibited transaction or plan disqualification of a Qualified Plan due to any actions taken or not taken by the Trustee (or Custodian, as applicable), in reliance on instructions from the Adopting Employer or its Designated Representative; or any other act the Trustee (or Custodian, as applicable), takes in good faith hereunder that arises under the Plan or the administration of the Fund.

The Trustee (or Custodian, as applicable), shall not be liable to the Adopting Employer for any act, omission, or determination made in connection with this Agreement except for its gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Trustee (or Custodian, as applicable) shall not be liable for any losses arising from its compliance with instructions from the Adopting Employer or its Designated Representative; for executing, failing to execute, failing to timely execute, or for any mistake in the execution of any instructions, unless such action or inaction is by reason of the gross negligence or willful misconduct of the Trustee (or Custodian, as applicable).

The Trustee (or Custodian, if applicable) shall be accountable only for monies or property actually received by it. If any portion of the Fund is held by another custodian or trustee, the term "Fund" herein shall mean only that portion of the Fund from time to time held by the applicable Trustee or Custodian. The Trustee (or Custodian, if applicable) shall not be deemed accountable, responsible, or liable for the acts or omissions of any other custodian or trustee of the Plan. The Trustee (or Custodian, if applicable) shall have no duty or responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the collection thereof, the transmittal of the same to the Trustee (or Custodian, if applicable), or compliance with any statute, regulation, or rule applicable to such contributions. A Directed Trustee (or a Custodian, if applicable) shall have no discretion as to investment of the Fund or administration of the Plan and shall not be deemed a "fiduciary" as that term is used in ERISA. The Trustee (or Custodian, if applicable) is signing the Adoption Agreement solely to signify its acceptance of appointment as Trustee (or Custodian, if applicable) and the Employer shall have sole responsibility for the accuracy, completeness, legal sufficiency, and due execution thereof, including consulting with legal counsel and tax advisors as the Employer deems appropriate in connection therewith.

The provisions of this Plan Section 8.07 shall survive the termination or amendment of the Plan.

8.08	MISCELLANEOUS

A.
Governing Law-To the extent not preempted by ERISA, Plan Sections 8.01 and 8.02 shall be construed and enforced, to the extent possible, according to the laws of the State in which the Custodian or Trustee maintains its principle place of business and all provisions hereof shall be administered according to the laws of said State and any federal laws, regulations or rules which may from time to time be applicable.

B.
Necessary Parties - To the extent permitted by law, only the Employer and the Trustee (or Custodian, if applicable) shall be necessary parties in any application to the courts for an interpretation of Section 8.01 or 8.02 or for an accounting by the Trustee (or Custodian, if applicable), and no other Plan Fiduciary, Participant, Beneficiary, or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming in Plan Sections 8.01 or 8.02.

C.
Force Majeure - The Trustee (or Custodian, if applicable) shall not be responsible or liable for the failure or delay in performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, or that could not be avoided by the exercise of due care, such as an act of God or any mechanical, electronic, or communications failure.

D.	Agents - In performing its obligations under this Plan, the Trustee (or Custodian, if applicable) shall be entitled to employ suitable agents, counsel, sub-custodians, and other service providers.

SECTION NINE: ADOPTING EMPLOYER SIGNATURE

Section Nine of the Plan Adoption Agreement must contain the signature of an authorized representative of the Adopting Employer evidencing the Employer's agreement to be bound by the terms of the Basic Plan Document, Adoption Agreement, and, if applicable, separate trust or custodial agreement.

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